UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                                  )      Chapter 11 Cases
                                        )
FOAMEX INTERNATIONAL INC., et al.,      )      Case No. 05-12685 (KG)
                                        )
                                        )      (Jointly Administered)
                          Debtors.      )


             SECOND AMENDED DISCLOSURE STATEMENT FOR DEBTORS' SECOND
            AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF
                               THE BANKRUPTCY CODE

                      PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                      Alan W. Kornberg
                      Brian S. Hermann
                      Justin G. Brass
                      Ephraim I. Diamond
                      1285 Avenue of the Americas
                      New York, New York  10019-6064
                      (212) 373-3000

                      -and-

                      YOUNG CONAWAY STARGATT & TAYLOR, LLP
                      Pauline K. Morgan (No. 3650)
                      Joseph M. Barry (No. 4221)
                      1000 West Street, 17th Floor
                      P.O. Box 391
                      Wilmington, Delaware 19801
                      (302) 571-6600

                      Attorneys for the Debtors and Debtors in Possession

Dated:   Wilmington, Delaware
         November 27, 2006

                                TABLE OF CONTENTS

                                                                                                      Page

I. INTRODUCTION..........................................................................................2
         A.       Holders of Claims and Interests Entitled to Vote.......................................5
         B.       Voting Procedures......................................................................6
         C.       Confirmation Hearing...................................................................7

II. OVERVIEW OF THE PLAN.................................................................................8

III. OVERVIEW OF CHAPTER 11.............................................................................19

IV. COMPANY BACKGROUND..................................................................................19
         A.       The Debtors...........................................................................19
         B.       The Debtors' Businesses...............................................................20
         C.       The Debtors' Prepetition Capital Structure............................................21

V. EVENTS LEADING TO COMMENCEMENT OF THE CHAPTER 11 CASES...............................................23

VI. THE CHAPTER 11 CASES................................................................................26
         A.       Significant "First Day" Motions.......................................................26
         B.       DIP Credit Facilities.................................................................26
         C.       Official Committee of Unsecured Creditors.............................................27
         D.       Ad Hoc Committee of Senior Secured Noteholders........................................27
         E.       Ad Hoc Shareholder Committee..........................................................27
         F.       Changes in the Debtors' Senior Management.............................................28
         G.       The Debtors' Motion to Preserve Net Operating Losses..................................29
         H.       Claims Process........................................................................32
         I.       Assumption/Rejection of Leases and Executory Contracts................................35
         J.       Reclamation Claims....................................................................37
         K.       KERP..................................................................................38
         L.       Litigation with PMC, Inc..............................................................39
         M.       Incentive Plan for the Foamex's Salaried Employees....................................41
         N.       Senior Secured Note Premium Claim Litigation..........................................41

VII. CHAPTER 11 PLAN PROCESS............................................................................49
         A.       History of the Second Amended Plan....................................................49

VIII.  SUMMARY OF THE PLAN..............................................................................51
         A.       Introduction..........................................................................51
         B.       Classification and Treatment of Administrative Claims, Claims and
                  Equity Interests Under the Plan.......................................................52

                                       (i)

         C.       Voting on Plan........................................................................63
         D.       Distributions.........................................................................63
         E.       Objections to and Resolution of Claims................................................64
         F.       Estimation............................................................................66
         G.       Administrative Claims of Indenture Trustees...........................................66
         H.       Cancelation and Surrender of Existing Securities and Agreements.......................67
         I.       Nonconsensual Confirmation............................................................67
         J.       Provisions Regarding Corporate Governance and Management of the Reorganized
                  Debtors...............................................................................67
         K.       Securities to be Issued Pursuant to the Plan..........................................70
         L.       Powers of Officers....................................................................72
         M.       Corporate Reorganization..............................................................72
         N.       Substantive Consolidation.............................................................72
         O.       Provisions Regarding Means of Implementation, Voting, Distributions and
                  Treatment of Disputed, Contingent and Unliquidated Claims.............................74
         P.       Effect of Confirmation of the Plan....................................................77
         Q.       Retention of Jurisdiction.............................................................83
         R.       Miscellaneous Provisions..............................................................84
         S.       Executory Contracts and Unexpired Leases..............................................86
         T.       Benefit Plans.........................................................................87
         U.       Confirmation and Effectiveness of the Plan............................................88

IX. FINANCIAL PROJECTIONS...............................................................................91

X.       CERTAIN RISK FACTORS TO BE CONSIDERED..........................................................94
         A.       Projected Financial Information.......................................................94
         B.       Risks Related to the Debtors' Business and Operations.................................95
         C.       Ability to Refinance Certain Indebtedness and
                  Restrictions Imposed by Indebtedness..................................................97
         D.       Certain Bankruptcy Law Considerations.................................................98
         E.       Certain Risks Relating to the Post-Effective Date Common Stock........................98
         F.       Risks Relating to the Rights Offering................................................102

XI. CONFIRMATION PROCEDURE.............................................................................105
         A.       Solicitation of Votes................................................................105
         B.       The Confirmation Hearing.............................................................105
         C.       Confirmation.........................................................................107

XII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.........................................109
         A.       Liquidation Under Chapter 7..........................................................109
         B.       Alternative Plan of Reorganization or Plan of Liquidation............................109

XIII. SECURITIES LAW MATTERS...........................................................................110
         A.       General..............................................................................110

                                      (ii)



         B.       Rule 144.............................................................................110
         C.       Subsequent Transfers of Securities -- State Laws.....................................111
         D.       Registration Rights..................................................................111

XIV. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN...............................................112
         A.       Scope of This Summary................................................................112
         B.       Consequences to the Debtors..........................................................113
         C.       Consequences to Equityholders........................................................118
         D.       Consequences to Creditors............................................................119
         E.       Information Reporting; Backup Withholding Tax........................................120

XV. CONCLUSION.........................................................................................121

EXHIBITS

                                     (iii)

     ALL CREDITORS AND SHAREHOLDERS ARE ADVISED AND ENCOURAGED TO READ THIS SECOND AMENDED DISCLOSURE STATEMENT AND THE SECOND AMENDED PLAN OF REORGANIZATION IN THEIR ENTIRETY. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE FOLLOWING SUMMARY, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, EXHIBITS ANNEXED TO THE PLAN, THE PLAN SUPPLEMENT, THIS DISCLOSURE STATEMENT AND ALL EXHIBITS TO THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER SUCH DATE. THOSE THAT ARE ENTITLED TO VOTE ON THE PLAN SHOULD READ CAREFULLY THE "RISK FACTORS" SECTION HEREOF BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SEE
ARTICLE X BELOW, "CERTAIN RISK FACTORS TO BE CONSIDERED."

     THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE LAW. THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING CLAIMS OR EQUITY INTERESTS IN THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN THE LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

     THIS DISCLOSURE STATEMENT IS NOT AN OFFER OF SALE FOR ANY SECURITIES. A REGISTRATION STATEMENT IN RESPECT OF THE ADDITIONAL COMMON STOCK PROPOSED TO BE OFFERED PURSUANT TO THE RIGHTS OFFERING AND THE CALL OPTION TO BE CREATED PURSUANT TO THE SECOND AMENDED PLAN IS BEING FILED WITH THE SEC.

     THE INFORMATION IN THIS DISCLOSURE STATEMENT IS BEING PROVIDED SOLELY FOR PURPOSES OF VOTING TO ACCEPT OR REJECT THE PLAN. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY ENTITY FOR ANY OTHER PURPOSE.

     THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE PLAN SUMMARY IN THIS DISCLOSURE STATEMENT. ALL EXHIBITS TO THIS DISCLOSURE STATEMENT ARE

INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

     AS  TO  CONTESTED  MATTERS,  EXISTING  LITIGATION  INVOLVING,  OR  POSSIBLE
ADDITIONAL LITIGATION TO BE BROUGHT BY, OR AGAINST, THE DEBTORS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, A STIPULATION, OR A WAIVER, BUT RATHER AS A STATEMENT MADE WITHOUT PREJUDICE SOLELY FOR SETTLEMENT PURPOSES, WITH FULL RESERVATION OF RIGHTS, AND IS NOT TO BE USED FOR ANY LITIGATION PURPOSE WHATSOEVER BY ANY PERSON, PARTY OR ENTITY. AS SUCH, THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY IN INTEREST, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, FINANCIAL OR OTHER EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS.

                                       I.

                                  INTRODUCTION

     On September 19, 2005 (the "Petition Date"), Foamex International Inc. ("Foamex International"), Foamex L.P., Foamex Latin America, Inc. ("Foamex Latin America"), Foamex Asia, Inc. ("Foamex Asia"), FMXI, Inc. ("FMXI"), Foamex Carpet Cushion LLC ("Foamex Carpet Cushion"), Foamex Capital Corporation ("Foamex Capital"), Foamex Mexico, Inc. ("Foamex Mexico") and Foamex Mexico II, Inc. ("Foamex Mexico II") (each a "Debtor," and collectively, the "Debtors" or "Foamex")(1) filed their petitions for relief under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Court").(2)

     On December 23, 2005, the Debtors filed their proposed joint plan of reorganization, dated December 23, 2005 (the "Original Plan"), which set forth the manner in which Claims against and Equity Interests in the Debtors would be treated. Concurrently with the Original Plan, the Debtors filed a disclosure statement (the


-------------------------------

(1) In addition to the Debtors, on or about the Petition Date, Foamex Canada Inc., a wholly-owned non-debtor subsidiary of Foamex L.P., sought and obtained an interim, and later, a final, order from the Ontario Superior Court of Justice recognizing the Chapter 11 Cases as "foreign proceedings" for purposes of Section 18.6 of the Companies' Creditors Arrangement Act (the "Recognition Order"). The Recognition Order provides for, among other things, (a) a limited duration stay of any enforcement action or proceeding with respect to Foamex Canada Inc. and its property on the terms described therein, which has been extended through January 15, 2007, and may be further extended by order of the Ontario Superior Court of Justice, and (b) authorization allowing Foamex Canada Inc. to guarantee the Debtors' obligations arising under the DIP Credit Facilities and to grant liens on its assets as security therefor.


(2) All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Plan.

"Original Disclosure Statement") describing certain aspects of the Original Plan, the Debtors' business and related matters.

     The Debtors' first amended plan and first amended disclosure statement were filed on October 23, 2006, and amend and supercede in all respects the Original Plan and Original Disclosure Statement, respectively. The Debtors filed their second amended plan (the "Plan") and this second amended disclosure statement (the "Disclosure Statement") on November 27, 2006. The Plan and this Disclosure Statement amend and supercede in all respects all previously filed versions. This Disclosure Statement describes certain aspects of the Plan, the Debtors' business and related matters.

     After a careful review of Foamex's business and its prospects as a going concern, Foamex, in consultation with its legal and financial advisors, concluded that recoveries to Creditors and Equityholders would be maximized by Foamex's continued operation as a going concern under the terms of the Plan. In other words, Foamex is worth more to its Creditors and Equityholders as a going concern than upon liquidation.

     To achieve such higher value, the Plan  contemplates  (among other things):
(i) payment in full in Cash to holders of Allowed (a) Administrative Claims, (b) Priority Tax Claims, (c) DIP Financing Claims, (d) Other Priority Claims and (e) Other Secured Claims (or, at the Debtors' option, the reinstatement of such Allowed Other Secured Claim or the return of collateral securing such Allowed Other Secured Claim); (ii) if Class 3 votes to accept the Plan, then each holder of an Allowed Senior Secured Note Claim shall receive, in addition to any deemed receipt of its pro rata share of the Senior Secured Notes Adequate Protection Professional Payments, Cash in an amount equal to such holder's Allowed Senior Secured Note Base Claim plus Post-Petition Interest and such holder's pro rata share of the Senior Secured Note Premium Settlement Amount; (iii) if Class 3 votes to reject the Plan, then the Senior Secured Note Base Claim plus Post-Petition Interest shall be Allowed; however, the Senior Secured Note Premium Claim shall be Disputed; (iv) payment in full in Cash to Senior Subordinated Noteholders in an amount equal to their Senior Subordinated Notes Claims plus Post-Petition Interest; (v) payment in full in Cash to holders of Allowed General Unsecured Claims in an amount equal to their Allowed General Unsecured Claims plus Post-Petition Interest; (vi) that all Unliquidated Claims shall be determined and satisfied, to the extent required, in the ordinary course of business by the Reorganized Debtors, without the need for Court approval, including where applicable, through access to available insurance;
(vii) allowing holders of Equity Interests in Surviving Debtor Subsidiaries to retain such interests; (viii) converting each share of Existing Preferred Stock in Foamex International to the extent still outstanding immediately prior to the Effective Date into 100 shares of Additional Common Stock; and (ix) the continuation (subject to dilution) of the Existing Common Stock and Other Common Equity Interests in Foamex International.

     In order to achieve the results contemplated by the Plan, the Debtors need to raise a significant amount of new money. As discussed in more detail below, the Debtors have secured commitments for both debt and equity financing on favorable terms and in amounts sufficient to fund the payments required under the Plan. Such funding includes (i) debt financing in the form of Exit
Facilities with combined commitments of up to $790 million and (ii) equity financing of $150 million in the form of a Rights Offering, along with a commitment from certain existing holders of equity interests in Foamex International or their designees that are reasonably acceptable to Foamex International to purchase New Preferred Stock or Additional Common Stock under the Plan should the Rights Offering raise less than $150 million. Continued access to such funding sources up to the Effective Date is critical to the success of the Plan. For a more detailed discussion of the Rights Offering and Equity Commitment Agreement see Article VIII.O.

     This Disclosure Statement is submitted, pursuant to section 1125 of the Bankruptcy Code, to holders of Interests that are entitled to vote on the Plan in connection with (i) the solicitation of acceptances of the Debtors' Plan and
(ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") scheduled for January 18, 2007, at 1:00 p.m., prevailing Eastern Time.

     Attached as Exhibits to this Disclosure Statement are copies of the following:

     o    The Plan (Exhibit A); -

     o An Order of the Court (excluding the exhibits thereto) dated November 27, 2006 (the "Disclosure Statement Order"), among other things, approving the Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);

     o    Foamex's Financial Projections (Exhibit C);

     o A copy of the Exit Facility Commitment Letter and related term sheets (Exhibit D); and

     o A joint letter supporting confirmation of the Plan from the Ad Hoc Committee of Senior Secured Noteholders and the Senior Secured Notes Indenture Trustee (Exhibit E).

     In addition, Foamex's Annual Report on Form 10-K for the fiscal year ended January 1, 2006 and Foamex's Quarterly Reports on Form 10-Q for the quarters of fiscal year 2006 ended on April 2, 2006, July 2, 2006 and October 1, 2006, respectively, are available for inspection online at www.foamex.com or Foamex's dedicated webpage on Bankruptcy Services, LLC's website at www.bsillc.com.

     A Ballot for, among other things, the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders of Claims and Interests that are entitled to vote to accept or reject the Plan.

     By order dated November 27, 2006, after notice and a hearing, the Court signed the Disclosure Statement Order, determining that the Disclosure Statement contains "adequate information" as that term is defined in section 1125 of the Bankruptcy Code. Section 1125(a)(1) of the Bankruptcy Code defines "adequate information" as "information of a kind and in sufficient detail, as far as is reasonably practicable in light of the nature and the history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of holders of claims or interests of the relevant class to make an informed judgment about the plan." NO STATEMENTS OR INFORMATION CONCERNING THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY HAVE BEEN AUTHORIZED OTHER THAN THE STATEMENTS AND INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND THE INFORMATION ACCOMPANYING THIS DISCLOSURE STATEMENT. ALL OTHER STATEMENTS REGARDING THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER WRITTEN OR ORAL, ARE UNAUTHORIZED.

     APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

     The Disclosure Statement Order sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, for making any elections as provided thereon, the record date for voting purposes, and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim or Interest that is entitled to vote on the Plan should read in their entirety the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballots before voting on the Plan. These documents contain, among other things, important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

     A.   Holders of Claims and Interests Entitled to Vote

     Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired are entitled to vote to accept or reject a proposed chapter 11 plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or equity interests are impaired but are not entitled to receive or retain any property on account of such claims or equity interests are deemed to have rejected the plan and similarly are not entitled to vote to accept or reject the plan.

     Classes 1 (Other  Priority  Claims),  2 (Other Secured  Claims),  4 (Senior
Subordinated Note Claims), 5 (General Unsecured Claims), 6 (Unliquidated Claims), 7 (Intercompany Claims), 8 (Equity Interests in Surviving Debtor Subsidiaries) and 11 (Other Common Equity Interests in Foamex International) under the Plan are unimpaired. Pursuant to section 1126(f) of the Bankruptcy Code, holders of Claims in Classes 1, 2, 4 through 8 and 11 are conclusively deemed to have accepted the Plan and therefore may not vote to accept or reject the Plan. Classes 3 (Senior Secured Note Claims), 9 (Existing Preferred Stock) and 10 (Existing Common Stock) under the Plan are Impaired. Holders of such Allowed Senior Secured Note Claims, Existing Preferred Stock and Existing Common Stock, as of the Record Date, are entitled to vote to accept or reject the Plan. ACCORDINGLY, BALLOTS TO ACCEPT OR REJECT THE PLAN ARE BEING PROVIDED TO HOLDERS OF SENIOR SECURED NOTE CLAIMS, EXISTING PREFERRED STOCK AND EXISTING COMMON STOCK IN CLASSES 3, 9 AND 10, RESPECTIVELY.

     The Bankruptcy Code defines "acceptance" of a plan by (i) a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and represent more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan and (ii) a class of interests as acceptance by holders of such interests in that class that hold at least two-thirds in amount that cast ballots for acceptance or rejection of the plan. For a more detailed description of the requirements for confirmation of the Plan, see Article XI below.

     In the event that Class 3, 9 or 10 votes to reject the Plan, section 1129(b) permits the Court to confirm a plan of reorganization notwithstanding the nonacceptance of a plan by one or more Impaired Classes of Claims or Equity Interests. Under that section, a plan may be confirmed if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Article XI.C below.

     For a summary of the treatment of each Class of Claims and  Interests,  see
Article II below.

     B.   Voting Procedures

     If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold a Claim or Interest in more than one Class, you will receive separate Ballots that must be used for each separate Class. Please vote and return your Ballot(s).

     If you received a Ballot from a broker, bank or other institution, return the completed Ballot(s) to such broker, bank or other institution promptly so that it can be forwarded to the Debtors' voting tabulation agent, Bankruptcy Services, LLC. If you received a Ballot(s) from the Debtors, please vote and return your Ballot(s) directly to the following address:

                           Bankruptcy Services, LLC
                           Attn:  Foamex Balloting
                           757 Third Avenue, 3rd Floor
                           New York, NY 10017
                           Tel.:  (646) 282-2500

     DO NOT RETURN YOUR SENIOR SECURED NOTES OR ANY EQUITY SECURITIES THAT YOU MAY HAVE WITH YOUR BALLOT(S).

     TO BE COUNTED OR TO EXERCISE ANY ELECTIONS PROVIDED ON SUCH BALLOT, YOUR BALLOT(S) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN OR THE EXERCISE OF ANY ELECTIONS MUST BE ACTUALLY RECEIVED NO LATER THAN 4:00 P.M., PREVAILING EASTERN TIME, ON JANUARY 4, 2007.

     Pursuant to the Disclosure Statement Order, the Court set November 15, 2006, as the record date (the "Voting Record Date") for voting on the Plan. Accordingly, only holders of record as of November 15, 2006 that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.
IMPORTANT:  THE VOTING  RECORD  DATE MAY DIFFER  FROM THE  SEPARATE  RECORD DATE
ESTABLISHED FOR PARTICIPATION IN THE RIGHTS OFFERING THAT WILL TAKE PLACE PURSUANT TO, AND IN CONNECTION WITH, THE PLAN. THE RECORD DATE ESTABLISHED FOR THE RIGHTS OFFERING, AND NOT THE VOTING RECORD DATE, WILL DETERMINE THOSE HOLDERS OF THE EXISTING COMMON STOCK AND EXISTING PREFERRED STOCK THAT ARE ELIGIBLE TO PARTICIPATE IN THE RIGHTS OFFERING. For a summary of the Rights Offering, see Article VII.A.4.

     If you are a holder of a Claim or Interest entitled to vote on the Plan and did not receive a Ballot(s), received a damaged Ballot(s) or lost your Ballot(s), or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Bankruptcy Services, LLC at (646) 282-2500 from 9 a.m. to 6 p.m., prevailing Eastern Time, Monday through Friday.

     C.   Confirmation Hearing

     Pursuant to section 1128 of the Bankruptcy Code, the Court has scheduled a hearing to consider confirmation of the Plan for January 18, 2007 at 1:00 p.m.
prevailing Eastern Time before the Honorable Kevin Gross, United States Bankruptcy Court, 844 N. King Street, Courtroom 2B, Wilmington, Delaware 19801 (the "Confirmation Hearing"). The Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before January 4, 2007 at 4:00 P.M., prevailing Eastern Time, in the manner described below in Article XI.B. The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

     THE DEBTORS BELIEVE THAT THE PLAN WILL ENABLE THEM TO REORGANIZE SUCCESSFULLY AND TO ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS, THEIR CREDITORS AND EQUITYHOLDERS. THE DEBTORS URGE THOSE ENTITLED TO VOTE TO ACCEPT THE PLAN.

     IN ADDITION, THE AD HOC COMMITTEE OF SENIOR SECURED NOTEHOLDERS AND THE SENIOR SECURED NOTES INDENTURE TRUSTEE SUPPORT CONFIRMATION OF THE PLAN AND RECOMMEND THAT THE SENIOR SECURED NOTEHOLDERS IN CLASS 3 VOTE TO ACCEPT THE PLAN.

                                      II.

                              OVERVIEW OF THE PLAN

     The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan and the estimated distributions to be received by the holders of Allowed Claims(3) and Equity Interests thereunder. This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                  OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

----------- -------------------- --------------------------------------- ------------------------ ---------------
               Type of Claim
                or Equity                                                Estimated Amount of        Estimated
  Class           Interest                 Treatment                     Allowed Claims             Recovery
  -----           --------                 ---------                     --------------             --------
----------- -------------------- --------------------------------------- ------------------------ ---------------
    --      Administrative       Unimpaired;  except with respect to          $332,645                   100%
            Claims               Administrative  Claims that are Fee
                                 Claims,  each  holder of an Allowed
                                 Administrative  Claim shall receive
                                 (a) Cash in an amount  equal to the
                                 amount     of     such      Allowed
                                 Administrative  Claim on the  later
                                 of the  Initial  Distribution  Date
                                 and the  date  such  Administrative
                                 Claim     becomes     an    Allowed
                                 Administrative  Claim,  or as  soon
                                 thereafter  as is  practicable,  or
                                 (b)  such  other  treatment  as the
                                 Debtors and such holder  shall have
                                 agreed upon,  which treatment shall
                                 be  reasonably  acceptable  to  the
                                 Significant          Equityholders;
                                 provided, however, that
----------- -------------------- --------------------------------------- ------------------------ ---------------
----------------------------------------
(3)  The  estimated  allowed  amount of Allowed  Claims  excludes  Post-Petition
     Interest unless otherwise noted.


                                       8

----------- -------------------- --------------------------------------- ------------------------ ---------------
               Type of Claim
                or Equity                                                Estimated Amount of        Estimated
  Class           Interest                 Treatment                     Allowed Claims             Recovery
  -----           --------                 ---------                     --------------             --------
----------- -------------------- --------------------------------------- ------------------------ ---------------
                                 Allowed       Ordinary       Course
                                 Administrative Claims shall be paid
                                 in full in the  ordinary  course of
                                 business of the Reorganized Debtors
                                 in  accordance  with the  terms and
                                 subject  to the  conditions  of any
                                 agreements  governing,  instruments
                                 evidencing,   or  other   documents
                                 relating to, such transactions.
----------- -------------------- --------------------------------------- ------------------------ ---------------
    --      Priority Tax         Unimpaired;  except  to the  extent     $1,659,565                   100%
            Claims               that  a   holder   of  an   Allowed
                                 Priority  Tax  Claim  agrees  to  a
                                 different treatment, which shall be
                                 reasonably    acceptable   to   the
                                 Significant  Equityholders,  or the
                                 Court   has   previously    ordered
                                 otherwise,   each   holder   of  an
                                 Allowed  Priority  Tax Claim  shall
                                 receive,  at the sole option of the
                                 Reorganized Debtors, (a) Cash in an
                                 amount   equal   to  such   Allowed
                                 Priority     Tax     Claim     plus
                                 Post-Petition Interest on the later
                                 of the  Initial  Distribution  Date
                                 and  the  date  such  Priority  Tax
                                 Claim  becomes an Allowed  Priority
                                 Tax Claim, or as soon thereafter as
                                 is  practicable,   or  (b)  over  a
                                 period     through     the    sixth
                                 anniversary    of   the   date   of
                                 assessment of such Allowed Priority
                                 Tax Claim,  deferred  Cash payments
                                 in an  aggregate  amount  equal  to
                                 such  Allowed  Priority  Tax  Claim
                                 plus Post-Petition  Interest,  plus
                                 interest on such  aggregate  amount
                                 over  such  period at the same rate
                                 as
----------- -------------------- --------------------------------------- ------------------------ ---------------


                                       9

----------- -------------------- --------------------------------------- ------------------------ ---------------
               Type of Claim
                or Equity                                                Estimated Amount of        Estimated
  Class           Interest                 Treatment                     Allowed Claims             Recovery
  -----           --------                 ---------                     --------------             --------
----------- -------------------- --------------------------------------- ------------------------ ---------------
                                 such Post-Petition Interest. All
                                 Allowed  Priority  Tax Claims which
                                 are  not  due  and  payable  on  or
                                 before the Effective  Date shall be
                                 paid  in  the  ordinary  course  of
                                 business,   without   Post-Petition
                                 Interest,  in  accordance  with the
                                 terms thereof.
----------- -------------------- --------------------------------------- ------------------------ ---------------
    --      DIP Financing        Unimpaired;  except  to the  extent     $130,313,400(4)              100%
            Claims               that   the   holders   of  the  DIP
                                 Financing  Claims  and the  Debtors
                                 agree  to  a  different  treatment,
                                 which    shall    be     reasonably
                                 acceptable   to   the   Significant
                                 Equityholders,  the  holders of the
                                 DIP  Financing   Claims,  or  their
                                 designees, shall receive payment in
                                 full in  Cash of all DIP  Financing
                                 Claims    in   full    and    final
                                 satisfaction thereof other than the
                                 obligations under the indemnity and
                                 other  provisions of the DIP Credit
                                 Facilities   that  by  their  terms
                                 survive the  termination of the DIP
                                 Credit Facilities.
----------- -------------------- --------------------------------------- ------------------------ ---------------
    1       Other Priority       Unimpaired;  except  to the  extent     $394,786                     100%
            Claims               that a holder of an  Allowed  Other
                                 Priority   Claim  and  the  Debtors
                                 agree  to  a  different  treatment,
                                 which    shall    be     reasonably
                                 acceptable   to   the   Significant
                                 Equityholders,  each  holder  of an
                                 Allowed Other  Priority Claim shall
                                 receive,    in   full   and   final
                                 satisfaction of
----------- -------------------- --------------------------------------- ------------------------ ---------------
-----------------------------
(4)  The amount of the DIP Financing  Claims will fluctuate  until the Effective
     Date,  particularly  with  respect  to  interest  and  fees  as well as the principal amount of the DIP Revolving Credit Facility.


                                       10


----------- -------------------- --------------------------------------- ------------------------ ---------------
               Type of Claim
                or Equity                                                Estimated Amount of        Estimated
  Class           Interest                 Treatment                     Allowed Claims             Recovery
  -----           --------                 ---------                     --------------             --------
----------- -------------------- --------------------------------------- ------------------------ ---------------
                                 such Claim, payment in full in Cash
                                 in an amount  equal to such Allowed
                                 Other     Priority    Claim    plus
                                 Post-Petition  Interest  on  or  as
                                 soon as practicable after the later
                                 of the  Initial  Distribution  Date
                                 and  the  date  when   such   Other
                                 Priority  Claim  becomes an Allowed
                                 Other Priority  Claim.  All Allowed
                                 Other Priority Claims which are not
                                 due and  payable  on or before  the
                                 Effective Date shall be paid by the
                                 Reorganized Debtors in the ordinary
                                 course of  business  in  accordance
                                 with the terms thereof.
----------- -------------------- --------------------------------------- ------------------------ ---------------
    2       Other Secured        Unimpaired;  except  to the  extent     $1,011,940(5)                 100%
            Claims               that a holder of an  Allowed  Other
                                 Secured Claim and the Debtors agree
                                 to  a  different  treatment,  which
                                 shall be  reasonably  acceptable to
                                 the Significant  Equityholders,  at
                                 the sole option of the Debtors,  in
                                 full and final satisfaction of such
                                 Claim,   (i)  each  Allowed   Other
                                 Secured  Claim shall be  reinstated
                                 and    rendered    unimpaired    in
                                 accordance  with section 1124(2) of
                                 the        Bankruptcy         Code,
                                 notwithstanding   any   contractual
                                 provision       or       applicable
                                 nonbankruptcy law that entitles the
                                 holder of an
----------- -------------------- --------------------------------------- ------------------------ ---------------
-----------------------------
(5)  This amount includes the mechanic's lien claim filed by Commercial  Roofing
     Systems,  Inc.  ("Commercial   Roofing")  in  the  amount  of  $178,473.95.
     Inclusion   of  such   amount   herein   is   without   prejudice   to  any
     party-in-interest's,  including the Debtors' and/or  Reorganized  Debtors', right to object to Commercial Roofing's claim at any time on any grounds.


                                       11

----------- -------------------- --------------------------------------- ------------------------ ---------------
               Type of Claim
                or Equity                                                Estimated Amount of        Estimated
  Class           Interest                 Treatment                     Allowed Claims             Recovery
  -----           --------                 ---------                     --------------             --------
----------- -------------------- --------------------------------------- ------------------------ ---------------
                                 Allowed   Other  Secured  Claim  to
                                 demand  or to  receive  payment  of
                                 such Allowed  Other  Secured  Claim
                                 prior  to the  stated  maturity  of
                                 such Allowed  Other  Secured  Claim
                                 from and after the  occurrence of a
                                 default,  (ii)  each  holder  of an
                                 Allowed  Other  Secured Claim shall
                                 receive  Cash in an amount equal to
                                 such Allowed  Other  Secured  Claim
                                 plus Post-Petition Interest in full
                                 and complete  satisfaction  of such
                                 Allowed  Other Secured Claim on the
                                 later of the  Initial  Distribution
                                 Date  and  the  date   such   Other
                                 Secured  Claim  becomes  an Allowed
                                 Other  Secured  Claim,  or as  soon
                                 thereafter  as is  practicable,  or
                                 (iii)  each  holder  of an  Allowed
                                 Other  Secured  Claim shall receive
                                 the Collateral securing its Allowed
                                 Other     Secured     Claim    plus
                                 Post-Petition  Interest in full and
                                 complete   satisfaction   of   such
                                 Allowed  Other Secured Claim on the
                                 later of the  Initial  Distribution
                                 Date  and  the  date   such   Other
                                 Secured  Claim  becomes  an Allowed
                                 Other  Secured  Claim,  or as  soon
                                 thereafter as is practicable.
----------- -------------------- --------------------------------------- ------------------------ ---------------
    3       Senior Secured       Impaired;   if  Class  3  votes  to     Deemed allowed in            100%
            Note Claims          accept the Plan,  then,  as part of     the amount of
                                 the proposed  settlement  among the     $315,139,583.33 plus
                                 Debtors,       the      Significant     Post-Petition Interest
                                 Equityholders, the Ad Hoc Committee     and the Senior Secured
                                 of Senior Secured
---------- -------------------- --------------------------------------- ------------------------ ---------------


                                       12

----------- -------------------- --------------------------------------- ------------------------ ---------------
               Type of Claim
                or Equity                                                Estimated Amount of        Estimated
  Class           Interest                 Treatment                     Allowed Claims             Recovery
  -----           --------                 ---------                     --------------             --------
----------- -------------------- --------------------------------------- ------------------------ ---------------
                                 Noteholders  and the Senior Secured     Note Settlement
                                 Notes Indenture  Trustee  described     Amount.(6)
                                 in Article VI.N below, and pursuant
                                 to  Bankruptcy  Rule 9019,  (i) the
                                 Senior  Secured Note Premium  Claim
                                 shall no  longer  be  Disputed  and
                                 instead  shall  be  Allowed  in  an
                                 amount equal to the Senior  Secured
                                 Note Premium  Settlement Amount and
                                 (ii)  the  Debtors  shall  take all
                                 steps  necessary  to dismiss,  with
                                 prejudice,  the Senior Secured Note
                                 Premium Claim Litigation.  If Class
                                 3 votes to accept the Plan,  on the
                                 Initial  Distribution Date, in full
                                 and    final    satisfaction    and
                                 settlement  of the  Senior  Secured
                                 Note  Claims,  each  holder  of  an
                                 Allowed  Senior  Secured Note Claim
                                 shall  receive,  in addition to any
                                 deemed  receipt  of  its  pro  rata
                                 share of the Senior  Secured  Notes
                                 Adequate  Protection   Professional
                                 Payments,  Cash in an amount  equal
                                 to  such  holder's  Allowed  Senior
                                 Secured   Note  Base   Claim   plus
                                 Post-Petition   Interest  and  such
                                 holder's  pro  rata  share  of  the
                                 Senior    Secured    Note   Premium
                                 Settlement Amount.

                                 If  Class 3  votes  to  reject  the
                                 Plan,  then the Senior Secured
----------- -------------------- --------------------------------------- ------------------------ ---------------
-----------------------------
(6)  This  amount  assumes  Class 3 votes to accept the Plan.  In the event that
     Class 3 votes to  reject  the  Plan,  then  the  amounts  of  Post-Petition
     Interest and the Senior  Secured  Note  Premium  Claim that are Allowed may vary.


                                       13

----------- -------------------- --------------------------------------- ------------------------ ---------------
               Type of Claim
                or Equity                                                Estimated Amount of        Estimated
  Class           Interest                 Treatment                     Allowed Claims             Recovery
  -----           --------                 ---------                     --------------             --------
----------- -------------------- --------------------------------------- ------------------------ ---------------
                                 Note Base Claim plus  Post-Petition
                                 Interest  shall be deemed  Allowed.
                                 If  Class 3  votes  to  reject  the
                                 Plan,  on the Initial  Distribution
                                 Date,    in    full    and    final
                                 satisfaction  of the Senior Secured
                                 Note Base Claim,  each holder of an
                                 Allowed  Senior  Secured  Note Base
                                 Claim shall receive, in addition to
                                 any deemed  receipt of its pro rata
                                 share of the Senior  Secured  Notes
                                 Adequate  Protection   Professional
                                 Payments,  Cash in an amount  equal
                                 to  such  holder's  Allowed  Senior
                                 Secured   Note  Base   Claim   plus
                                 Post-Petition Interest.

                                 If  Class 3  votes  to  reject  the
                                 Plan,   the  Senior   Secured  Note
                                 Premium Claim shall be Disputed. On
                                 the Initial  Distribution Date, the
                                 Debtors shall  establish the Senior
                                 Secured Note Claims Reserve,  which
                                 shall initially be funded with Cash
                                 or the Senior  Secured Notes Letter
                                 of   Credit  in  an  amount  to  be
                                 determined by the Court at or prior
                                 to the Confirmation Hearing.

                                 If  Class 3  votes  to  reject  the
                                 Plan,  on the  date  on  which  the
                                 Senior  Secured Note Premium  Claim
                                 is  Allowed by Final  Order,  or as
                                 soon as practicable thereafter, the
                                 full  Allowed  amount of the Senior
                                 Secured Note Premium Claim shall be
----------- -------------------- --------------------------------------- ------------------------ ---------------


                                       14


----------- -------------------- --------------------------------------- ------------------------ ---------------
               Type of Claim
                or Equity                                                Estimated Amount of        Estimated
  Class           Interest                 Treatment                     Allowed Claims             Recovery
  -----           --------                 ---------                     --------------             --------
----------- -------------------- --------------------------------------- ------------------------ ---------------
                                 paid in full in Cash  with the Cash
                                 deposited  in  the  Senior  Secured
                                 Note Claim Reserve or from proceeds
                                 of the Senior  Secured Notes Letter
                                 of Credit,  as  applicable.  If the
                                 amount  of Cash on  deposit  in the
                                 Senior  Secured Note Claim  Reserve
                                 or  the   proceeds  of  the  Senior
                                 Secured  Notes  Letter of Credit is
                                 insufficient  to make the  required
                                 payments,   then  the   Reorganized
                                 Debtors will pay Cash to the Senior
                                 Secured Note  Indenture  Trustee in
                                 an amount  necessary to satisfy any
                                 such shortfall. Any residual amount
                                 remaining  in  the  Senior  Secured
                                 Note Claims  Reserve  after payment
                                 of the Allowed  amount,  if any, of
                                 the  Senior  Secured  Note  Premium
                                 Claim   and  any   other   required
                                 payments  to be made by such  Final
                                 Order or under the escrow agreement
                                 shall    be    returned    to   the
                                 Reorganized Debtors, and any unused
                                 portion of the Senior Secured Notes
                                 Letter of Credit shall not be drawn
                                 and the Senior Secured Notes Letter
                                 of Credit shall be canceled.

                                 If Class 3 votes to reject the Plan
                                 and  if  the  Senior  Secured  Note
                                 Premium   Claim  is  disallowed  by
                                 Final   Order,   then  the   amount
                                 remaining  in  the  Senior  Secured
                                 Note Claim Reserve after making any
                                 payments required to be made
----------- -------------------- --------------------------------------- ------------------------ ---------------


                                       15

----------- -------------------- --------------------------------------- ------------------------ ---------------
               Type of Claim
                or Equity                                                Estimated Amount of        Estimated
  Class           Interest                 Treatment                     Allowed Claims             Recovery
  -----           --------                 ---------                     --------------             --------
----------- -------------------- --------------------------------------- ------------------------ ---------------
                                 by such  Final  Order or under  the
                                 escrow  agreement shall be returned
                                 to the Reorganized Debtors, and the
                                 Senior   Secured  Notes  Letter  of
                                 Credit   shall  be   canceled,   as
                                 applicable,  as soon as practicable
                                 following such disallowance.
----------- -------------------- --------------------------------------- ------------------------ ---------------
    4       Senior               Unimpaired;    on    the    Initial     $208,150,130.55(8)           100%
            Subordinated         Distribution   Date,  in  full  and
            Note Claims          final  satisfaction of such Claims,
                                 each  holder of an  Allowed  Senior
                                 Subordinated   Note   Claim   shall
                                 receive  Cash in an amount equal to
                                 such   holders'    Allowed   Senior
                                 Subordinated    Note   Claim   plus
                                 Post-Petition Interest.(7)
----------- -------------------- --------------------------------------- ------------------------ ---------------
    5       General              Unimpaired;  on  the  later  of the     $13,007,468(9)                100%
            Unsecured            Initial  Distribution  Date  or the
            Claims               date   on   which   such    General
                                 Unsecured  Claim becomes an Allowed
                                 General Unsecured Claim, or as soon
                                 as practicable thereafter,  in full
                                 and  final   satisfaction  of  such
                                 Claim,  each  holder of an  Allowed
                                 General    Unsecured   Claim   will
                                 receive  Cash in an amount equal to
                                 such   holder's   Allowed   General
                                 Unsecured Claim plus  Post-Petition
----------- -------------------- --------------------------------------- ------------------------ ---------------
-----------------------------

(7) The Debtors and the 2005 Indenture Trustee dispute the method for calculating Post-Petition Interest on the 2005 Senior Subordinated Notes
     Claims.

(8)  As per the proof of claim  filed by the  Senior  Subordinated  Note  Claims
     Indenture Trustee, the Allowed amount of Senior Subordinated Note Claims includes accrued and unpaid interest through the Petition Date but not Post-Petition Interest.

(9)  Amount does not include six Disputed Claims totaling $5,779,590.


                                       16

----------- -------------------- --------------------------------------- ------------------------ ---------------
               Type of Claim
                or Equity                                                Estimated Amount of        Estimated
  Class           Interest                 Treatment                     Allowed Claims             Recovery
  -----           --------                 ---------                     --------------             --------
----------- -------------------- --------------------------------------- ------------------------ ---------------
                                 Interest.   To  the   extent   that
                                 insurance  is  available to satisfy
                                 an Allowed General Unsecured Claim,
                                 such  Allowed   General   Unsecured
                                 Claim shall be paid in the ordinary
                                 course of the Reorganized  Debtors'
                                 business  to  the  extent  of  such
                                 insurance,  without  the  need  for
                                 Court  approval,  at  such  time as
                                 such claim becomes  liquidated  and
                                 the  insurance   proceeds  and  the
                                 insurance      therefor     becomes
                                 available.
----------- -------------------- --------------------------------------- ------------------------ ---------------
    6       Unliquidated         Unimpaired; all Unliquidated Claims     N/A                          100%
            Claims               are  Disputed  Claims  and shall be
                                 liquidated,      determined     and
                                 satisfied (to the extent  required)
                                 in the ordinary  course of business
                                 by the Reorganized Debtors, without
                                 the   need  for   Court   approval,
                                 including,     where    applicable,
                                 through    access   to    available
                                 insurance.  Holders of Unliquidated
                                 Claims    that   are    liquidated,
                                 determined  and  satisfied  in  the
                                 ordinary  course of business by the
                                 Reorganized    Debtors   shall   be
                                 entitled  to  (and  shall   receive
                                 payment of) interest on such Claims
                                 solely to the extent  provided  for
                                 under   applicable   non-bankruptcy
                                 law.
----------- -------------------- --------------------------------------- ------------------------ ---------------
    7       Intercompany         Unimpaired; all Intercompany Claims     $5,000,000(10)               100%
            Claims               will remain  outstanding  and shall
                                 not be  discharged  by
----------- -------------------- --------------------------------------- ------------------------ ---------------
-----------------------------

(10) As of October 29, 2006.


                                       17

----------- -------------------- --------------------------------------- ------------------------ ---------------
               Type of Claim
                or Equity                                                Estimated Amount of        Estimated
  Class           Interest                 Treatment                     Allowed Claims             Recovery
  -----           --------                 ---------                     --------------             --------
----------- -------------------- --------------------------------------- ------------------------ ---------------
                                 this   Plan  or  the   Confirmation
                                 Order,   but   shall   instead   be
                                 liquidated,      determined     and
                                 satisfied in  accordance,  and in a
                                 manner    consistent,    with   the
                                 Debtors' historical practices as if
                                 the  Chapter  11 Cases had not been
                                 commenced.
----------- -------------------- --------------------------------------- ------------------------ ---------------
    8       Equity               Unimpaired;  the  holders of Equity     N/A                         100%
            Interests in         Interests   in   Surviving   Debtor
            Surviving            Subsidiaries   shall   retain  such
            Debtor               Equity Interests.
            Subsidiaries
----------- -------------------- --------------------------------------- ------------------------ ---------------
    9       Existing             Impaired;     on    the     Initial     N/A                         100%
            Preferred Stock      Distribution  Date,  each  share of
                                 Existing  Preferred Stock in Foamex
                                 International  to the extent  still
                                 outstanding  immediately  prior  to
                                 the   Effective   Date   shall   be
                                 converted   into  100   shares   of
                                 Additional Common Stock.
----------- -------------------- --------------------------------------- ------------------------ ---------------
    10      Existing             Impaired;  Existing Common Stock in     N/A                         100%
            Common Stock         Foamex  International  shall remain
                                 outstanding   after  the  Effective
                                 Date (and  become  common  stock of
                                 Reorganized Foamex International on
                                 the  Effective  Date),  subject  to
                                 dilution   as  a   result   of  the
                                 issuance of any  Additional  Common
                                 Stock.
----------- -------------------- --------------------------------------- ------------------------ ---------------
    11      Other Common         Unimpaired;  each  holder  of Other     N/A                         100%
            Equity               Common  Equity  Interests in Foamex
            Interests in         International   shall  retain  such
            Foamex               Equity Interests.
            International
----------- -------------------- --------------------------------------- ------------------------ ---------------

                                      III.

                             OVERVIEW OF CHAPTER 11

     Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and equityholders. In addition to permitting rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and equity interest holders with respect to the distribution of a debtor's assets.

     The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor in possession."

     The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth, among other things, the treatment of, and means for satisfying, claims against and equity interests in the debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon a debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity interest holder of a debtor. Subject to certain limited exceptions, the confirmation order discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

     After a plan of reorganization has been filed, the holders of claims against or equity interests in a debtor that are impaired by the plan are permitted to vote to accept or reject the plan. Before soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. The Debtors are submitting this Disclosure Statement to satisfy the requirements of section 1125 of the Bankruptcy Code.

                                      IV.

                               COMPANY BACKGROUND

     A.   The Debtors

     Headquartered in Linwood, Pennsylvania, Foamex International is a public holding company that, as of the date hereof, along with its subsidiaries, had annual net sales of approximately $1.3 billion in 2005, employed approximately 4,100 people and maintained two administrative offices and 32 domestic and 9 international manufacturing facilities located throughout the United States, Canada and Mexico.(11) Foamex International's domestic operations are conducted through Foamex L.P., a Delaware limited partnership, in which Foamex International owns a 98.284% limited partnership interest. FMXI, a Delaware corporation and a wholly-owned, non-operating subsidiary of Foamex International, is a 1.716% owner and the managing general partner of Foamex L.P.

     The other Debtors - Foamex Latin America, Foamex Asia, Foamex Carpet Cushion, Foamex Capital, Foamex Mexico and Foamex Mexico II - are all Delaware companies and subsidiaries of Foamex L.P. Foamex Latin America is a holding company and the parent of Foamex Mexico, itself an intermediate holding company and the ultimate parent of various nondebtor intermediate holding and operating companies and subsidiaries through which the Debtors conduct business in Mexico. Foamex Asia is the 70% owner of Foamex Asia Co., Ltd., which is a joint venture through which Foamex conducts business in China, Malaysia, Singapore and Thailand. Foamex Carpet Cushion is an inactive corporation through which the Debtors previously conducted their carpet underlay business. Foamex Capital is a financing corporation and is the co-issuer and co-obligor of the Senior Secured Notes and the Senior Subordinated Notes. Foamex Mexico II is presently dormant.

     B.   The Debtors' Businesses

     The  Debtors'  operations  consist  of  the  following  business  lines  or
"strategic  business  units"  ("SBUs"):  foam  products,   automotive  products,
technical products and carpet cushion products.

     The Debtors' foam products group, their largest SBU based on net sales, serves various comfort, industrial and consumer products markets with a mixture of specialty and commodity products. The Debtors' foam products are used primarily in various bedding and furniture items, including quilting rolls, toppers, cores and border rolls for mattresses, upholstered seating products, mattress overlay pads, leisure furniture, futons and pillows. The Debtors' bedding and furniture products are sold directly to manufacturers as well as through distributors.

     The Debtors' automotive products group, their second largest SBU, is one of the largest suppliers of polyurethane foam products to the North American automotive industry. The automotive products group produces, among other things, foam rolls, flame and adhesive laminated composites, thermoformable foams, acoustical foams, basic foam products, energy absorbing foams and molded seat cushions. The Debtors'

--------------------------------
(11) Since the Petition Date, the Debtors have closed several carpet cushion and foam warehouses, a fiber operation, a foam pouring operation and five foam fabrication facilities, including three facilities in connection with the discontinuation of certain business lines within their Consumer Products Group within the United States. The products for the remaining business lines will be manufactured at certain of the Debtors' other Foam Products facilities. In addition, the Debtors have closed two manufacturing facilities located in Canada, one of which is a foam pouring operation. The Debtors continue to examine their current manufacturing and warehousing operations and it is possible that additional closures may be implemented in the future.

automotive foam products are sold through a range of tiers in the automotive industry's supply chain. The Debtors primarily supply Tier 1 system integrators that in turn supply original equipment manufacturers, or so-called "OEMs" (e.g., General Motors, Ford and Daimler Chrysler).

     The Debtors' technical products group produces innovative specialty foam materials and solutions for use in the automotive, consumer, electronic, industrial and medical fields. Its products are found in various consumer and business products, including sponges, band-aids, cleaning brushes and laser and inkjet printers.

     The Debtors' carpet cushion segment is primarily a by-product business utilizing the scrap foam generated by the foam manufacturing operations and outside sources to create carpet underlay. This scrap by-product is re-bonded to form rebond carpet underlay, which accounts for approximately 90% of the revenue of this SBU. The Debtors' carpet cushion products are sold through various wholesalers, "big box" home centers, retail buying groups and chains and independent retailers and contractors.

     C.   The Debtors' Prepetition Capital Structure

          1.   Secured Financing

     Prior to the Petition Date, the Debtors had a relatively complex capital structure including three primary layers of secured debt consisting of a bank revolving credit and term loan A facility, a term loan B facility and second-lien bond indebtedness. Specifically, Foamex L.P. was a borrower under a $190 million revolving credit facility (as amended, the "Prepetition Bank Facility") with Bank of America, N.A., as administrative agent and a lender, and certain other lenders party thereto and a term loan A (the "Prepetition Term Loan A") in the approximate principal amount of $33 million with Bank of America, N.A., as administrative agent and a lender, and other lenders party thereto, and an $80 million principal amount term loan B (the "Prepetition Term Loan B," and together with the Prepetition Term Loan A, collectively, the "Prepetition Term Loans") with Silver Point Finance, LLC, as administrative agent and a lender, and the other lenders party thereto. The Debtors' obligations under each facility were guaranteed by each of the Debtors that was not a primary obligor and by Foamex Canada Inc., a Canadian wholly-owned subsidiary of Foamex L.P., and were secured by a first priority lien on, and security interest in, substantially all of the assets of Foamex L.P. and the guarantors.(12)

     In addition to the Prepetition Bank Facility and the Prepetition Term Loans, pursuant to an indenture (the "Senior Secured Notes Indenture"), dated as of March 25, 2002, Foamex L.P. and Foamex Capital issued $300 million (original principal

--------------------------------
(12) The obligations under the Prepetition Bank Facility and the Prepetition Term Loans ranked pari passu in right of payment; however, pursuant to an intercreditor agreement between the administrative agent for the Prepetition Bank Facility and the Prepetition Term Loan A, on the one hand, and the Prepetition Term Loan B administrative agent, on the other, the lenders under the Prepetition Bank Facility and the Prepetition Term Loan A had prior rights in and to the Debtors' collateral that secured the obligations under the Prepetition Bank Facility and the Prepetition Term Loan A.

amount) of 10 3/4% Senior Secured Notes due April 1, 2009 (the "Senior Secured Notes"). Payment of the Senior Secured Notes was guaranteed by each of the other Debtors except Foamex International and FMXI. The Senior Secured Notes were secured by second liens on substantially the same collateral that secured the obligations under the Prepetition Bank Facility and the Prepetition Term Loans.

     In addition to the three primary layers of secured debt described above, as of the Petition Date, the Debtors had approximately $7.0 million of other secured debt, including, inter alia, two industrial revenue bonds ("IRBs") with face amounts of $1.0 million and $6.0 million, respectively. The IRBs were both secured by letters of credit and liens on the facilities constructed with the funds. The issuer of the $1.0 million IRB was the Delaware County (PA) Industrial Development Authority. The proceeds of that bond issuance were originally used to construct an approximately 50,000 square foot foam bun room addition at the Debtors' Eddystone, Pennsylvania facility. The $1.0 million IRB matured on October 1, 2005 and was repaid in full. The issuer of the $6.0 million IRB was the county of Dona Ana, New Mexico. The proceeds of that bond issuance were used to fund the original construction of the Debtors' Santa Teresa, New Mexico facility, consisting of approximately 84,800 square feet of manufacturing and warehousing space and an additional 5,000 square feet of office space, and the equipment initially used at the facility. The $6.0 million IRB matures in November 2013 and, pursuant to the Plan, will be reinstated and paid according to its terms.

          2.   Unsecured Financings

     On the Petition Date, the Debtors also had outstanding two tranches of subordinated bonds. Specifically, pursuant to an indenture, dated as of June 12, 1997 (the "2007 Senior Subordinated Notes Indenture"), Foamex L.P. and Foamex Capital issued $150 million (original principal amount) of 9 7/8% Senior Subordinated Notes due June 15, 2007 (the "2007 Senior Subordinated Notes"). Separately, pursuant to an indenture, dated as of December 23, 1997 (the "2005 Senior Subordinated Notes Indenture," and, together with the 2007 Senior Subordinated Notes Indenture, collectively, the "Senior Subordinated Notes Indentures"), Foamex L.P. and Foamex Capital issued $98 million (original principal amount) of 13 1/2% Senior Subordinated Notes that matured on August 15, 2005 (the "2005 Senior Subordinated Notes," and, together with the 2007 Senior Subordinated Notes, collectively, the "Senior Subordinated Notes").(13) The 2007 Senior Subordinated Notes and the 2005 Senior Subordinated Notes are unsecured obligations of Foamex L.P. and Foamex Capital (as well as the Debtors that have guaranteed the obligations thereunder as set forth in the Senior Subordinated Notes Indentures) and are subordinated in right of payment to the Debtors' secured debt, but rank pari passu in right of payment with each other and with the Debtors' other unsecured obligations.

--------------------------------

(13) As a result of the Debtors' prior repurchases of 2005 Senior Subordinated Notes, the principal amount outstanding at maturity was $51.6 million.

     In addition to the foregoing bank and bond indebtedness, the Debtors also had approximately $90,000,000 in ordinary course trade debt that was unpaid as of the Petition Date.

          3.   Equity Interests in Foamex International

     On the Petition Date, Foamex International had 50,000,000 shares of Existing Common Stock authorized for issuance of which 24,509,728 shares were outstanding, with an additional 3,489,000 shares issued and held in treasury. In addition, pursuant to various stock option plans, on the Petition Date, there were outstanding options to purchase an additional 3,663,174 shares of Existing Common Stock. As of the Petition Date, there were approximately 129 record holders of the Existing Common Stock. Prior to the Petition Date, the Existing Common Stock was publicly held and traded on the Nasdaq National Market ("NASDAQ") under the ticker symbol "FMXI."(14) In addition, as of the Petition Date, Foamex International had 5,000,000 shares of Existing Preferred Stock authorized for issuance of which 15,000 Series B shares were outstanding.(15)

                                       V.

                         EVENTS LEADING TO COMMENCEMENT
                             OF THE CHAPTER 11 CASES

     Beginning in the second half of 2002, the Debtors experienced a dramatic decline in their operating performance. Contributing to the deterioration in the Debtors' operating performance was a confluence of events, including a significant increase in the prices of the Debtors' primary raw materials and the severe downturn in the U.S. automotive industry. These factors are discussed in greater detail below.

     The Debtors' bank and bond indebtedness - totaling more than $763 million in principal amount - significantly impaired the Debtors' operating performance in several key respects. First and foremost, the Debtors' need to service their heavy debt load limited their ability during the three years preceding the Petition Date to make much needed capital investments and improvements. The lack of capital investment, in turn, hampered the Debtors' ability to remain cost-competitive which, in consequence, resulted in a reduction in unit volume, particularly in the highly competitive bedding and furniture markets where the Debtors manufacture commodity-type products.

--------------------------------

(14) Subsequent to the Debtors' Chapter 11 filings, on or about September 28, 2005, NASDAQ delisted the Existing Common Stock. The Existing Common Stock now trades over the counter under the ticker symbol "FMXIQ."

(15) On the Petition Date, all of Foamex International's issued and outstanding Series B Preferred Stock was held by the Bank of Nova Scotia. According to Bank of Nova Scotia's 13-D filing with the SEC on April 20, 2006, the Bank of Nova Scotia sold all of its Existing Preferred Stock in a block trade to
     D. E. Shaw Laminar Portfolios, L.L.C. ("D. E. Shaw"). According to D. E. Shaw's separate 13-D filing with the SEC on April 20, 2006, D. E. Shaw is the owner of all of the issued and outstanding shares of the Existing Preferred Stock.

     Additionally, prior to the Petition Date, the Debtors' customers grew concerned about the Debtors' financial condition. Because of their concerns, a few of the Debtors' significant customers took steps to source a portion of their business elsewhere and/or suspend placing new orders with the Debtors.

     Compounding the Debtors' decrease in volume was the dramatic increase over the same period in the prices of the chemicals that comprise the vast majority of the Debtors' raw material requirements - specifically, polyol, TDI and MDI. At least four primary factors contributed to these price increases: first, worldwide demand for MDI had increased dramatically which caused it to be in short supply. Second, a reduction in domestic capacity of propylene oxide, a major chemical component of polyol, resulted in a significant decrease in the supply of polyol. Third, given the Debtors' financial distress, many of the Debtors' major chemical suppliers placed strict credit limits on the Debtors' purchases which, in turn, compromised the Debtors' ability to leverage their purchasing scale to obtain more attractive pricing through volume discounts and the like. Lastly, the primary urethane chemicals used to create polyol, MDI and TDI - propylene, toluene and benzene - are each oil-based derivatives. The cost of these raw materials generally tracks the price of oil and energy costs and, consequently, the cost of these chemicals rose dramatically in the year prior to the Petition Date.

     Collectively, these factors contributed to chemical price increases of more than 20% from the first to the fourth quarter of 2004, and a further increase of more than 10% in the first quarter of 2005. Although the Debtors were able to pass a portion of these cost increases on to their customers, given the highly competitive environment in which they operate, the Debtors concluded at the time that they could not pass along all such increases, particularly in certain SBUs, and, as a consequence, the Debtors saw their gross margins and operating income erode dramatically.

     Finally, the problems facing the North American automotive industry together with certain product-related factors, such as the move away from SUVs in the first half of 2005, negatively impacted the Debtors' automotive business, which is their second largest revenue source. In the months leading up to the Petition Date, several Tier 1 automotive suppliers sought bankruptcy protection and others scaled back their production. In addition, many OEMs were facing their own financial difficulties.

     In view of these external factors, and cognizant of the need to restructure their balance sheet, prior to the Petition Date, the Debtors initiated steps to rationalize their business by refocusing on their core competencies. Along those lines, in 2002 and 2003, the Debtors attempted to sell their carpet cushion and automotive businesses. However, based on the results of those sale processes, the Debtors decided not to proceed with either sale because the prices offered would not have allowed the Debtors to deleverage their balance sheet. In April 2005, the Debtors sold their rubber and felt carpet cushion business to Leggett & Platt, Incorporated for approximately $38.7 million. In addition, in May 2005, the Debtors combined the management of their technical and foam products SBUs to increase productivity and efficiency, enhance their market focus and improve integration and communication among their sales, marketing and manufacturing teams. Finally, in the two years prior to the Petition Date, the Debtors ceased operating in over ten locations, closed four offices, significantly reduced SG&A spending and implemented various strategies designed to further reduce overhead expenses.

     Although the Debtors benefited from these restructuring initiatives prior to the Petition Date, they proved to be insufficient. To assist the Debtors in their restructuring efforts, in May 2005, the Debtors retained Miller Buckfire & Co., LLC ("Miller Buckfire"), as their investment banker and financial advisor, to evaluate strategic alternatives designed to strengthen the Debtors' balance sheet. Almost immediately upon being engaged, Miller Buckfire worked with the Debtors to devise various restructuring alternatives that could be implemented in, or outside of, chapter 11. As part of this process, Miller Buckfire solicited various financing and restructuring proposals from the Debtors' existing stakeholders as well as from third-party financing sources and equity sponsors. The results of this process demonstrated at the time that, to provide the Debtors with sufficient liquidity to operate effectively for the long-term, any restructuring would likely require a significant reduction in Foamex's indebtedness - something that, under the circumstances, could only be achieved by means of a chapter 11 case. In view of all of these factors, on August 15, 2005, Foamex L.P. did not pay the $51.6 million principal payment due upon the maturity of the 2005 Senior Subordinated Notes and the accrued and unpaid interest.

     Despite defaulting on their 2005 Senior Subordinated Notes, as part of their overall restructuring efforts, the Debtors announced on August 15, 2005, amendments to both their Prepetition Bank Facility and the Prepetition Term Loans to provide for waivers to September 30, 2005, in respect of the default resulting from the failure to repay the 2005 Senior Subordinated Notes at maturity and the interest due thereon as well as certain other covenant defaults. Such amendments also provided additional liquidity under the Prepetition Bank Facility to allow the Debtors to continue their restructuring efforts. In addition, the Debtors announced at such time that the administrative agents under the Prepetition Bank Facility and Prepetition Term Loans had committed to provide the Debtors with debtor-in-possession and chapter 11 exit financing.

     After the Debtors' August 15th announcement, the Debtors and their professionals continued to negotiate with their key creditors, including an informal committee of holders of Senior Secured Notes representing at the time a majority in principal amount of the outstanding Senior Secured Notes (as constituted from time to time, the "Ad Hoc Committee of Senior Secured Noteholders") and their respective professionals concerning the terms of a consensual restructuring. Those negotiations culminated in the Debtors' agreement in principle with members of the Ad Hoc Committee of Senior Secured Noteholders on the key terms of a proposed reorganization plan. That agreement in principle was memorialized in a term sheet that was filed as part of an 8-K filing on September 22, 2005; the term sheet ultimately was embodied in the Original Plan.

     As described in detail in Article VII below, significant improvements in the Debtors' business postpetition beginning in the fourth quarter of 2005 have led the Debtors to abandon the Original Plan in favor of the current Plan.

                                      VI.

                              THE CHAPTER 11 CASES

     A.   Significant "First Day" Motions

     On the Petition Date and during the first few weeks of the Chapter 11 Cases, the Court entered several orders authorizing the Debtors to pay various prepetition claims. These orders were designed to ease the strain on the Debtors' relationships with customers, employees and vendors as a consequence of the chapter 11 filings. The Court entered orders authorizing the Debtors, among other things, to (i) pay prepetition compensation, benefits and reimbursable employee expenses; (ii) continue certain workers' compensation programs and insurance policies; (iii) continue certain customer practices and programs; (iv) pay certain prepetition freight and customs brokers' claims and amounts due in respect of the Debtors' foreign operations; (v) pay prepetition claims of certain critical vendors,(16) and (vi) obtain postpetition financing, repay certain prepetition secured debt, and grant first priority liens, super-priority administrative expense status and adequate protection to the Debtors' postpetition lenders.

     In addition, the Debtors filed several applications seeking orders authorizing the Debtors' retention of professional advisors. Specifically, the Debtors filed applications to retain (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP and Young, Conaway, Stargatt & Taylor, LLP, as co-counsel, (ii) Miller Buckfire, as financial advisor, (iii) KPMG LLP, as auditors and accountants, and (iv) certain ordinary course professionals. The Debtors also filed motions seeking relief from certain administrative requirements of the Bankruptcy Code.

     B.   DIP Credit Facilities

     To provide the Debtors with the cash and liquidity necessary to continue operating and to maintain normal vendor relations postpetition, on September 19, 2005, the Debtors sought Court approval of a $240 million debtor-in-possession revolving credit facility (including a $40 million sub-limit for letters of credit) in the form of a Debtor-In-Possession Credit Agreement (as amended, restated, supplemented or otherwise modified, the "DIP Revolving Credit Facility"), dated as of September 22, 2005, with Bank of America, N.A., as administrative agent (the "DIP Revolving Credit Agent"), and the lenders party thereto (the "DIP Revolving Credit Lenders"). In addition, the Debtors sought Court approval of an $80 million debtor-in-possession term loan (as amended, restated, supplemented or otherwise modified, the "DIP Term Credit Facility,"

--------------------------------
(16) During  the  Chapter  11  Cases,   the  Debtors  have  paid   approximately
     $32,477,673 to 24 critical vendors. The primary recipients of these critical vendor payments have been the Debtors' chemical and fabric suppliers.

and together with the DIP Revolving Credit Facility, collectively, the "DIP Credit Facilities"), dated as of September 22, 2005, with Silver Point Finance, LLC, as administrative agent (the "DIP Term Credit Agent," and together with the DIP Revolving Credit Agent, collectively, the "DIP Agents"), and the lenders party thereto (the "DIP Term Loan Lenders," and together with the DIP Revolving Credit Lenders, collectively, the "DIP Lenders"). A portion of the proceeds from the DIP Credit Facilities were used to repay the Debtors' Prepetition Bank Facility and Prepetition Term Loans. The remainder of the proceeds have been able to fund the Debtors' working capital requirements during their Chapter 11 Cases.

     On September 21, 2005, the Court approved the DIP Credit Facilities on an interim basis and on October 17, 2005, the Court approved the DIP Credit
Facilities on a final basis. On October 18, 2005, the Court entered a final order (the "DIP Financing Order") approving the DIP Credit Facilities.

     C.   Official Committee of Unsecured Creditors

     On September 29, 2005, the United States Trustee for the District of Delaware appointed an official committee of unsecured creditors in these Chapter 11 Cases (the "Creditors' Committee"). The Creditors' Committee is currently comprised of The Bank of New York, as indenture trustee for the Senior Subordinated Notes, the Pension Benefit Guaranty Corporation, Shell Chemicals L.P., Newcastle Partners, LP and Donovan Williams.

     The Creditors'  Committee has, with Court  approval,  employed and retained
(i) Lowenstein  Sandler PC and Greenberg  Traurig,  LLP, as its co-counsel,  and
(ii) Jefferies & Company, Inc., as its financial advisor.

     D.   Ad Hoc Committee of Senior Secured Noteholders

     Prior to the Petition Date, an Ad Hoc Committee of Senior Secured Noteholders was formed by certain large holders of the Debtors' Senior Secured Notes that together represented a majority of the outstanding amount of such securities. Subsequent to the Petition Date, U.S. Bank National Association, as indenture trustee under the Senior Secured Notes Indenture, joined the Ad Hoc Committee of Senior Secured Noteholders. The Ad Hoc Committee of Senior Secured Noteholders has employed and retained (i) Schulte Roth & Zabel LLP and Richards Layton & Finger, P.A., as its co-counsel and (ii) Houlihan Lokey Howard & Zukin Capital, as its financial advisor.

     E.   Ad Hoc Shareholder Committee

     By letter dated April 25, 2006, D. E. Shaw requested the U.S. Trustee to appoint an official equity committee in the Chapter 11 Cases. The U.S. Trustee denied D. E. Shaw's request on May 3, 2006. On May 9, 2006, D. E. Shaw moved the Court for the appointment of an official equity committee.

     Subsequent to D. E. Shaw filing its motion seeking the appointment of an official equity committee, D. E. Shaw and certain other large shareholders of Foamex International formed an ad hoc shareholder committee (the "Ad Hoc Shareholder Committee"). The members of the Ad Hoc Shareholder Committee are D.
E. Shaw, Sigma Capital Management, LLC, Par IV Capital Management LLC ("Par IV Capital") and Paloma International L.P. Goldman, Sachs & Co. is an observer to the Ad Hoc Shareholder Committee. The Ad Hoc Shareholder Committee has selected Cleary Gottlieb Steen & Hamilton LLP and Skadden, Arps, Slate, Meagher & Flom LLP, as bankruptcy and special tax counsel, respectively, and Imperial Capital, LLC, as financial advisor.

     On August 21, 2006, D.E. Shaw withdrew, without prejudice, its motion seeking the appointment of an official shareholders committee. On October 13, 2006, members of the Ad Hoc Shareholder Committee (or their designees) and Goldman, Sachs & Co. entered into the Equity Commitment Agreement in connection with the proposed Rights Offering. See Article VIII for a more detailed discussion of the Equity Commitment Agreement and Rights Offering.

     F.   Changes in the Debtors' Senior Management

     Beginning in April 2006, the Debtors' senior management went through a series of changes. On April 7, 2006, Mr. K. Douglas Ralph, Executive Vice President and Chief Financial Officer ("CFO") of Foamex International, resigned from the Debtors. To date, the Debtors have not hired a replacement CFO.

     On June 7, 2006, Mr. Thomas E. Chorman resigned his positions as Foamex International and Foamex L.P.'s President and Chief Executive Officer ("CEO"), and as a board member of Foamex International. In the face of Mr. Chorman's resignation, the board of directors of Foamex International named Mr. Raymond E. Mabus, Jr., Foamex International's Chairman, as Foamex International's President and CEO on at least an interim basis. Mr. Mabus has served in the positions of President and CEO since Mr. Chorman's resignation. Under the Plan, if confirmed, Mr. Mabus will serve as Chairman and CEO of Reorganized Foamex International.

     Mr. Mabus is a man of great distinction who has served on Foamex International's board of directors since 2000 and as its Chairman since early 2004. Prior to that, Mr. Mabus was the governor of Mississippi from 1988 to 1992 and the U.S. ambassador to the Kingdom of Saudi Arabia from 1994 to 1996. After leaving public service in 1996, Mr. Mabus joined the board of directors of an employee training service called Strategic Partnerships, now operating as the Global Resources Division ("Global Resources Division") of Frontline Group Ltd. Mr. Mabus was president of Global Resources Division from October 1998 through February 2002.

     In addition to Mr. Mabus's appointment as Foamex's President and CEO, Mr. Gregory J. Christian was appointed Foamex International's Chief Administrative Officer ("CAO"). In addition to his multiple other roles as Foamex International and Foamex L.P.'s Executive Vice President, General Counsel and Chief Restructuring

Officer ("CRO"), as CAO Mr. Christian has assumed responsibility for the Debtors' information technology, procurement and manufacturing technology. Mr. Christian was also elected to Foamex International's board of directors to fill the vacancy left by Mr. Chorman.

     G.   The Debtors' Motion to Preserve Net Operating Losses

     At the time when the voluntary petitions were filed, the Debtors believed that, although they expected to emerge from chapter 11 with substantial net operating losses ("NOLs") for Federal income tax purposes as of January 1, 2006, as a result of the anticipated reorganization to be implemented in the Chapter 11 Cases, the Debtors would recognize an amount of cancelation of indebtedness income ("COD Income") that would exceed the amount of such NOLs. The application of section 108 of the Internal Revenue Code (the "Tax Code") would reduce the Debtors' NOLs by the amount of such COD Income, with the result that there would not be any NOLs to be carried forward to offset future income. By the second quarter of 2006, however, the Debtors' financial performance had so improved, that it began to appear as though there may be no COD Income so that the NOLs would not be reduced by COD Income. The NOLs may therefore constitute a valuable asset of the Debtors' estates that could be used to reduce their future federal income tax liability. For a more detailed description of the NOLs and federal income tax consequences of the Plan, see Article XIV below.

     In light of increased trading activity in the Existing Common Stock from February 2006 through April 2006, Foamex took steps to preserve the utilization of the NOLs after conclusion of the Chapter 11 Cases and to prevent an ownership change within the meaning of section 382(g)(1) of the Tax Code from occurring prior to the consummation of its Chapter 11 plan of reorganization. Because an ownership change occurring prior to the consummation of the chapter 11 plan would result in the imposition of more onerous annual limitations on the usage of the NOLs to offset future taxable income, on April 20, 2006, Foamex filed a motion in the Bankruptcy Court requesting an order establishing notification and hearing procedures for trading in the Existing Common Stock. Following negotiations with certain significant equityholders, the Court entered a consensual order establishing the notification and hearing procedures on May 3, 2006 (the "Trading Order"). Specifically, the Trading Order provides that any person or entity that beneficially owns or will own shares of Existing Common Stock representing 4.5% of Foamex International's outstanding shares at the time the Trading Order was entered (a "4.5% Equityholder") must comply with certain procedures in order to provide the Debtors with an opportunity to challenge any transfer of stock that would jeopardize the value of the Debtors' NOLs. In general, and subject to certain exceptions set forth in the Trading Order, the procedure can be summarized as follows:

     (a)  Any   person  or  entity   who   currently   is  or   becomes  a  4.5%
Equityholder(17) shall file with the Court, and serve upon the Debtors and counsel to the

--------------------------------
(17) A "4.5% Equityholder" is any person or entity that beneficially owns at least 1,102,938 shares of Foamex International's common stock, representing 4.5% of the 24,509,728 shares outstanding at the time the Trading Order was entered.

Debtors, a notice of such status, substantially in the form attached to the Trading Order as Exhibit A, on or before the later of (i) thirty (30) days after the Debtors provide notice of the Trading Order or (ii) ten (10) days after becoming a 4.5% Equityholder.

     (b) Prior to effectuating any transfer of equity securities (including any sale, transfer, assignment, pledge, hypothecation, option to acquire stock(18), or other disposition or encumbrance) that would result in an increase in the amount of equity securities of Foamex International beneficially owned by a 4.5% Equityholder or would result in a person or entity becoming a 4.5% Equityholder, such 4.5% Equityholder shall file with the Court, and serve on the Debtors and counsel to the Debtors, advance written notice, substantially in the form attached to the Trading Order as Exhibit B, of the intended transfer of equity securities.

     (c) Prior to effectuating any transfer of equity securities (including any sale, transfer, assignment, pledge, hypothecation, option to acquire stock, or other disposition or encumbrance) that would result in a decrease in the amount of common stock of Foamex International beneficially owned by a 4.5% Equityholder or would result in a person or entity ceasing to be a 4.5% Equityholder, such 4.5% Equityholder shall file with the Court, and serve on the Debtors and counsel to the Debtors, advance written notice, substantially in the form attached to the Trading Order as Exhibit C, of the intended transfer of equity securities.

     (d) The Debtors shall have twenty (20) days after receipt of a Notice of Proposed Transfer to file with the Court and serve on such 4.5% Equityholder an objection to any proposed transfer of equity securities described in the Notice of Proposed Transfer on the grounds that such transfer may adversely affect the Debtors' ability to utilize their NOLs; provided, however, that, to the extent practicable, the Debtors will use reasonable best efforts to file objections, or confirm to the 4.5% Equityholder that the Debtors have no objection, before the expiration of the twenty (20) day period. If the Debtors file an objection, the Debtors shall request that such objection be heard by the Court on shortened notice (no more than ten (10) days after the date of such objection), and such transaction will not be effective unless approved by a final and nonappealable order of the Court. If the Debtors do not object within such twenty (20) day period, such transaction may proceed in an amount not to exceed the amount set forth in the Notice of Proposed Transfer. Any transaction for which a Notice of Proposed Transfer is filed is void ab initio unless either (1) express permission for such transaction is granted by the Debtors; (2) the twenty (20) day period referred to above expires without an objection from the Debtors; or
(3) such transaction is approved by a final and nonappealable order of the Court.

     For a complete description of these notification and hearing procedures, reference should be made to the Trading Order on file with the Court (docket no.1029).

--------------------------------
(18) For purposes of the Trading Order, an "option" to acquire stock includes any contingent purchase, warrant, convertible debt, Series B convertible preferred stock, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

     Shortly after entry of the Trading Order, Morgan Stanley & Co. Incorporated ("Morgan Stanley"), through its counsel, advised counsel to Foamex that Morgan Stanley owned 1,400,004 shares of Existing Common Stock, representing at the time approximately 5.7% of the Existing Common Stock. Foamex and its advisers concluded that the acquisition by Morgan Stanley of stock representing 5% or more of the total equity value would likely cause Morgan Stanley to be an additional 5% shareholder and thus constitute an additional owner shift for purposes of section 382 which would result in an ownership change under section 382 of the Tax Code. Accordingly, Foamex took steps, consistent with the Trading Order, to have the Court determine that Morgan Stanley's acquisition of the shares that caused it to become a 5% shareholder was void ab initio. With the cooperation and consent of Morgan Stanley, Foamex submitted and obtained the Court's approval of a Stipulation and Order (the "MS Stipulation").

     The MS Stipulation provides that each purchase by Morgan Stanley of shares of Existing Common Stock that increased its holdings above 1,270,004 shares of Existing Common Stock (approximately 4.9% of Foamex International's then Existing Common Stock) shall be void ab initio. Any shares with respect to which the purchases were void ab initio (the "Excess Shares") shall be treated as having been held at all times by Morgan Stanley in trust for the benefit of a qualified charitable organization selected by Foamex International. The MS Stipulation required that Morgan Stanley sell the Excess Shares; Morgan Stanley was permitted to retain the proceeds of such sale only to the extent of its actual cost for such shares, and must pay any additional proceeds to the charitable organization selected by Foamex International. Counsel for Morgan Stanley notified counsel for Foamex International that the Excess Shares were in fact sold on May 15, 2006, for a price in excess of Morgan Stanley's cost; the excess proceeds have been remitted to the charitable organization selected by Foamex International.

     Also,  subsequent to the entry of the Trading Order, Par IV Capital filed a
Schedule 13-G with the SEC for the period ending on May 1, 2006, on which it reported beneficially owning, for SEC reporting purposes, greater than 5 percent of the Existing Common Stock. After discussions between Par IV Capital and
Foamex International's counsel revealed that Par IV Capital should not be treated as a 5% shareholder for tax purposes, on May 23, 2006, Par IV Capital, and certain entities affiliated with Par IV Capital (collectively, the "Par IV Entities") and Foamex International entered into a stipulation (the "Par IV Stipulation") that memorialized the earlier discussions between each party's counsel. According to the Par IV Stipulation, shortly after the Trading Order became effective, Par IV Capital notified Foamex that two funds, Par IV Master Fund, Ltd. ("Par IV Fund") and Sunrise Partners Limited Partnership ("Sunrise"), for which Par IV Capital acts as an investment advisor, each separately own 884,750 shares of Existing Common Stock (approximately 3.4% of the Existing Common Stock then outstanding) in separate accounts, both of which are managed by Par IV Capital. As part of the Par IV Stipulation, the Par IV Entities represented and warranted that of the 1,769,500 shares of Existing Common Stock referred to in the Schedule 13-G, 884,750 shares are beneficially owned by the Par IV Fund and 884,750 are beneficially owned by Sunrise. The Par IV Entities further represented that: (1) since the filing date of the Schedule 13-G, none of the Par IV Entities has acquired any shares of Existing Common Stock or Existing

Preferred Stock, and the ownership reflected on the Schedule 13-G for the period ending on May 1, 2006, represented each Par IV Entity's highest ownership level in the three-year period preceding the filing date of the Schedule 13-G; and (2) to the knowledge of the Par IV Entities, no "person," as that term is defined in the Trading Order, who owns a 5 percent or greater interest in any of the Par IV Entities, owns Foamex common stock or Existing Preferred Stock.

     Foamex believes that neither the purchases of its Existing Common Stock by Morgan Stanley nor those reported by Par IV Capital resulted in an ownership change for purposes of section 382 of the Tax Code. However, to avoid any dispute over the effect of Morgan Stanley and/or the Par IV Entities' purchases of Existing Common Stock on reorganized Foamex International's ability to utilize its NOLs, Foamex International has requested a ruling from the IRS confirming that its belief is correct. See Article XIV for a more detailed discussion of the Debtors' NOLs.

     H.   Claims Process

          1.   Last Date to File Proofs of Claim

     On October 18, 2005, the Court entered an order (the "Bar Date Order") requiring any person or entity holding or asserting a Claim (other than an Administrative Claim) against the Debtors to file a written proof of claim with Foamex International Inc., et al., Claims Processing, c/o Bankruptcy Services, LLC, 757 Third Avenue, 3rd Floor, New York, NY 10017, on or before December 8, 2005, and for Governmental Units holding a Claim against the Debtors to file such Claim on or before 4:00 p.m., prevailing Eastern Time on March 20, 2006. The Bar Date Order further provides that, pursuant to Bankruptcy Rule 3003(c)(2), any entity that is required to file a proof of claim in these Chapter 11 Cases pursuant to the Bankruptcy Code, the Bankruptcy Rules or the Bar Date Order with respect to a particular claim against the Debtors, but that fails to do so by the applicable Bar Date, shall not be treated as a creditor with respect to such Claim for the purposes of voting upon, or receiving distributions under, any plan or plans of reorganization filed in these Chapter 11 Cases. Approximately 1,330 claims were filed against the Debtors in the aggregate amount of $4,970,510,219.14, many of which are duplicative or are otherwise objectionable.

     Since the Bar Date, the Debtors have engaged in a continuous process of assessing the proofs of claim filed against them and where appropriate, objecting to Claims that the Debtors believe should not be Allowed at all or, at most, not in the amount(s) or classification as filed. Thus far the Debtors have filed nine omnibus objections to proofs of claim:

     o On January 13, 2006, the Debtors filed their First Omnibus Objection to Claims Pursuant to Sections 105 and 502(b) of the Bankruptcy Code and Rules 3001, 3003 and 3007 of the Federal Rules of Bankruptcy Procedure (the "First Omnibus Objection"). On February 13, 2006, the Court entered an order granting the First Omnibus Objection expunging over $1.5 million in Claims against the estates.

     o On March 3, 2006, the Debtors filed their Second Omnibus Objection to Claims Pursuant to Sections 105 and 502(b) of the Bankruptcy Code and Rules 3001, 3003 and 3007 of the Federal Rules of Bankruptcy Procedure (the "Second Omnibus Objection"). On April 12, 2006, the Court entered an order granting the Second Omnibus Objection reducing the amount of Claims against the estates by over $2.9 million.

     o On March 10, 2006, the Debtors filed their Third Omnibus Objection to Claims Pursuant to Sections 105 and 502(b) of the Bankruptcy Code and Rules 3001, 3003 and 3007 of the Federal Rules of Bankruptcy Procedure (the "Third Omnibus Objection"). On April 12, 2006, the Court entered an order granting the Third Omnibus Objection reducing the amount of Claims against the estates by over $3.5 million.

     o On July 7, 2006, the Debtors filed their Fourth Omnibus Objection to Claims Pursuant to Section 105 and 502(b) of the Bankruptcy Code and Rules 3001, 3003 and 3007 of the Federal Rules of Bankruptcy Procedure (the "Fourth Omnibus Objection"). On August 8, 2006, the Court entered an order granting the Fourth Omnibus Objection reducing the amount of Claims against the estates by over $2 million in Claims.

     o On July 7, 2006, the Debtors filed their Fifth Omnibus Objection to Claims Pursuant to Sections 105 and 502(b) of the Bankruptcy Code and Rules 3001, 3003 and 3007 of the Federal Rules of Bankruptcy Procedure (the "Fifth Omnibus Objection"). On August 8, 2006, the Court entered an order granting the Fifth Omnibus Objection reducing the amount of Claims against the estates by over $2 million.

     o On August 23, 2006, the Debtors filed their Sixth Omnibus Objection to Claims Pursuant to Sections 105 and 502(b) of the Bankruptcy Code and Rules 3001, 3003 and 3007 of the Federal Rules of Bankruptcy Procedure (the "Sixth Omnibus Objection"). On October 5, 2006, the Court entered an order granting the Sixth Omnibus Objection reducing the amount of Claims against the estates by over $14 million.

     o On August 23, 2006, the Debtors filed their Seventh Omnibus Objection to Claims Pursuant to Sections 105 and 502(b) of the Bankruptcy Code and Rules 3001, 3003 and 3007 of the Federal Rules of Bankruptcy Procedure (the "Seventh Omnibus Objection"). On October 5, 2006 the Court entered an order granting the Seventh Omnibus Objection reducing the amount of Claims against the estates by over $352 million.

     o On September 19, 2006, the Debtors filed their Eighth Omnibus Objection to Claims Pursuant to Sections 105 and 502(b) of the Bankruptcy Code and Rules 3001, 3003 and 3007 of the Federal Rules of Bankruptcy Procedure (the "Eighth Omnibus Objection"). On October 19, 2006, the Court entered an order granting the Eighth Omnibus Objection reducing the amount of Claims against the estates by over $1 million

     o On September 19, 2006, the Debtors filed their Ninth Omnibus Objection to Claims Pursuant to Sections 105 and 502(b) of the Bankruptcy Code and Rules 3001, 3003 and 3007 of the Federal Rules of Bankruptcy Procedure (the "Ninth Omnibus Objection"). On October 19, 2006, the Court entered an order granting the Ninth Omnibus Objection reducing the amount of Claims against the estates by over $3 million.

     o On November 21, 2006, the Debtors filed their Tenth Omnibus Objection to Claims Pursuant to Sections 105 and 502(b) of the Bankruptcy Code and Rules 3001, 3003 and 3007 of the Federal Rules of Bankruptcy Procedure (the "Tenth Omnibus Objection"). A hearing on the Tenth Omnibus Objection is scheduled for December 21, 2006.

     o On November 21, 2006, the Debtors filed their Eleventh Omnibus Objection to Claims Pursuant to Sections 105 and 502(b) of the Bankruptcy Code and Rules 3001, 3003 and 3007 of the Federal Rules of Bankruptcy Procedure (the "Eleventh Omnibus Objection"). A hearing on the Eleventh Omnibus Objection is scheduled for December 21, 2006.

     In addition to the foregoing objections, on March 3, 2006, the Debtors filed their initial "Notice of Claims Previously Satisfied" (the "First Notice of Satisfaction") seeking to reduce and allow or expunge approximately 340 filed and scheduled Claims which the Debtors believe were satisfied after the Petition Date by payments authorized pursuant to certain "first day" orders of the Court. The First Notice of Satisfaction resulted in Claims reductions in excess of $31 million.

     On June 20, 2006, the Debtors filed a "Second Notice of Claims Previously Satisfied" (the "Second Notice of Satisfaction") seeking to reduce and allow or expunge approximately 100 filed and scheduled Claims which the Debtors believe were satisfied after the Petition Date by payments authorized pursuant to certain "first day" orders of the Court. The Second Notice of Satisfaction resulted in Claims reductions in excess of $1.85 million.

     The Debtors have substantially completed their Claims reconciliation process and believe, based on the results of such process, that the Claims amount will be further reduced significantly for, among others, the following reasons: (i) certain creditors filed duplicative Claims against each of the Debtors that, under the substantive consolidation provisions in the Plan, will be deemed to be only a single Claim and (ii) the Debtors anticipate that certain significant claims will be withdrawn prior to the effective date of the Plan. According to the Debtors' estimates, there should remain approximately

          $13 million(19) of Allowed General Unsecured Claims that will be due and payable on the Effective Date.

     I.   Assumption/Rejection of Leases and Executory Contracts

     Pursuant to the Bankruptcy Code, the Debtors have (a) 60 days after the Petition Date to assume or reject unexpired leases of nonresidential real property unless such time period is extended by the Court for cause and (b) until confirmation of the Plan to assume or reject executory contracts and other unexpired leases. The Debtors recently filed a motion to extend their October 16, 2006 deadline to assume or reject unexpired leases of nonresidential real property in the Chapter 11 Cases through February 17, 2007 (the "365 Motion"). On November 21, 2006, the Court entered an order granting the 365 Motion. The Debtors reserve the right to seek one or more further extensions should they determine it is necessary to do so.

     As described more fully below, the Debtors have already assumed a number of critical executory contracts and the cure amounts associated with such assumptions either have been paid or will have been paid prior to the Confirmation Hearing. In connection with the assumption of unexpired leases and the Debtors' remaining executory contracts, the Debtors have already reconciled the cure amounts payable in respect of such assumptions with the counterparties to such leases and contracts and shall send the counterparty to such contract or lease a "cure" notice indicating the Debtors' estimate of the "cure" amount required to be paid pursuant to section 365(b) of the Bankruptcy Code upon the assumption of such contract or lease. Counter-parties will be given an opportunity to object to such amounts pursuant to the procedures set forth in such cure notice. All cure amounts shall be paid on the Initial Distribution Date or as otherwise provided for in the Plan. Because the Debtors believe that they have already reconciled such cure amounts with the counterparties to the contracts and leases to be assumed, the Debtors do not anticipate disputes over cure amounts and, as a result of such cure amount reconciliations, the Debtors estimate that the aggregate cure amount to be paid in connection with such assumptions will be approximately $2.8 million.

          1.   Rejected Leases and Executory Contracts

     The Debtors have already obtained Court approval to reject eleven nonresidential real property leases, eight equipment leases, one employment agreement and twenty-three executory contracts. The Debtors expect to reject only a handful of remaining contracts and leases, and anticipate doing so, if at all, at, or prior to, the Confirmation Hearing.

          2.   Assumed Executory Contracts

     The Debtors have already obtained Court approval to assume ten executory contracts, six of which are critical supply contracts that will help ensure that

--------------------------------

(19) Amount excludes approximately $3.7 million of General Unsecured Claims that are Disputed Claims.

the Debtors and the Reorganized Debtors will have a sufficient supply of raw materials on terms more favorable than those in existence on the Petition Date.

     Specifically, on October 17, 2005, the Debtors obtained Court approval to assume (i) that certain sales contract for scrap foam between Maverick, Inc. and Foamex L.P., dated January 1, 2005 (as amended, the "Maverick Contract"), (ii) that certain sales contract for blended and scrap foam between Advanced Foam Recycling, Ltd. and Foamex L.P., dated July 1, 2005 (as amended, the "Advanced Foam Contract") and (iii) that certain sales contract for various forms of MDI isocyanate between Huntsman International LLC and Foamex L.P., dated September 28, 2004 (as amended, the "Huntsman Contract"). The Maverick Contract, the Advanced Foam Contract and the Huntsman Contract are each important supply contracts, the assumption of which has resulted in, among other things, cost savings and a significant increase in the Debtors' supply of scrap foam and MDI.

     In addition, on December 19, 2005, the Court entered an order approving the assumption of that certain sales contract for polyol and TDI between Foamex L.P. and Bayer Material Science LLC, dated August 19, 2005 (as amended, the "Bayer Contract"). The Bayer Contract is an important supply contract, the assumption of which will result in, among other things, a significant increase in the Debtors' availability of polyol and TDI, a return to normal credit terms and an expanded credit limit.

     On August 8, 2006, the Debtors obtained Court approval to assume an executory contract with Lyondell Chemical Company ("Lyondell"), as amended by that certain amendment (the "Lyondell Contract Amendment") executed by Foamex L.P. and Lyondell on July 25, 2006 (as amended, the "Lyondell Contract"), pursuant to which Foamex L.P. agrees to buy, and Lyondell agrees to sell, certain quantities of TDI. The Lyondell Contract, similar to the Bayer Contract discussed above, is an important supply contract and its assumption provides the Debtors with additional assurance that their TDI demands will be satisfied.

     On October 5, 2006, the Court entered an order approving the assumption of an executory contract for polyol between Foamex L.P. and Shell Chemical LP d/b/a Shell Chemical Company ("Shell"), dated March 30, 2001 (as amended, the "Shell Contract"), pursuant to which Foamex L.P. agrees to buy, and Shell agrees to sell, certain quantities of polyol. Similar to the Bayer Contract and Lyondell Contract described above, the Shell Contract is another important supply contract and its assumption provides the Debtors with further assurance that their polyol demands will be satisfied.

     The Debtors have also assumed certain customer agreements. On October 17, 2005, the Debtors obtained Court approval to assume that certain supply contract for polyurethane foam between Anatomic Concepts, Inc. and Foamex L.P., dated September 28, 2001 (as amended, the "Anatomic Contract"). The Anatomic Contract is an important supply contract with one of the Debtors' significant polyurethane foam customers, the assumption of which has resulted in, among other things, an extension of the term of the agreement.

     On March 14, 2006, the Court entered an order approving the assumption of an important supply agreement, as amended by the February 21, 2006 amendment, for lamination and foam rolls between Johnson Controls, Inc. ("JCI") and Foamex L.P. (as amended, the "JCI Contract"). JCI is an important customer of the Debtors' automotive SBU and the changes in the contract are expected to benefit both parties.

     Finally, on August 8, 2006, the Debtors obtained Court approval to assume all of their pre-petition insurance policies and related agreements (collectively, the "Insurance Agreements") entered into between the Debtors and/or their predecessors Crain Industries, Inc. and its related entities and ACE American Insurance Company and certain of its affiliates (collectively, "ACE") with respect to, among other things, workers' compensation, automobile, employer and general liability.

     The Insurance Agreements are critical to the Debtors' operations because, as a matter of state law (at least with respect to the Debtor's workers' compensation insurance), the Debtors are required to obtain and maintain the types of insurance ACE provides. Another important benefit of assumption of the Insurance Agreements is that, after the order approving assumption was entered, ACE released $1,323,068.67 to the Debtors, which represents adjustments to the pledged cash collateral provided by the Debtors to ACE. As a result of the assumption, ACE also agreed to adjust certain premiums paid to ACE by the Debtors and to reduce the amount of required letters of credit posted by the Debtors to collateralize their obligations under the Insurance Agreements.

     The Debtors continue to assess their raw material sourcing needs and general business requirements and will make any appropriate motions with respect to their remaining leases and executory contracts within the time period established by the Bankruptcy Code or such other time as may be set by the Court. The Plan provides that except for unexpired leases and executory contracts that are the subject of a motion(s) to reject that is pending on or decided prior to the Confirmation Date, the Debtors will assume all of their executory contracts and unexpired leases effective as of, and subject to the occurrence of, the Effective Date.

     J.   Reclamation Claims

     Section 546(c) of the Bankruptcy Code recognizes the statutory and common law rights of a seller of goods that has sold goods to the debtor, in the ordinary course of such seller's business, to reclaim such goods if the debtor received such goods while insolvent and the seller demands in writing reclamation of such goods (i) before ten (10) days after receipt of such goods by the debtor, or (ii) if such ten (10) day period expires after the commencement of the bankruptcy case, before twenty (20) days after receipt of such goods by the debtor. Section 546(c) further permits the bankruptcy court to deny reclamation to a seller with such a right that has made a valid demand if the court (i) grants the claim of such seller priority under section 503(b) of the Bankruptcy Code, or (ii) secures such claim with a lien.

     The Debtors have received nineteen (19) reclamation demands seeking the return of at least $20,856,115.20 worth of goods. Six of these reclamation demands failed to specify an exact amount of the alleged reclamation claim. The Debtors have satisfied certain of these alleged reclamation claims through the payment of "cure" amounts associated with contracts that have been assumed or through payments to critical vendors. The Debtors' satisfied their largest reclamation claim - that of Dow Chemical Company in the amount of $16,324,185.79
- through a critical vendor agreement with Dow Chemical Company. Certain other reclamation claims may be similarly satisfied prior to or in connection with confirmation of the Plan.

     Any reclamation claims that remain unsatisfied prior to the Confirmation Hearing will be treated as Administrative Claims under the Plan.

     K.   KERP

     On October 28, 2005, the Debtors filed a motion (the "KERP Motion") with the Court seeking approval of their Key Employee Retention Plan (the "KERP") and the continuation of their Severance Plan, as slightly modified. On November 17, 2005, the Court entered an order approving the KERP and Severance Plan. The KERP and Severance Plan are intended to assist the Debtors in retaining and incentivizing their senior management and other key employees (the "Key Employees") to work through certain key dates and to file, confirm and implement a successful plan of reorganization for the Debtors. Under the KERP, and as set forth in greater detail in the KERP Motion, the Debtors' divided their Key Employees into three groups. Group 1 consisted of 65 non-executive and three executive employees. The retention distributions to the Key Employees in Group 1 are to be made in Cash and are formula driven based upon a percentage of the Key Employee's base salary ranging from 15% to 40%. Group 2 consists of six executives and Group 3 consisted of the Debtors' three senior executives. The amounts of the retention distributions to be made to the Key Employees in Groups 2 and 3 were determined on a discretionary basis and range from 50% to 125% of the particular Key Employee's base salary. The Key Employees in Groups 2 and 3 will receive their KERP distributions in Cash, provided, however, that at the sole option of the board of directors of Reorganized Foamex International (which determination shall be made within forty-five (45) days of the Effective Date), up to 25% (for Group 2) and 50% (for Group 3) of such distributions may be made in the form of Common Stock. For purposes of determining the number of shares of Common Stock, if any, to be distributed to Key Employees in Groups 2 and 3, the Common Stock will be valued at the price per share equal to the price per share at the closing of the over the counter market on the Effective Date.(20)

--------------------------------
(20) The KERP Motion provides the Board of Directors with the option to pay a portion of the KERP distribution "in the form of common stock in the reorganized Company at a price per share that reflects the value of the equity to be distributed to the Debtors' creditors on the Effective Date of the Debtors' plan." Because the Debtors no longer will be issuing equity to creditors, the Debtors will be seeking, as part of the Confirmation Order, a modification to the KERP that would provide for the issuance of common stock under the KERP at a per share value that reflects the value of Reorganized Foamex International's Common Stock on the Effective Date.

     Payment of the KERP amounts described above are made in installments at intervals during the Chapter 11 Cases and, with respect to Groups 2 and 3, after the Effective Date.(21) Specifically, pursuant to the KERP, the Key Employees in Group 1 shall receive a Cash distribution equal to: (i) 25% of their KERP award on the earlier of the filing of a plan of reorganization and December 15, 2005 (which amount was paid); (ii) 25% of their KERP award on the earlier of the confirmation of a plan of reorganization and March 15, 2006 (which amount was paid); and (iii) 50% of their KERP award on the effective date of a plan of reorganization. Key Employees in Group 2 are entitled to receive a Cash distribution equal to 25% of their KERP award on each of: (i) February 1, 2006 (which amount was paid); (ii) the effective date of a plan of reorganization; and (iii) the 6 month anniversary of the effective date of a plan of reorganization. In addition, on the 1 year anniversary of the effective date of a plan of reorganization, Key Employees in Group 2 are entitled to receive 25% of their KERP award in Cash or, at the sole option of the board of directors of Reorganized Foamex International, in common stock in reorganized Foamex International. Finally, Key Employees in Group 3 are entitled to receive a Cash distribution equal to 25% of their KERP award on each of (i) February 1, 2006 (which amount was paid); and (ii) the effective date of a plan of reorganization. In addition, on each of the 6 month and 1 year anniversaries of the effective date of a plan of reorganization, the Key Employees in Group 3 shall be entitled to receive 25% of their KERP award in Cash or, at the sole option of the board of directors of Reorganized Foamex International, in common stock in reorganized Foamex International. Pursuant to the KERP, the board of directors of Reorganized Foamex International shall have 45 days following the Effective Date to determine whether the 25% payable to Group 2 at the 1 year anniversary of the Effective Date and the 25% payable to Group 3 on each of the 6 month and 1 year anniversaries of the Effective Date shall be payable in Cash or common stock.

L.   Litigation with PMC, Inc.

     In July 2001, Foamex L.P. purchased certain assets, but did not assume any liabilities, related to the manufacture and sale of a variety of polyurethane products from a group of sellers, including General Foam Corporation ("GFC"). PMC, Inc. ("PMC"), the parent of GFC, served as guarantor under the asset purchase agreement memorializing the sale. The guarantee, for the benefit of Foamex, covered the performance of all terms, conditions, covenants and indemnities required to be performed by the sellers (including GFC) under the agreement.

     Foamex L.P. is a party to certain disputes relating to a fire at a nightclub in Warwick, Rhode Island in February 2003. The fire destroyed the nightclub killing 100 persons and injuring over 100 others. Foamex L.P. and several of its affiliates are named as defendants, along with more than 50 other defendants, in certain litigations concerning

--------------------------------
(21) Two of the three executives in Group 3 are no longer employed by the Debtors. Accordingly, under the KERP, the post-Effective Date distributions to those two executives are forfeited.

the fire. The ensuing litigation comprising numerous cases has been consolidated in a single case, Gray v. Derderian, Case No. 04-312L (the "Rhode Island Litigation"), before the United States District Court for the District of Rhode Island. Plaintiffs have also filed proofs of claim in these Chapter 11 Cases. Such proofs of claim are included in the Class of Unliquidated Claims. Foamex L.P. and certain of its affiliates are named in the Rhode Island Litigation solely as an alleged successor to GFC, itself a defendant in the Rhode Island Litigation. In addition to other foam manufacturing defendants in the Rhode Island Litigation, GFC is alleged to have manufactured and sold polyurethane foam to a foam fabricator in Rhode Island. The foam fabricator is alleged to have then sold the foam at issue to the nightclub. The foam was among other building materials alleged to have caught fire when pyrotechnics were set off inside the nightclub.

     The Rhode Island Litigation is in its early stages and is presently stayed as against Foamex L.P. and its affiliates that are named as defendants due to the automatic stay. Foamex L.P. believes that there are multiple defenses to (i) the plaintiff's claims against GFC, and (ii) the successor liability claim against Foamex L.P. Foamex L.P. also intends, upon the lifting of the automatic stay, to continue vigorously defending itself in the Rhode Island Litigation. Foamex L.P. also believes that, if GFC is held liable for monetary damages in the Rhode Island Litigation, GFC is unable to satisfy that obligation and Foamex L.P. and/or any of its affiliates is found to have liability as a successor to GFC, there is likely to be adequate insurance available to cover such liability. However, there can be no assurance that the defenses available to GFC or to Foamex L.P. and its affiliates as an alleged successor will prevail. In addition, there can be no assurance that, if GFC is held liable for monetary damages in the Rhode Island Litigation, GFC will be able to satisfy that obligation through its insurance or assets or that the liability insurance available to Foamex L.P. will be sufficient to cover potential liability to Foamex L.P. and/or its affiliates, if any one or more of them were to be found to be a successor to GFC.

     Foamex L.P. has incurred fees and costs in defense of the Rhode Island Litigation and neither GFC nor PMC had honored Foamex L.P.'s demand for reimbursement of fees and costs, as was agreed to under the asset purchase agreement. Therefore, in November 2005, Foamex L.P. filed an adversary proceeding (the "PMC Litigation") in the bankruptcy case against PMC alleging, among other claims, that PMC breached its obligations under the asset purchase agreement by failing to reimburse Foamex L.P. for its costs related to the defense of the Rhode Island Litigation.

     On October 4, 2006, the parties to the PMC Litigation agreed, subject to certain conditions, to a settlement of the PMC Litigation. On October 19, 2006, the Court entered an order approving the settlement of the PMC Litigation. The settlement resolves the PMC Litigation in its entirety and will result in the recovery of the vast majority of Foamex L.P.'s costs and fees expended thus far in defending the Rhode Island Litigation and up to an aggregate of $2.5 million in future costs and fees, but does not settle any disputes as to any PMC obligations under the indemnity for the underlying liability, which is subject to the same $2.5 million indemnity cap. In view of the Court's approval of the settlement, the Debtors dismissed the complaint concerning the PMC Litigation, without prejudice.

     M.   Incentive Plan for the Foamex's Salaried Employees

     On October 10, 2006, Foamex filed a motion (the "Incentive Plan Motion") with the Court seeking approval of an incentive plan for their salaried employees (the "Incentive Plan"). In designing the proposed Incentive Plan, the Debtors borrowed heavily from the basic incentive plan structure that had been in place in prior years, with some modifications suggested by the Debtors' compensation consultants, Bright Tree Consulting. The cost of the Incentive Plan will be approximately $5.9 million if the Debtors achieve 100% of the target performance goal for 2006 ($151 million of EBITDA) and as much as approximately $11.7 million if the Debtors achieve 110% of their target performance goal. On October 30, 2006, the Court entered an order approving the Incentive Plan Motion, as modified therein.

     N.   Senior Secured Note Premium Claim Litigation

          1.   Background and Filing of Senior Secured Note Premium Complaint

     On November 3, 2006, the Debtors filed a complaint (the "Senior Secured Note Premium Claim Complaint") commencing an adversary proceeding against the Senior Secured Notes Indenture Trustee in the Bankruptcy Court (Adv. Pro. No. 06-50913) seeking, among other things, a declaration that no call premium, prepayment fee or penalty or change of control premium is payable under the Senior Secured Notes Indenture on account of the treatment of the Senior Secured Note Claims under the Plan (the "Senior Secured Note Premium Claim Litigation").

     Subsequent to the filing of the Plan and Disclosure Statement, on October 23, 2006,(22) counsel for the Ad Hoc Committee of Senior Secured Noteholders advised the Debtors' representatives of the Ad Hoc Committee of Senior Secured Noteholders' demands for payment of a prepayment premium in the amount of as much as $16,125,000 or, in the alternative, a change of control premium in the amount of $3,000,000. The Debtors believe that no premium of any type is payable and commenced the Senior Secured Note Premium Claim Litigation to obtain a Bankruptcy Court order declaring that such amounts are not payable.

          2. Legal and Factual Bases Underlying the Senior Secured Note Premium Complaint

               (a) The Senior Secured Notes Indenture Fails to Provide for Payment of any Call or Prepayment Premium.

     The Debtors assert in the Senior Secured Note Premium Claim Litigation that no call premium, prepayment fee or penalty is or will become due under the express terms of the Senior Secured Notes Indenture as a result of the treatment afforded the

--------------------------------
(22) The Ad Hoc Committee contends that such demand had been made as early as February 2006 in connection with negotiations relating to the Original Plan and at various times thereafter.

Senior Secured Note Claims under the Plan. The only two references to any call premiums or prepayment fees or penalties appear in sections 3.07 and 6.02 of the Senior Secured Notes Indenture. Section 3.07, which is entitled "Optional Redemption," provides, among other things, that Foamex may redeem the Senior Secured Notes at any time after April 1, 2006; provided, however, if a redemption occurs during specified periods, Foamex is required to pay the holders of the Senior Secured Notes a premium as follows:

                    On and after April 1, 2006: 105.375%

                    On and after April 1, 2007: 102.688%

                    On and after April 1, 2008: 100.000%

     Section 6.02 of the Senior Secured Notes Indenture deals with acceleration. The first paragraph of section 6.02 states that a bankruptcy filing automatically accelerates the Senior Secured Notes. The Debtors submit that the Senior Secured Notes Indenture does not require or contemplate payment of any call premiums or prepayment fees or penalties upon an acceleration resulting from a bankruptcy filing. The third paragraph of section 6.02 of the Senior Secured Notes Indenture provides for the payment of a premium upon acceleration only in certain limited circumstances as follows(23):

                    If an Event of Default occurs on or after April 1, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the [Senior Secured] Notes pursuant to Section 3.07 hereof, then, upon acceleration of the [Senior Secured] Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the [Senior Secured] Notes to the contrary notwithstanding. If an Event of Default occurs prior to April 1, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the [Senior Secured] Notes prior to such date, then upon acceleration of the [Senior Secured] Notes, an additional premium shall also become and be immediately due and payable in an amount for each of the years beginning in April of the years set forth below, as set forth below . . . .

--------------------------------

(23) Capitalized terms used and not defined in this paragraph shall have the meanings ascribed to them in the Senior Secured Notes Indenture.

     Thus, according to the Senior Secured Note Premium Complaint, the premium provided for in the third paragraph of section 6.02 of the Senior Secured Notes Indenture is not payable here, because these chapter 11 cases - which triggered an Event of Default that caused an automatic acceleration of the Senior Secured Notes - were not commenced with the willful intention of avoiding the prohibition on redemption of the Senior Secured Notes, the only circumstance where acceleration would require payment of the premium. No other provision of the Senior Secured Notes Indenture entitles the holders of the Senior Secured Notes to a call or prepayment premium or penalty in the event of an acceleration of the indebtedness.

     Therefore, once the Senior Secured Notes were accelerated by the commencement of the Debtors' chapter 11 cases, any subsequent repayment under a plan of reorganization is not subject to the "optional redemption premium" provided for in section 3.07 of the Senior Secured Notes Indenture.

     The Ad Hoc Committee of Senior Secured Noteholders disputes the Debtors' contention that no call or prepayment premium will become due and payable under the Senior Secured Notes Indenture. Specifically, the Ad Hoc Committee of Senior Secured Noteholders alleges that because the Debtors are solvent and have the option of reinstating the Senior Secured Notes, pursuant to section 1124(2) of the Bankruptcy Code, by choosing not to do so, the Debtors are effectively prepaying the Senior Secured Notes voluntarily. As a result of this alleged "voluntary" or "optional" prepayment, absent a settlement of the dispute, the Ad Hoc Committee of Senior Secured Noteholders would assert that the Senior Secured Noteholders are entitled under the Plan to a call premium equal to either (a)
5.375%, or $16,125,000, if the Senior Secured Note Base Claim is paid on or before March 31, 2007, or (b) 2.688%, or $8,064,000, if the Senior Secured Note Base Claim is paid on or after April 1, 2007.

     The Debtors contend that neither their solvency nor section 1124(2) of the Bankruptcy Code has any factual or legal relevance to the parties' dispute. However, even putting that aside, if the Ad Hoc Committee of Senior Secured Noteholders is correct, and the Debtors could reinstate the Senior Secured Notes under section 1124(2), then the Debtors believe that, at a minimum, they would not be required to pay default interest on the principal amount of the Senior Secured Notes to be reinstated ($300,000,000). Assuming that the Debtors emerge from chapter 11 on February 25, 2007, that would mean that, if the Senior
Secured Notes Indenture Trustee were to prevail in the Senior Secured Note Premium Litigation, the amount awarded to it would be reduced by the amount of default interest it would otherwise have been entitled to during the period from the Petition Date through February 25, 2007, or approximately $4,250,000. Assuming no default interest for that period, the most the Senior Secured Notes Indenture Trustee could recover in the Senior Secured Note Premium Litigation on account of any call or prepayment premium would be $11,875,000.

               (b) The Amount of any Call or Prepayment Premium is not Reasonable Under Section 506(b)

     Section 506(b) of the Bankruptcy  Code provides,  in relevant part: "To the
extent   that an allowed secured claim is secured by property the value of which
.. . . is greater  than the  amount of such  claim, there shall be allowed to the holder of such claim, interest on such claim, and any reasonable fees, costs, or charges provided for under the agreement or State statute under which such claim arose." 11 U.S.C. ss. 506(b) (emphasis added).

     Thus, in the alternative, the Debtors submit that, if a call or prepayment premium is determined to be payable under the Senior Secured Notes Indenture, the amounts specified therein are not reasonable under section 506(b) of the Bankruptcy Code. The Ad Hoc Committee of Senior Secured Noteholders believes that the call premium amount specified in the Senior Secured Notes Indenture is reasonable and would be allowed under section 506(b) of the Bankruptcy Code.

               (c)  The Change of Control Premium Claim

     In the alternative, if no call or prepayment premium is Allowed, then the Ad Hoc Committee of Senior Secured Noteholders has asserted that the Senior Secured Noteholders are entitled to a change of control premium equal to 1% of the original principal amount of the Senior Secured Notes, or $3,000,000.

     Pursuant to section 4.15 of the Senior Secured Notes Indenture, "[u]pon the occurrence of a Change of Control, the Issuers will make an offer . . . to each Holder to repurchase all or any part . . . of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest." The Senior Secured Notes Indenture defines Change of Control as the occurrence of any of the following(24):



                    (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Foamex and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below);

                    (2) the adoption of a plan relating to the liquidation or dissolution of Foamex;

                    (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties and disregarding

--------------------------------
(24) Capitalized terms used and not defined in this paragraph shall have the meanings ascribed to them in the Senior Secured Notes Indenture.

                    any holding companies or similar entities whose principal asset is Voting Stock of Foamex, becomes the Beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of Foamex, measured by voting power rather than number of shares;

                    (4) the first day on which a majority of the members of the Board of Directors of Foamex are not Continuing Members, provided that notwithstanding the foregoing, so long as Foamex is a Subsidiary of Foamex International, this provision shall be deemed to be complied with for so long as the majority of the members of the Board of Directors of Foamex International are Continuing Members; or

                    (5) for so long as the Senior Subordinated Notes are outstanding, a change of control under the indentures governing the Senior Subordinated Notes.

     The Debtors do not believe that any such change of control has occurred; nor do they believe that the transactions contemplated under the Plan give rise to any such change of control. As a result, the Debtors do not believe that any change of control premium is or would be payable under the Senior Secured Notes Indenture. The Ad Hoc Committee of Senior Secured Noteholders believes that the execution by the Debtors and the Significant Equityholders of the Equity Commitment Agreement has, or, alternatively, the consummation of the Rights Offering will, trigger a change of control for purposes of the Senior Secured Notes Indenture.

               (d) The Bar Date Order Precludes Recovery of Either a Call or Prepayment Premium or a Change of Control Premium

     Finally, the Debtors assert that the Bar Date Order precludes the Senior Secured Indenture Trustee and the Senior Secured Noteholders from recovering either a call or prepayment premium, fee or penalty or a change of control premium.

     On or about December 8, 2005, the Trustee timely filed a proof of claim in each Debtor's chapter 11 case (claim nos. 865-873, collectively, the "Trustee POCs"), asserting a secured claim against each Debtor for money loaned in the amount of $312,452,083.33 (comprised of principal in the amount of $300,000,000 and prepetition interest in the amount of $12,452,083.33), and postpetition interest at the default rate accrued from the Petition Date through December 8, 2005, in the amount of $7,854,872.24. The Trustee POCs also expressly reserved unliquidated claims for "[i]nstallment interest payments due on the [Senior Secured] Notes [that] continue to accrue post-petition at the default rate under the Indenture," together with "Trustee administration fees and expenses" and attorneys fees and expenses accruing postpetition.

     The Trustee POCs do not make reference to a claim for the payment of any premiums, whether characterized as a call or prepayment premium, fee or penalty or a change of control or other premium and, as a result, according to the Debtors, any such claim must be disallowed by virtue of the Bar Date Order. The Ad Hoc Committee of Senior Secured Noteholders disputes whether the Bar Date Order precludes recovery of any premiums, arguing instead that the Trustee POCs reference the Senior Secured Notes Indenture, the terms of which are known to the Debtors. Nevertheless, subsequent to the filing of the Senior Secured Note Premium Complaint, on November 13, 2006, the Senior Secured Notes Indenture Trustee amended its proofs of claim, among other things, to make express mention for the first time of a premium claim. The Debtors do not believe that such an amendment is lawful and, absent an affirmative vote on the Plan from Class 3 and the resulting settlement of the Senior Secured Note Premium Claim described below and contained in the Plan, will object to or otherwise challenge the amended proofs of claim. The Senior Secured Notes Indenture Trustee believes that the amended proof of claim relates back to the original filing date of the Trustee POCs or, alternatively, that the Court would permit such amendment and the prosecution of the Senior Secured Note Premium Claim.

     3.   Proposed   Settlement  of  the  Senior   Secured  Note  Premium  Claim
Litigation.

     The Senior Secured Note Premium Claim Litigation is in its initial stages. The Debtors anticipate that many of the issues are capable of being resolved through summary judgment. Thus far, no such motions have been filed and the Senior Secured Notes Indenture Trustee has yet to answer the Senior Secured Note Premium Complaint.

     Since the filing of the Senior Secured Note Premium Claim Complaint, representatives of the Debtors, the Significant Equityholders and the Ad Hoc Committee of Senior Secured Noteholders, including a steering committee comprised of Senior Secured Noteholders (the "Steering Committee"), have engaged in extensive settlement discussions to try and resolve the Senior Secured Notes Premium Claim Litigation. To avoid the uncertainty, delay and potentially significant costs(25) attendant to further litigation, on November 22, 2007, the parties to the negotiations reached a proposed settlement that, if approved as part of the Plan, would resolve all of the outstanding issues related to the Senior Secured Note Claims. The proposed settlement is supported by the Ad Hoc Committee of Senior Secured Noteholders and the Senior Secured Notes Indenture Trustee as well as the Significant Equityholders.

     Pursuant to the proposed settlement, if Class 3 votes to accept the Plan then:

--------------------------------
(25) The Debtors are obligated to pay the Senior Secured Notes Indenture Trustee's reasonable fees and expenses in connection with the Senior Secured Note Premium Claim Litigation to the extent specified in the Senior Secured Notes Indenture.

     o the Senior Secured Note Base Claim plus Post-Petition Interest shall be Allowed;

     o the Senior Secured Note Premium Claim shall be Allowed in an amount equal to $7,500,000;

     o the Debtors shall take all steps necessary to dismiss, with prejudice, the Senior Secured Note Premium Claim Litigation;

     o on the Initial Distribution Date, in full and final satisfaction and settlement of the Senior Secured Note Base Claim and the Senior Secured Note Premium Claim, each holder of an Allowed Senior Secured Note Claim shall receive, in addition to any deemed receipt of its pro rata share of the Senior Secured Notes Adequate Protection Professional Payments, Cash in an amount equal to such holder's Allowed Senior Secured Note Base Claim plus Post-Petition Interest and such holder's pro rata share of the Senior Secured Note Premium Settlement Amount; and

     o all holders of Senior Secured Note Claims shall be bound by the settlement of the Senior Secured Note Premium Claim Litigation whether or not they vote for or against the Plan.

     Alternatively, the Plan provides that if Class 3 votes to reject the Plan, thereby voting to reject the proposed settlement, then:

     o the Senior Secured Note Base Claim plus Post-Petition Interest shall be deemed Allowed, however, the Debtors reserve the right to assert that the Senior Secured Noteholders are not entitled to default interest on the original principal amount of the Senior Secured Notes during the pendency of these Chapter 11 Cases if the Senior Secured Note Premium Claim is later Allowed;

     o the Senior Secured Note Premium Claim shall remain a Disputed Claim and, on the Initial Distribution Date, the Debtors will establish the Senior Secured Note Claims Reserve, which will be funded with Cash or the Senior Secured Notes Letter of Credit in an amount to be determined by the Court at or prior to the Confirmation Hearing;

     o on the Initial Distribution Date, in full and final satisfaction of the Senior Secured Note Base Claim, each holder of an Allowed Senior Secured Note Base Claim shall receive, in addition to any deemed receipt of its pro rata share of the Senior Secured Notes Adequate Protection Professional Payments, Cash in an amount equal to such holder's Allowed Senior Secured Note Base Claim plus Post-Petition Interest; and

     o on the date on which the Senior Secured Note Premium Claim is Allowed by Final Order, or as soon as practicable thereafter, the full Allowed amount of the Senior Secured Note Premium Claim shall be paid in full in Cash with the Cash on deposit in the Senior Secured Note Claim Reserve or proceeds of the Senior Secured Notes Letter of Credit, as applicable.

     Importantly, if Class 3 votes to reject the Plan and the Debtors prevail in the Senior Secured Note Premium Claim Litigation, then no call premium, prepayment fee or penalty or change of control premium will be due and payable and any and all amounts reserved for such Claim in the Senior Secured Note Premium Claim Reserve shall be returned to the Reorganized Debtors or the Senior Secured Notes Letter of Credit will be canceled, as the case may be. Alternatively, if the Senior Secured Notes Indenture Trustee prevails, then the Debtors could be liable for as much as $16,125,000 plus interest on such amount at the default rate specified in the Senior Secured Notes Indenture (i.e. 11.75%) from the date determined by the Court, plus the Senior Secured Notes Indenture Trustee's reasonable fees and expenses incurred in defending the Senior Secured Note Premium Claim Litigation. However, in that event, the Debtors do not believe that the Senior Secured Noteholders would be entitled to Post-Petition Interest at the default rate on the Senior Secured Note Principal Claim and the Plan specifically reserves the Debtors' right to assert as much.

     4.   Implementation of the Settlement

     In furtherance of the proposed settlement of the Senior Secured Notes Premium Claim Litigation, each member of the Steering Committee, certain other members of the Ad Hoc Committee of Senior Secured Noteholders and the Significant Equityholders that also are Senior Secured Noteholders, all of whom collectively own approximately $185 million of Senior Secured Notes, have entered into a Plan Support Agreement pursuant to which, subject to the conditions specified therein, among other things, they will agree to vote their Claims in favor of the Plan and not to transfer their Senior Secured Notes to any person or entity that does not agree to vote in favor of the Plan. In addition, the Ad Hoc Committee of Senior Secured Noteholders and the Senior Secured Notes Indenture Trustee have submitted a joint letter to be distributed along with this Disclosure Statement, the Ballots and the Debtors' other solicitation materials to holders of Senior Secured Notes urging them to accept the proposed settlement of the Senior Secured Note Premium Claim Litigation and to vote in favor of the Plan.

     The Debtors believe that the proposed settlement is in their best interests as well as those of the Senior Secured Noteholders and these estates. The Debtors will be seeking approval of the proposed settlement from the Court at the Confirmation Hearing pursuant to Bankruptcy Rule 9019.

                                      VII.

                             CHAPTER 11 PLAN PROCESS

     A.   History of the Second Amended Plan

          1.   The Original Plan and Disclosure Statement

     On September 22, 2005, just three days after the Petition Date, the Debtors filed an 8-K, which memorialized the Debtors' agreement in principle with members of the Ad Hoc Committee of Senior Secured Noteholders on the key terms of the Debtors' Plan. That term sheet eventually formed the basis of the Debtors' Original Plan, which the Debtors filed along with the Original Disclosure Statement on December 23, 2005.

     Under the Original Plan, the Senior Secured Noteholders would receive their pro rata share of 100% of the equity in Reorganized Foamex International, and the Senior Subordinated Noteholders and the Debtors' general unsecured creditors would receive their pro rata share of warrants to purchase 5% of the equity in Reorganized Foamex International and up to $1.5 million of cash (not to exceed 5% of their claims), respectively, so long as their respective Classes voted to accept the Original Plan. The holders of the Debtors' Equity Interests would receive no distributions on account of such Interests. The Original Plan was supported by the Ad Hoc Committee of Senior Secured Noteholders. The Creditors' Committee and The Bank of New York, as indenture trustee for the Senior Subordinated Notes, among others, opposed the Original Plan, arguing principally that the underlying valuation was too low and denied the Debtors' Senior Subordinated Noteholders and General Unsecured Creditors an adequate recovery.

          2.   Subsequent Plan Negotiations

     Following the filing of the Original Plan and Disclosure Statement, the Debtors, the Ad Hoc Committee of Senior Secured Noteholders and the Creditors' Committee participated in negotiations aimed at resolving the Creditors' Committee's objections to the Original Plan. The parties also commenced plan negotiations with Steel Partners, the Debtors' single largest Senior Subordinated Noteholder and unsecured creditor. These negotiations lasted the better part of three months through April 2006, during which time, in an effort to achieve a broader consensus, the Debtors adjourned the hearing on the Original Disclosure Statement.

     The negotiations produced an "agreement in principle" on the terms of a consensual plan. Essentially, the "agreement in principle" called for a rights offering to the Debtors' Senior Subordinated Noteholders, which would have allowed them to purchase all of the shares of common stock in Reorganized Foamex International. The proceeds of such rights offering would have been used to repay the Allowed Senior Secured Note Claims. In addition, the "agreement in principle" would have provided for greater recoveries to the Debtors' other unsecured creditors than those provided under the Original Plan. The Debtors' equity holders would have received no distributions on account of their Interests.

     The Debtors ultimately determined that it was not in their best interests nor those of these estates to proceed immediately toward approval of a plan that would embody the "agreement in principle." Fundamentally, the Debtors'
significantly improved operating performance over the six months immediately preceding April 2006 suggested that the recoveries negotiated as part of the "agreement in principle" might no longer be supportable. The Debtors' generated EBITDA far in excess of the Debtors' projections for the fourth quarter of 2005 and the first quarter of 2006. In view of the Debtors' improved operating performance, the Debtors thought it prudent to pause to re-evaluate their business plan and projections and to decide, after that re-evaluation, whether the recoveries negotiated as part of the "agreement in principle" continued to be supportable.

          3. Retention of Alvarez & Marsal as the Debtors' Business Operations Consultant

     To assist the Debtors in their development of a revised business plan and projections, the Debtors retained Alvarez & Marsal Business Consulting, LLC ("Alvarez & Marsal"). In addition to assisting in developing a revised business plan, Alvarez & Marsal was tasked with assessing and analyzing the Debtors' business operations, identifying material operational improvement opportunities, and quantifying the benefits that could be generated from implementing those improvement opportunities. Alvarez & Marsal completed its business assessment toward the end of May 2006, and, together with Miller Buckfire and the Debtors' senior management, presented a revised business plan and projections for 2006 and beyond to the Debtors' board of directors in early June 2006.(26) The revised business plan and projections underlie the Plan.

          4.   First Amended Plan

     Armed with a revised business plan and projections that for the first time imply recoveries for the Debtors' Equityholders, the Debtors immediately embarked on a process to obtain financing to repay valid claims in full or otherwise leave them unimpaired and to maximize recoveries for their existing Equityholders. With the assistance of Miller Buckfire, the Debtors sent requests for debt financing proposals upon their emergence from chapter 11 to 19 commercial and investment banks and also commenced discussions with the Significant Equityholders about investing additional equity into Foamex through a Rights Offering. The combination of the debt and equity financing would be used to repay Allowed Creditor Claims in full or otherwise leave them unimpaired and to fund the Reorganized Debtors' working capital requirements upon their emergence from chapter 11. Ultimately, the Debtors concluded, in the exercise of their business judgment, and in consultation with Miller Buckfire and Paul Weiss, that the Exit Facilities and the Rights Offering provided the Debtors with the best means of maximizing value for their Creditors and Equityholders.

--------------------------------
(26) Pursuant to the Court order approving their retention, Alvarez & Marsal's findings were also shared with the Creditors' Committee and the Ad Hoc Committee of Senior Secured Noteholders.

     On October 13, 2006, Foamex International entered into the Equity Commitment Agreement to conduct a $150 million Rights Offering to holders of Existing Common Stock and Existing Preferred Stock. Subject to the terms of the Equity Commitment Agreement, several Equityholders - D. E. Shaw, Goldman, Sachs & Co., Sigma Capital Associates, LLC, Par IV Master Fund, Ltd. and Sunrise Partners Limited Partnership (collectively the "Significant Equityholders") - have committed to fund any shortfall between $150 million and the actual proceeds from the Rights Offering through their commitment to purchase, as applicable, New Preferred Stock or Additional Common Stock on the Effective Date pursuant to the Plan.

     Separately, on October 13, 2006, Foamex L.P. entered into a commitment with a group of lenders led by Bank of America, N.A. and Banc of America Securities LLC for up to $790 million of exit financing, of which it expects to draw approximately $635 million immediately upon its emergence from chapter 11.(27) Once consummated, the combination of the new equity investment and the exit financing would allow the Debtors to satisfy all Allowed Claims in full and allow holders of Existing Common Stock to retain their ownership interests, subject to any dilution that may occur in connection with the Rights Offering or otherwise.

          5.   The Plan

     On November 27, 2007, the Debtors filed the Plan. The Plan reflects changes to the First Amended Plan, including the change in the treatment of Class 3 based upon the proposed settlement of the Senior Secured Note Premium Claim Litigation described in Article VI.N above.

                                     VIII.

                               SUMMARY OF THE PLAN

     A.   Introduction

     The Debtors believe that confirmation of the Plan is critical to their continued survival and that the Plan provides the best opportunity for maximum recoveries for their creditors and shareholders. As a legal matter, the Debtors' creditors cannot receive more than the full recoveries provided for under the Plan and the Debtors believe, and will demonstrate to the Court, that their shareholders will receive at least as much, and likely far more, in value under the Plan than they would receive in a liquidation under chapter 7 of the Bankruptcy Code.

     THE FOLLOWING IS A SUMMARY OF SOME OF THE SIGNIFICANT ELEMENTS OF THE PLAN. THIS DISCLOSURE STATEMENT

--------------------------------
(27) The Debtors also filed a motion with the Bankruptcy Court seeking approval of the commitments described above, the commencement of the rights offering, the Company's payment of certain premiums, fees and expenses in connection therewith and modification of the DIP Credit Facilities to permit the foregoing. A hearing to consider the Debtors' request for approval of the commitments and the payment of such amounts is scheduled for November 27, 2006.

IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN.

     B. Classification and Treatment of Administrative Claims, Claims and Equity Interests Under the Plan

     Only  administrative  expenses,   claims  and  equity  interests  that  are
"allowed" may receive distributions under a chapter 11 plan. An "allowed" administrative expense, claim or equity interest simply means that the Debtors agree, or in the event of a dispute, that the Court determines, that the administrative expense, claim or equity interest, including the amount thereof, is in fact a valid obligation of, or equity interest in, the Debtors. Section 502(a) of the Bankruptcy Code provides that a timely filed administrative expense, claim or equity interest is automatically "allowed" unless the debtor or another party in interest objects. However, section 502(b) of the Bankruptcy Code specifies certain claims that may not be "allowed" in a bankruptcy case even if a proof of claim is filed. These include, without limitation, claims that are unenforceable under the governing agreement or applicable non-bankruptcy law, claims for unmatured interest on unsecured and/or undersecured obligations, property tax claims in excess of the debtor's equity in the property, claims for certain services that exceed their reasonable value, nonresidential real property lease and employment contract rejection damage claims in excess of specified amounts, and late-filed claims. In addition, Bankruptcy Rule 3003(c)(2) prohibits the allowance of any claim or equity interest that either is not listed on the debtor's schedules or is listed as disputed, contingent, or unliquidated if the holder has not filed a proof of claim or equity interest before the deadline to file proofs of claim and equity interests.

     The Bankruptcy Code also requires that, for purposes of treatment and voting, a chapter 11 plan divide the different claims against, and equity interests in, the Debtors into separate classes based upon their legal nature. Claims of a substantially similar legal nature are usually classified together, as are equity interests of a substantially similar legal nature. Because an entity may hold multiple claims and/or equity interests which give rise to different legal rights, the holders of such claims and/or equity interests may find themselves as members of multiple classes of claims and/or equity interests.

     Under a chapter 11 plan, the separate classes of claims and equity interests must be designated either as "impaired" (altered by the plan in any way) or "unimpaired" (unaltered by the plan). If a class of claims or interests is "impaired," the Bankruptcy Code affords certain rights to the holders of such claims or interests, such as the right to vote on the plan (unless the plan provides for no distribution to the holder, in which case, the holder is deemed to reject the plan), and the right to receive an amount under the chapter 11 plan that is not less than the value that the holder would receive if the debtor were liquidated under chapter 7. Under section 1124 of the Bankruptcy Code, a class of claims or interests is "impaired" unless, with respect to each claim or interest of such class, the plan (i) does not alter the legal, equitable or contractual rights of the holders of such claims or interests or (ii) irrespective of the holders' right to receive accelerated payment of such claims or interests after the occurrence of a default, cures all defaults

(other than those arising from, among other things, the debtor's insolvency or the commencement of a bankruptcy case), reinstates the maturity of the claims or interests in the class, compensates the holders of such claims or interests for any damages incurred as a result of their reasonable reliance upon any acceleration rights and does not otherwise alter their legal, equitable or contractual rights. Typically, this means that the holder of an unimpaired claim will receive on the later of the effective date of the plan of reorganization or the date on which amounts owing are due and payable, payment in full, in cash, with post-petition interest to the extent permitted and provided under the governing agreement between the parties (or, if there is no agreement, under applicable non-bankruptcy law), and the remainder of the debtor's obligations, if any, will be performed as they come due in accordance with their terms. Thus, other than its right to accelerate the debtor's obligations, the holder of an unimpaired claim will be placed in the same position it would have been in had the debtor's case not been commenced.

     Consistent with these requirements the Plan divides the Claims against, and Equity Interests in, the Debtors into the following Classes and affords the treatments described below:

Unclassified         Administrative Claims                         Paid in full

Unclassified         Priority Tax Claims                           Paid in full

Unclassified         DIP Financing Claims                          Paid in full

Class 1              Other Priority Claims                         Unimpaired

Class 2              Other Secured Claims                          Unimpaired

Class 3              Senior Secured Note Claims                    Impaired(28)

Class 4              Senior Subordinated Note Claims               Unimpaired

Class 5              General Unsecured Claims                      Unimpaired

Class 6              Unliquidated Claims                           Unimpaired

Class 7              Intercompany Claims                           Unimpaired

Class 8              Equity Interests in Surviving Debtor          Unimpaired
                     Subsidiaries

Class 9              Existing Preferred Stock                      Impaired

--------------------------------
(28) If Class 3 votes to reject the Plan, then the Debtors reserve the right to assert that the Plan treatment accorded the holders of Senior Secured Note Claims in that circumstance renders Class 3 unimpaired. The Senior Secured Notes Indenture Trustee and the Ad Hoc Committee of Senior Secured Noteholders reserve their right to challenge any such request.

Class 10             Existing Common Stock                         Impaired

Class 11             Other Common Equity Interests in Foamex       Unimpaired
                     International

     For purposes of computing distributions under the Plan, Allowed Claims do not include Post-Petition Interest unless otherwise specified in the Plan.

     1. Unclassified -- Administrative Claims

     Administrative Claims are any rights to payment constituting a cost or expense of administration of the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Estates, any actual and necessary costs and expenses of operating the Debtors' business, any Substantial Contribution Claims, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all valid and existing reclamation claims, all compensation and reimbursement of expenses to the extent awarded by the Court under sections 330, 331 or 503 of the Bankruptcy Code, and any fees or charges assessed against the Debtors' Estates under section 1930 of title 28 of the United States Code, but excluding any Senior Secured Notes Adequate Protection Payments.

     Except with respect to Administrative Claims that are Fee Claims, each holder of an Allowed Administrative Claim shall receive (a) Cash in an amount equal to the amount of such Allowed Administrative Claim on the later of the Initial Distribution Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable, or (b) such other treatment as the Debtors and such holder shall have agreed upon, which treatment shall be reasonably acceptable to the Significant Equityholders; provided, however, that Allowed Ordinary Course Administrative Claims shall be paid in full in the ordinary course of business of the Reorganized Debtors in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

     The Confirmation Order will establish a bar date for filing applications for the allowance of Administrative Claims (except for Fee Claims, Ordinary Course Administrative Claims, Substantial Contribution Claims and any fees or charges assessed against the Estates under section 1930 of title 28 of the United States Code), which date (the "Administrative Claims Bar Date") will be the first business day that is forty-five (45) days after the Confirmation Date. Holders of Administrative Claims, except for Fee Claims, Ordinary Course Administrative Claims, Substantial Contribution Claims and any fees or charges assessed against the Estates under section 1930 of title 28 of the United States Code, not paid prior to the Confirmation Date shall submit requests for payment on or before the Administrative Claims Bar Date or forever be barred from doing so and from receiving payment thereof. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) will set forth the Administrative Claims Bar Date and constitute notice of the Administrative Claims Bar Date. The Reorganized Debtors shall have until the Claims Objection Deadline (or such longer period as may be allowed by order of the Court) to review and object to all Administrative Claims.

     (a) Fee Claims. Fee Claims means an Administrative Claim under sections 330(a), 331 or 503 of the Bankruptcy Code for compensation of a professional or other person for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Confirmation Date, including the reasonable non-legal expenses of the individual members of the Creditors' Committee incurred in the discharge of their duties as members of the Creditors' Committee, but excluding any Substantial Contribution Claims, Senior Secured Notes Adequate Protection Payments (which shall be paid in accordance with the DIP Order) and fees and expenses to be paid under the Exit Facility Commitment Letter and the Equity Commitment Agreement (which fees and expenses shall be paid in accordance with the terms of the Exit Facility Commitment Letter and the Equity Commitment Agreement, as applicable). All requests for compensation or reimbursement of Fee Claims pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code for services rendered prior to the Confirmation Date shall be filed and served on the Reorganized Debtors and their counsel, the United States Trustee, counsel to the Creditors' Committee, counsel to the Significant Equityholders and the Exit Facilities Agent and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or any other order(s) of the Court, no later than forty-five (45) days after the Confirmation Date. Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Fee Claims against the Debtors, the Reorganized Debtors or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claims must be filed and served on the Reorganized Debtors and their counsel and the requesting party no later than thirty (30) days (or such longer period as may be allowed by order of the Court) after the date on which an application for final allowance of such Fee Claims was filed and served.

     (b) Substantial Contribution Claims. All requests for compensation or reimbursement of Substantial Contribution Claims shall be filed and served on the Reorganized Debtors and their counsel, the United States Trustee, counsel to the Significant Equityholders, counsel to the Exit Facilities Agent and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or any other order(s) of the Court, no later than forty-five (45) days after the Effective Date. Unless such deadline is extended by agreement of the Reorganized Debtors, holders of Substantial Contribution Claims that are required to file and serve applications for final allowance of their Substantial Contribution Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Substantial Contribution Claims against the Debtors, the Reorganized Debtors or their respective properties, and such Substantial Contribution Claims shall be deemed discharged as of the Effective Date. Objections to any Substantial Contribution Claims must be filed and served on the Reorganized Debtors and their counsel and the requesting party no later than thirty (30) days (or such longer period as may be allowed by the Reorganized Debtors or by order of the Court) after the date on which an application for final allowance of such Substantial Contribution Claims was filed and served.

     2.   Unclassified -- Priority Tax Claims

     A Priority Tax Claim consists of any Claim that is entitled to a priority in right of payment under section 502(i) or 507(a)(8) of the Bankruptcy Code.

     Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, which shall be reasonably acceptable to the Significant Equityholders and the Exit Facilities Agent, or the Court has previously ordered otherwise, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim plus Post-Petition Interest on the later of the Initial Distribution Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, deferred Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim plus Post-Petition Interest, plus interest on such aggregate amount over such period at the same rate as such Post-Petition Interest. All Allowed Priority Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business without Post-Petition Interest, in accordance with the terms thereof.

     3.   Unclassified -- DIP Financing Claims

     DIP Financing Claims means all Claims arising under or relating to the DIP Credit Facilities and all agreements and instruments relating thereto.

                  On the Effective Date, except to the extent that the holders of the DIP Financing Claims and the Debtors agree to a different treatment, which shall be reasonably acceptable to the Significant Equityholders and the Exit Facilities Agent, the holders of the DIP Financing Claims, or their designee(s), shall receive payment in full in Cash of all DIP Financing Claims in full and final satisfaction thereof other than the obligations under the indemnity and other provisions of the DIP Credit Facilities that by their terms survive the termination of the DIP Credit Facilities.

4.       Class 1 -- Other Priority Claims

     Other Priority Claims are Claims that are entitled to priority  pursuant to section 507(a) of the Bankruptcy Code - other than Administrative Claims and Priority Tax Claims. Such claims may include (i) unsecured Claims for accrued employee compensation earned within 180 days prior to commencement of these Chapter 11 Cases to the extent of $10,000 per employee and (ii) contributions to employee benefit plans arising from services rendered within 180 days prior to the commencement of these Chapter 11 Cases, but only for each such plan to the extent of (a) the number of employees covered by such plan multiplied by $10,000, less (b) the aggregate amount paid to such employees as a priority for wages, salaries or commissions, plus the aggregate amount paid on behalf of such employees to other benefit plans.

     Except to the extent that a holder of an Allowed Other Priority Claim and the Debtors agree to a different treatment, which shall be reasonably acceptable to the Significant Equityholders and the Exit Facilities Agent, each holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Claim, payment in full in Cash in an amount equal to such Allowed Other Priority Claim plus Post-Petition Interest on or as soon as practicable after the later of the Initial Distribution Date and the date when such Other Priority Claim becomes an Allowed Other Priority Claim. All Allowed Other Priority Claims which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors in the ordinary course of business in accordance with the terms thereof.

     Because the Court entered an order authorizing the Debtors to pay, among other things, unpaid prepetition employee compensation and benefits, the Debtors estimate that the Allowed Claims in Class 1 that are due and payable pursuant to the Plan on or before the Effective Date will be nominal, if any.

     Class 1 is unimpaired under the Plan. Holders of Allowed Other Priority Claims in Class 1 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     5.   Class 2 -- Other Secured Claims

     Other Secured Claims means any Secured Claim (including a perfected mechanics lien), other than the DIP Financing Claims and the Senior Secured Note Claims, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, the amount of such Claim that is subject to such setoff.

     Except to the extent that a holder of an Allowed Other Secured Claim and the Debtors agree to a different treatment, which shall be reasonably acceptable to the Significant Equityholders and the Exit Facilities Agent, at the sole option of the Debtors, in full and final satisfaction of such Claim, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or to receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim plus Post-Petition Interest in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Initial Distribution Date and the date such Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Initial Distribution

Date and the date such Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

     Class 2 is unimpaired under the Plan. The holders of Allowed Other Secured Claims in Class 2 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     6.   Class 3 -- Senior Secured Note Claims

     (a) Allowance and Treatment if Class 3 Votes to Accept the Plan. If Class 3 votes to accept the Plan, the Senior Secured Note Base Claim plus Post-Petition Interest shall be Allowed.

     If Class 3 votes to accept the Plan, as part of the settlement among the Debtors, the Significant Equityholders, the Ad Hoc Committee of Senior Secured Noteholders and the Senior Secured Notes Indenture Trustee and pursuant to Bankruptcy Rule 9019, (i) the Senior Secured Note Premium Claim shall no longer be Disputed and instead shall be Allowed in an amount equal to the Senior Secured Note Premium Settlement Amount and (ii) the Debtors shall take all steps necessary to dismiss, with prejudice, the Senior Secured Note Premium Claim Litigation.

     If Class 3 votes to accept the Plan, on the Initial Distribution Date, in full and final satisfaction and settlement of the Senior Secured Note Claims, each holder of an Allowed Senior Secured Note Claim shall receive, in addition to any deemed receipt of its pro rata share of the Senior Secured Notes Adequate Protection Professional Payments, Cash in an amount equal to such holder's Allowed Senior Secured Note Base Claim plus Post-Petition Interest and such holder's pro rata share of the Senior Secured Note Premium Settlement Amount.

     (b) Allowance and Treatment if Class 3 Votes to Reject the Plan. If Class 3 votes to reject the Plan, the Senior Secured Note Base Claim plus Post-Petition Interest shall be deemed Allowed.

     If Class 3 votes to reject the Plan, on the Initial Distribution Date, in full and final satisfaction of the Senior Secured Note Base Claim, each holder of an Allowed Senior Secured Note Base Claim shall receive, in addition to any deemed receipt of its pro rata share of the Senior Secured Notes Adequate Protection Professional Payments, Cash in an amount equal to such holder's Allowed Senior Secured Note Base Claim plus Post-Petition Interest.

     If Class 3 votes to reject the Plan, the Senior Secured Note Premium Claim shall be Disputed. On the Initial Distribution Date, the Debtors shall establish the Senior Secured Note Claims Reserve, which shall initially be funded with Cash or the Senior Secured Notes Letter of Credit in an amount to be determined by the Court at or prior to the Confirmation Hearing.

     If Class 3 votes to reject the Plan, on the date on which the Senior Secured Note Premium Claim is Allowed by Final Order, or as soon as practicable thereafter, the full Allowed amount of the Senior Secured Note Premium Claim shall be paid in full in Cash with the Cash deposited in the Senior Secured Note Claim Reserve or from proceeds of the Senior Secured Notes Letter of Credit, as applicable. If the amount of Cash on deposit in the Senior Secured Note Claim Reserve or the proceeds of the Senior Secured Notes Letter of Credit is insufficient to make the required payments, then the Reorganized Debtors will pay Cash to the Senior Secured Note Indenture Trustee in an amount necessary to satisfy any such shortfall. Any residual amount remaining in the Senior Secured Note Claims Reserve after payment of the Allowed amount, if any, of the Senior Secured Note Premium Claim and any other required payments to be made by such Final Order or under the escrow agreement shall be returned to the Reorganized Debtors, and any unused portion of the Senior Secured Notes Letter of Credit shall not be drawn and the Senior Secured Notes Letter of Credit shall be canceled.

     If Class 3 votes to reject the Plan and if the Senior Secured Note Premium Claim is disallowed by Final Order, then the amount remaining in the Senior Secured Note Claim Reserve after making any payments required to be made by such Final Order or under the escrow agreement shall be returned to the Reorganized Debtors, and the Senior Secured Notes Letter of Credit shall be canceled, as applicable, as soon as practicable following such disallowance.

     Class 3 is Impaired under the Plan. The holders of Senior Secured Note Claims are entitled to vote to accept or reject the Plan.

     7.   Class 4 -- Senior Subordinated Note Claims

     A Senior Subordinated Note Claims means, collectively, the 2005 Senior Subordinated Notes Claim and the 2007 Senior Subordinated Notes Claim.

     The Senior Subordinated Note Claims shall be deemed Allowed in the aggregate amount of $208,150,130.55 which includes accrued and unpaid interest (at the applicable contract rate) on such Senior Subordinated Note Claims relating to the period up to but not including the Petition Date. On the Initial Distribution Date, in full and final satisfaction of such Claims, each holder of an Allowed Senior Subordinated Note Claim shall receive Cash in an amount equal to such holders' Senior Subordinated Notes Claim plus Post-Petition Interest.

     The Debtors and the 2005 Indenture Trustee disagree about the appropriate method for calculating the Post-Petition Interest payable to the holders of the 2005 Senior Subordinated Notes. Specifically, the 2005 Indenture Trustee alleges that, under the 2005 Senior Subordinated Notes Indenture, the holders of the 2005 Senior Subordinated Notes are entitled to receive interest on unpaid post-petition interest compounded daily in the amount of approximately $1.5 million. The Debtors believe instead that, because the 2005 Senior Subordinated Note matured pre-petition, interest stopped accruing on the maturity date and, as a result, no compounding occurs post-petition. The Debtors further believe that no basis exists under the 2005 Senior

Subordinated Notes Indenture for the 2005 Indenture Trustee's view that interest should compound daily. Unless this issue is resolved at or prior to the Confirmation Hearing, counsel to the 2005 Senior Subordinated Notes Indenture Trustee has informed counsel to the Debtors that the 2005 Senior Subordinated Notes Indenture Trustee intends to oppose confirmation of the Plan and requests that the Court determine the proper amount of post-petition interest payable on the 2005 Senior Subordinated Notes Claims.

     Class 4 is unimpaired under the Plan. The holders of Allowed Senior Subordinated Note Claims are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     8.   Class 5 -- General Unsecured Claims

     A General Unsecured Claim means an Unsecured Claim against any of the Debtors that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Senior Subordinated Note Claim or Unliquidated Claim.

     On the later of the Initial Distribution Date or the date on which such General Unsecured Claim becomes an Allowed General Unsecured Claim, or as soon as practicable thereafter, in full and final satisfaction of such Claim, each holder of an Allowed General Unsecured Claim will receive Cash in amount equal to such holder's Allowed General Unsecured Claim plus Post-Petition Interest. To the extent that insurance is available to satisfy an Allowed General Unsecured Claim, such Allowed General Unsecured Claim shall be paid in the ordinary course of the Reorganized Debtors' business to the extent of such insurance, without the need for Court approval, at such time as such claim becomes liquidated and the applicable insurance proceeds become available.

     Class 5 is unimpaired under the Plan. Each holder of an Allowed General Unsecured Claim is presumed to accept the Plan and is not entitled to vote to accept or reject the Plan.

     9.   Class 6 -- Unliquidated Claims

     An Unliquidated Claim is a timely and validly filed proof of claim, disputed by the Debtors, asserting an unliquidated or contingent Claim (which Claim numbers are set forth on Schedule A to the Plan) against one or more of the Debtors, to the extent and on the basis set forth in the proof of claim, and to the extent such Claim has not been disallowed by the Court and remains unliquidated and/or contingent on and as of the Effective Date, unless such claim has been disallowed by the Court. For the avoidance of doubt, (i) no Unliquidated Claim shall be an Allowed Claim or a General Unsecured Claim; (ii) no Claim shall be Unliquidated Claim unless so identified on Schedule A attached to the Plan (which Schedule A may be revised and amended from time to time up to the filing of the Plan Supplement); and (iii) each of the claims asserted and reflected in any consolidated proof of claim (to the extent such consolidated proof of claim is scheduled on Schedule A to the Plan) filed pursuant to paragraph 13 of the Bar Date Order shall be Unliquidated Claims.

     All Unliquidated Claims are Disputed Claims and shall be liquidated, determined and satisfied (to the extent required) in the ordinary course of business by the Reorganized Debtors, without the need for Court approval, including, where applicable, through access to available insurance. Holders of Unliquidated Claims that are liquidated, determined and satisfied in the ordinary course of business by the Reorganized Debtors shall be entitled to (and shall receive payment of) interest on such Claim solely to the extent provided for under applicable non-bankruptcy law.

     On and after the Effective Date, holders of Unliquidated Claims may commence or continue any action, prosecute such action to judgment or settlement and/or pursue any such Unliquidated Claims, each solely to the extent and on the basis set forth in a timely and validly filed proof of claim, without prejudice to any defense, right of offset or other rights, claims or counterclaims available or belonging to the Reorganized Debtors.

     Class  6  is  unimpaired   under  the  Plan.  Each  Holder  of  an  Allowed
Unliquidated Claim is presumed to accept the Plan and is not entitled to vote to accept or reject the Plan.

     10.  Class 7 -- Intercompany Claims

     An Intercompany Claim means any Claim held by one Debtor (or a non-debtor that is a direct or indirect subsidiary of a Debtor) against any other Debtor(s), including, without limitation, (a) any account reflecting intercompany book entries by such Debtor (or non-debtor that is a direct or indirect subsidiary of such Debtor) with respect to any other Debtor(s), (b) any Claim not reflected in book entries that is held by such Debtor (or non-debtor that is a direct or indirect subsidiary of such Debtor), and (c) any derivative Claim asserted or assertable by or on behalf of such Debtor (or non-debtor that is a direct or indirect subsidiary of such Debtor) against any other Debtor(s).

     All Intercompany Claims will remain outstanding and shall not be discharged by the Plan or the Confirmation Order, but shall instead be liquidated, determined and satisfied in accordance, and in a manner consistent, with the Debtors' historical practices as if the Chapter 11 Cases had not been commenced.

     Class 7 is unimpaired under the Plan. The holders of Intercompany Claims are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     11.  Class 8 --Equity Interests In Surviving Debtor Subsidiaries

     Equity Interests in Surviving Debtor Subsidiaries means any equity security within the meaning of section 101(16) of the Bankruptcy Code or any other instrument evidencing an ownership interest in any of the Debtors that are subsidiaries of Foamex International, whether or not transferable, and any right to acquire any such equity security or instrument, including any option, warrant or other right, contractual or otherwise, to acquire, sell or subscribe for any such security or instrument in Debtors that are subsidiaries of Foamex International and are not dissolved pursuant to
Section VII.M of the Plan.

     The holders of Equity Interests in Surviving Debtor Subsidiaries shall retain such Equity Interests.

     Class 8 is unimpaired under the Plan. The holders of Equity Interests in Surviving Debtor Subsidiaries are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     12.  Class 9 -- Existing Preferred Stock

     Existing Preferred Stock means the outstanding Series B preferred stock, par value $1.00 per share, and having a liquidation preference of $100 per share, issued by Foamex International and outstanding immediately prior to the Effective Date.

     Each share of Existing Preferred Stock in Foamex International to the extent still outstanding immediately prior to the Effective Date shall be converted into 100 shares of Additional Common Stock on the Effective Date and shall receive the treatment accorded to the holders of Existing Common Stock in Class 10.

     Class 9 is Impaired under the Plan. The holder(s) of Existing Preferred Stock is entitled to vote to accept or reject the Plan.

     13.  Class 10 - Existing Common Stock

     Existing Common Stock means the common stock, par value $0.01 per share, issued by Foamex International, and outstanding prior to the Effective Date.

     Existing Common Stock in Foamex International shall remain outstanding after the Effective Date (and shall become stock in Reorganized Foamex International after the Effective Date), subject to dilution as a result of the issuance of any Additional Common Stock.

     Class 10 is Impaired under the Plan. The holders of Existing Common Stock are entitled to vote to accept or reject the Plan.

     14.  Class 11- Other Common Equity Interests in Foamex International

     Other Common Equity Interests in Foamex International means any options, warrants or other rights (other than the Call Option) to acquire Existing Common Stock in existence on and as of the Effective Date.

     Each holder of Other Common Equity Interests in Foamex International shall retain such Interests.

     Class 11 is unimpaired under the Plan. The holders of Other Common Equity Interests are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     C.   Voting on Plan.

     Each holder of Class 3 Senior Secured Note Claims, Class 9 Existing Preferred Stock and Class 10 Existing Common Stock shall be entitled to vote to accept or reject the Plan as provided in such order as may be entered by the Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Court.

     D.   Distributions.

          1.   Allowed Claims.

               (a)  Delivery of Distributions.

     Distributions under the Plan shall be made by the Reorganized Debtors or their designee to the holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims, Allowed Senior Secured Note Claims, Allowed Senior Subordinated Note Claims, Allowed General Unsecured Claims, Allowed Unliquidated Claims at the addresses set forth on the Schedules, unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 on or prior to the Voting Record Date (or at the last known addresses of such holders if the Debtors or the Reorganized Debtors have been notified in writing of a change of address). Distributions on account of the Allowed Senior Secured Note Claims and Senior Subordinated Note Claims shall be made initially to their respective Indenture Trustees who shall, in turn, make the distributions to the holders of Allowed Senior Secured Note Claims and Allowed Senior Subordinated Note Claims, as the case may be.

               (b)  Distribution of Cash.

     Any payment of Cash by the Reorganized Debtors pursuant to the Plan shall be made at the option and in the sole discretion of the Reorganized Debtors by
(i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors.

               (c)  Fractional Cents.

     Any other provision of this Plan to the contrary notwithstanding, no payment of fractions of cents will be made. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent.

               (d)  Unclaimed Distributions.

     Any Distribution of Cash under the Plan to the holder of an Allowed Claim which remains unclaimed for a period of ninety (90) days after it has been delivered (or attempted to be delivered) in accordance with the Plan shall be transferred to and become property of the Reorganized Debtors notwithstanding state or other escheat or similar laws to the contrary, and any and all entitlement by the holder of such Claim to such Distribution shall be extinguished and forever barred.

               (e)  Saturdays, Sundays, or Legal Holidays.

     If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

               (f) Distributions to Holders of Allowed Claims as of the Voting Record Date.

     As of the close of business on the Voting Record Date, the Claims register shall be closed, and there shall be no further changes in the record holders of any Claims. The Debtors and the Reorganized Debtors shall have no obligation to recognize any Claim filed or transfer of any Claims occurring after the Voting Record Date. The Debtors and the Reorganized Debtors shall instead be entitled to recognize and deal for purposes under the Plan with only those record holders stated on the Claims register as of the close of business on the Voting Record Date. Notwithstanding the foregoing, the record date for distributions to be made by the Indenture Trustees to the holders of the Senior Secured Notes, the 2005 Senior Subordinated Notes and the 2007 Senior Subordinated Notes shall be the Effective Date.

     E.   Objections to and Resolution of Claims.

          1.   Objections to and Resolution of Administrative Claims and Claims.

     The Reorganized Debtors shall have the exclusive right to make and to file objections to, or otherwise contest the allowance of, Administrative Claims (other than Fee Claims) and Claims subsequent to the Effective Date. Unless otherwise ordered by the Court, objections to, or other proceedings concerning the allowance of, Administrative Claims and Claims (other than Unliquidated Claims) shall be filed and served upon the holders of the Administrative Claims or Claims as to which the objection is made, or otherwise commenced, as the case may be, as soon as practicable, but in no event later than the Claims Objection Deadline. Objections to Fee Claims shall be filed and served on or within thirty
(30) days (or such longer period as may be allowed by order of the Court) after the date on which an application for final allowance of such Fee Claims was filed and served.

     Objections to, or other proceedings contesting the allowance of, Administrative Claims and Claims may be litigated to judgment, settled or withdrawn, in the Reorganized Debtor's sole discretion. The Debtors may settle any such objections or proceedings without Court approval. Notwithstanding anything herein to the contrary, no objections shall be required to be filed with respect to any Unliquidated Claims, which shall be liquidated, determined and satisfied in the ordinary course of business by the Reorganized Debtor as provided for in the Plan.

     Except as otherwise expressly provided in the Plan with respect to the Senior Secured Notes Claims Reserve, the Debtors shall not establish reserves for the payment of Disputed Claims or Unliquidated Claims.

     2.   Procedure for Resolution of Post-Petition Interest Disputes.

     On the later of the Initial Distribution Date or the date on which a General Unsecured Claim becomes an Allowed General Unsecured Claim, or as soon as practicable thereafter, the Reorganized Debtors shall pay the Allowed amount of such General Unsecured Claim plus Post-Petition Interest at the Federal Judgment Rate. To the extent any holder of an Allowed Class 5 General Unsecured Claim believes that it is entitled to Post-Petition Interest at an interest rate other than the Federal Judgment Rate as set forth in subsection (f) of the definition of Post-Petition Interest contained in the Plan, the holder of such Allowed General Unsecured Claim must timely file and serve on the Debtors at the addresses set forth in Article X.J of the Plan a Post-Petition Interest Rate Determination Notice by the later of (i) twenty (20) days after the Effective Date and (ii) ten (10) days after such General Unsecured Claim becomes an Allowed Claim. The Debtors or Reorganized Debtors, as applicable, will have the opportunity to review and dispute the Post-Petition Interest Rate Determination Notice and shall file any objection to the Post-Petition Interest Rate Determination Notice no later than sixty (60) days after the receipt of such notice. In objecting to the Post-Petition Interest Rate Determination Notice, the Debtors or Reorganized Debtors, as applicable, may assert that the holder of the Claim that filed the Post-Petition Interest Rate Determination Notice is entitled to no Post-Petition Interest under applicable law, and the Court may find that no Post-Petition Interest is required and order that none shall be paid on account of such Allowed General Unsecured Claim.

     If the Debtors or Reorganized Debtors, as applicable, determine that the interest rate asserted in the Post-Petition Interest Rate Determination Notice is appropriate, the Debtors may file a certificate of no objection at any time with respect to such notice and pay Post-Petition Interest at the rate requested in the Post-Petition Interest Rate Determination Notice. No hearing is required by the Court with respect to any Post-Petition Interest Rate Determination Notice for which a certificate of no objection is filed or for which the Debtors or Reorganized Debtors, as applicable, do not file a timely objection.

     If the Debtors or Reorganized Debtors, as applicable, file an objection to the Post-Petition Interest Rate Determination and no stipulation or agreement is reached with respect to the appropriate rate of Post-Petition Interest for such Allowed General Unsecured Claim, the Debtors or Reorganized Debtors, as applicable, may ask the Court to schedule a hearing on the particular Post-Petition Interest Rate Determination Notice and the related objection at an appropriate time.

     The Debtors or Reorganized Debtors, as applicable, and the holder of the Allowed General Unsecured Claim that filed the Post-Petition Interest Rate Determination Notice at any time may enter into a stipulation or agreement as to the appropriate rate of Post-Petition Interest with respect to such Allowed Claim, without further action of the Court.

     In no event shall a holder of General Unsecured Claim be entitled to any interest on such Claim from and after the Effective Date, including, without limitation, interest on any amounts payable by the Reorganized Debtors upon the resolution of any Post-Petition Interest Rate Determination Notice.

     F.   Estimation.

     The Debtors or the Reorganized Debtors, as the case may be, may at any time request that the Court estimate, subject to 28 U.S.C. ss. 157, any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim. The Court will retain jurisdiction to estimate any Claim at any time, including during proceedings concerning any objection to such Claim. In the event that the Court estimates any Disputed Claim, such estimated amount may constitute either
(a) the Allowed amount of such Claim, (b) the estimate to be used by the Debtors in calculating potential Distributions under the Plan, or (c) a maximum limitation on such Claim, as determined by the Court. In the case of Unliquidated Claims arising from personal injury tort or wrongful death actions, the Court may estimate such Claims for the purpose of confirming a plan of reorganization. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors may elect to object to ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

     G.   Administrative Claims of Indenture Trustees.

     Solely to the extent permitted and provided for under the Prepetition Indentures, in addition to any other Administrative Claim that may be filed by the Indenture Trustees pursuant to the provisions set forth herein, the Senior Secured Notes Indenture Trustee and the Senior Subordinated Notes Indenture Trustee shall have an Allowed Administrative Claim in an amount equal to such Indenture Trustee's Indenture Trustee Expenses. If the Debtors or the Reorganized Debtors dispute the amount or reasonableness of any such Indenture Trustee's Indenture Trustee Expenses, the Debtors or the Reorganized Debtors or such affected Indenture Trustee may submit such dispute to the Court for a determination of the reasonableness or amount of such Indenture Trustee Expenses and the disputed portion of such Indenture Trustee's Indenture Trustee Expenses shall not be paid until the dispute is resolved. The undisputed portion of such Indenture Trustee's Indenture Trustee Expenses shall be paid as provided herein. An Indenture Trustee shall not be entitled to payment of or the assertion of its Indenture Trustee Charging Lien for any disputed Indenture Trustee expenses to the extent the Court determines that such Indenture Trustee Expenses are unreasonable or not otherwise payable under the terms of the applicable Prepetition Indenture. Nothing contained herein shall affect the right of an Indenture Trustee from asserting their respective Indenture Trustee Charging Lien, to the extent applicable under the terms of the respective Prepetition Indenture, provided, however, that upon the full payment of such Indenture Trustee's Indenture Trustee Expenses, such Indenture Trustee's Indenture Trustee Charging Lien shall be deemed released and discharged in full.

     H.   Cancelation and Surrender of Existing Securities and Agreements.

     Notwithstanding  any  other  provision  of the  Plan  and  except  for  DIP
Financing Claims, Intercompany Claims, Existing Common Stock, Other Common Equity Interests in Foamex International and Equity Interests in Surviving
Debtor Subsidiaries, on the Effective Date, any promissory note, other instrument or security evidencing a Claim or Equity Interest shall be deemed canceled, provided, however, that the Senior Secured Notes Indenture and the Senior Subordinated Notes Indentures shall continue to survive and be in full force and effect for the sole purposes of making distributions under the Plan, any Indenture Trustee Charging Lien asserted thereunder and, if Class 3 votes to reject the Plan, prosecution or defense of Senior Secured Note Premium Claim Litigation.

     I.   Nonconsensual Confirmation.

     If at least one (1) Class of Claims or Interests that is Impaired under the Plan votes to reject the Plan, the Debtors may seek to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code. In addition, if Class 3 votes to reject the Plan, the Debtors may alternatively seek to have the Court determine that the treatment accorded Class 3 in such circumstance renders Class 3 unimpaired. The Senior Secured Notes Indenture Trustee and Ad Hoc Committee of Senior Secured Noteholders reserve the right to challenge any such request.

     J. Provisions Regarding Corporate Governance and Management of the Reorganized Debtors

          1.   Management

               (a)  The Initial Boards of Directors.

     The Significant Equityholders shall have the right, but not the obligation, in their capacities as holders of Post-Effective Date Common Stock, to nominate four (4) members of Reorganized Foamex International's board of directors. In addition to the Significant Equityholders' four (4) nominees, there shall be one
(1) independent director. Reorganized Foamex International's chief executive officer and its general counsel shall also serve on the board of directors; provided that if the Post-Effective Date Common Stock is listed on a national securities exchange, the number of directors and/or composition of the board of directors may be revised as required under the applicable rules of the relevant stock exchange.

     Subject to Reorganized Foamex International's Amended and Restated By-laws relating to the filling of vacancies, if any, on the board of directors, the members of the board of directors as constituted on the Effective Date will continue to serve at least until the first annual meeting of stockholders after the Effective Date, which meeting shall not take place until at least twelve (12) months after the Effective Date.

     The identities, affiliations and the amount of compensation of the designees shall be disclosed in the Plan Supplement. The members of the initial boards of directors or equivalent governing bodies of the Surviving Debtor Subsidiaries shall be selected by the initial board of directors of Reorganized Foamex International and shall consist, at least in part, of officers and directors of Reorganized Foamex International. The directors of each Debtor on the day immediately preceding the Effective Date that are not otherwise appointed as members of the initial board of directors or the equivalent governing body for the corresponding Reorganized Debtor shall be deemed to have resigned from the board of directors of such Debtor as of the Effective Date.

     (b) Management of Reorganized Debtors. The officers of the Reorganized Debtors shall be substantially the same as the officers of the Debtors on the date of the Equity Commitment Agreement. The Reorganized Debtors' officers shall serve in accordance with any employment agreement with the Reorganized Debtors and applicable nonbankruptcy law, as the case may be. The Debtors will disclose the terms of such employment agreements in the Plan Supplement.

     (c) Second Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and Other Amended and Restated Governing Documents. The adoption of the Second Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and Other Amended and Restated Governing Documents shall be deemed to have occurred and be effective as of the Effective Date without any further action by the directors, stockholders, partners or members (as the case may be) of the Debtors or Reorganized Debtors. The Second Amended and Restated Certificate of Incorporation shall be in form and substance reasonably acceptable to the Significant Equityholders and the Exit Facilities Agent and will, among other things, contain appropriate provisions (i) governing the authorization of (x) the shares of New Preferred Stock, if any, to be issued and outstanding on the Effective Date and (y) the Additional Common Stock, and
(ii) prohibiting the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. Each of the Other Amended and Restated Governing Documents shall be in form and substance reasonably acceptable to the Significant Equityholders and the Exit Facilities Agent. On or prior to the Effective Date, the Debtors will, if required by applicable state law, file with the Secretary of State of the appropriate jurisdiction the Amended and Restated Certificate of Incorporation and Other Amended and Restated Governing Documents.

     In addition, the Second Amended and Restated Certificate of Incorporation of Reorganized Foamex International shall include provisions with respect to any "Business Combination" (as defined in Foamex International's current Restated Certificate of Incorporation) with or into any "Related Person" (as so defined) requiring that the consideration received by the other shareholders in connection with such Business Combination (as so defined) is at "fair value" as determined by the "unrelated director(s)" (who shall have the authority, but not the obligation, to engage independent counsel and independent bankers at Reorganized Foamex International's expense, subject to a budget which shall be reasonably acceptable to Reorganized Foamex International's board of directors, as a whole, for purposes of such determination).

     On the Effective Date, the Rights Agreement between Foamex International and Mellon Investor Services LLC, dated as of August 5, 2004, and amended thereafter, shall be terminated.

     2.   Reorganized Debtors' Management Incentive Plan

     On the Effective Date, the Management Incentive Plan shall become effective. Such plan shall be on the terms to be described generally in the Plan Supplement with more specific terms to be approved by the board of directors of Reorganized Foamex International within forty-five (45) days after the Effective Date.

     3.   KERP

     As required by the KERP Order, on the Effective Date, the Reorganized Debtors shall continue to implement the KERP in accordance with the terms of the KERP Motion and KERP Order, including, without limitation, by issuing shares of common stock in Reorganized Foamex International to the employees designated by the board of directors of Reorganized Foamex International to receive such stock in accordance with the KERP.

     4. Second Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and Amended Governing Documents

     The adoption of the Second Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and Amended and Restated Governing Documents shall be deemed to have occurred and be effective as of the Effective Date without any further action by the directors, stockholders, partners or members (as the case may be) of the Debtors or Reorganized Debtors. The Second Amended and Restated Certificate of Incorporation will, among other things, contain appropriate provisions (i) governing the authorization of shares of Post-Effective Date Common Stock that will be available for issuance and whose terms and conditions may be established by the board of directors of Reorganized Foamex International, and (ii) prohibiting the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. Each of the Amended and Restated Governing Documents shall, among other things, contain appropriate provisions prohibiting the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. On or prior to the Effective Date, the Debtors will, if required by applicable state law, file with the Secretary of State the Amended and Restated Certificate of Incorporation and Amended and Restated Governing Documents.

     K.   Securities to be Issued Pursuant to the Plan

          1.   Rights

     On the Rights Offering Commencement Date, which may occur prior to Confirmation, Foamex International shall issue the Rights to the Equityholders who hold Existing Common Stock and Existing Preferred Stock as of the Rights Offering Record Date.

          2.   Additional Common Stock

     On or before the Effective Date, Reorganized Foamex International shall authorize the issuance of Additional Common Stock to be issued on or after the Effective Date, which shall be sufficient to effectuate the issuance of such Additional Common Stock on the Effective Date pursuant to the Rights Offering, the exercise and settlement of the Call Option (to the extent exercised) on the Effective Date, the conversion of any outstanding Existing Preferred Stock as provided for in the Plan, the Management Incentive Plan, the KERP and the exercise of Other Common Equity Interests in Foamex International outstanding on and as of the Effective Date without further act or action under applicable law, regulation, rule or order.

     Reorganized Foamex International shall use its reasonable best efforts to maintain one or more market makers for the Post-Effective Date Common Stock that will facilitate trading of the Post-Effective Date Common Stock over the counter.

          3.   New Preferred Stock

     On or before the Effective Date, in connection with the Put Option, if Foamex International exercises the Put Option and all conditions precedent set forth in the Equity Commitment Agreement are satisfied, including, without limitation, the expiration without exercise of the Call Option, then Reorganized Foamex International shall authorize and, on the Effective Date, issue the New Preferred Stock to the Significant Equityholders in accordance with the terms of the Equity Commitment Agreement without further act or action under applicable law, regulation, rule or order.

          4.   Filing of Form 15

     It is anticipated that after the issuance of the Additional Common Stock there will be fewer than 300 holders of record of the Common Stock. After the Effective Date, Reorganized Foamex International may determine to file a Form 15 with the SEC terminating its registration and periodic filing requirements pursuant to the Securities Exchange Act of 1934, as amended, to the extent legally practicable.

          5.   Registration Rights Agreement

     On or prior to the Effective Date, the Reorganized Debtors shall enter into the Registration Rights Agreement with the Registration Rights Participants. The Registration Rights Agreement shall, among other things, provide:

          (i) such Registration Rights Participants with two demand registration rights and unlimited piggy-back registration rights (provided that (a) no demand shall qualify as such unless made by the holders of at least 25% of the aggregate number of outstanding shares of Additional Common Stock issued under the Rights Offering and, if exercised, the Call Option, and unless at least 25% of such aggregate number of outstanding shares shall be included to be sold in each registration statement and (b) no such piggyback registration rights shall be applicable with respect to any filing by Reorganized Foamex International of a registration statement on Forms S-4 or S-8, or any successor forms thereto) with respect to any such Additional Common Stock held by such Registration Rights Participants on customary and reasonable terms; and

          (ii) that (a) at such time as Reorganized Foamex International is eligible to effect a registration on Form S-3 (or any successor form), within sixty (60) days after the request of any Registration Rights Participant or group thereof which holds at least 25% of the aggregate number of outstanding shares of Additional Common Stock issued under the Rights Offering and, if exercised, the Call Option, Reorganized Foamex International shall prepare and file, and shall use its reasonable best efforts to have declared effective as soon as practicable thereafter, a registration statement under the Securities Act for the offering on a continuous basis pursuant to Rule 415 of the Securities Act, of any shares of Additional Common Stock held by the Registration Rights Participants (the "Shelf Registration"); and (b) Reorganized Foamex International shall keep the Shelf Registration effective for a period ending on the earlier of (I) the date that is the two-year anniversary of the date upon which such registration statement is declared effective by the SEC,
               (II) the date such Additional Common Stock has been disposed of pursuant to an effective registration statement, (III) the date such Additional Common Stock has been disposed of (x) pursuant to and in accordance with SEC Rule 144 (or any similar provision then in force) under the Securities Act or (y) pursuant to another exemption from the registration requirements of the Securities Act pursuant to which such Additional Common Stock is thereafter freely transferable without restriction under the Securities Act, and (IV) the date such Additional Common Stock ceases to be outstanding.

     Reorganized Foamex International shall pay all fees and expenses for any demand registration (including, without limitation, the reasonable fees and expenses of one special counsel for the Registration Rights Participants). The managing underwriter of any public offering effected pursuant to a demand registration will be selected by Reorganized Foamex International. The selling stockholders shall pay for their respective internal costs and expenses related to any piggyback registration in which they participate. The terms of the Registration Rights Agreement may be modified by agreement of Reorganized Foamex International and the Registration Rights Participants without further order of the Court.

     L.   Powers of Officers

     The officers of the Debtors or the Reorganized Debtors, as the case may be, shall have the power to enter into and to execute any Plan Supplement Document to which the Reorganized Debtors are to be a party and (subject to the approval of the board of directors of Reorganized Foamex International) to take such other or further action as they deem reasonable and appropriate to effectuate the terms of the Plan.

     M.   Corporate Reorganization

     On or prior to the Effective Date but immediately prior to the discharge described in Article VIII.E of the Plan of the Debtors and of the Debtors dissolved pursuant thereto, the Reorganized Debtors shall take all necessary steps and make all necessary filings to dissolve each of Foamex Capital and Foamex Mexico II. In addition, Foamex International shall take all necessary steps and make all necessary filings to (i) dissolve the following non-Debtor subsidiaries of Foamex International: Foamex Delaware, Inc., Foamex Aviation, Inc., and JPSGP Inc. and (ii) to convert FMXI, Inc. from a Delaware corporation to a Delaware limited liability company by, among other things, executing the FMXI Conversion Documents. Except as otherwise set forth in the Plan, or as modified by appropriate corporate action after the Effective Date, the corporate structure and equity ownership of the Debtors and their subsidiaries shall be unchanged.

     N.   Substantive Consolidation

     Solely in connection with Distributions to be made on the Initial Distribution Date to the holders of Allowed Claims which are Allowed as of such date, the Plan is predicated upon, and it is a condition precedent to confirmation of the Plan, that the Court provide in the Substantive Consolidation Order for the substantive consolidation of the Chapter 11 Cases of the Debtors into a single Chapter 11 Case for purposes of the Plan and the Distributions thereunder. To the extent a Claim (including any Disputed Claim) becomes an Allowed Claim or an Unliquidated Claim is liquidated in accordance with the provisions of the Plan after the Initial Distribution Date, such Claim shall be satisfied in accordance with the provisions of the Plan by the Debtor (or Debtors) against whom such Claim is asserted; provided, however, that the Debtors, at their sole discretion, may satisfy such Claim in any other manner they deem reasonable so long as the treatment of such Claim is otherwise in accordance with the provisions of the Plan.

     Pursuant to such Substantive Consolidation Order (i) all assets and liabilities of the Substantively Consolidated Debtors will be deemed to be merged solely for purposes of the Plan and Distributions to be made thereunder on the Initial Distribution Date, (ii) the obligations of each Debtor will be deemed to be the obligation of the Substantively Consolidated Debtors solely for purposes of the Plan and Distributions thereunder, (iii) any Claims filed or to be filed in connection with any such obligations will be deemed Claims against the Substantively Consolidated Debtors, (iv) each Claim filed in the Chapter 11 Case of any Debtor will be deemed filed against the Debtors in the consolidated Chapter 11 Cases in accordance with the substantive consolidation of the assets and liabilities of the Debtors, (v) all transfers, disbursements and distributions made by any Debtor thereunder will be deemed to be made by the Substantively Consolidated Debtors, and (vi) all guarantees of the Debtors of the obligations of any other Debtors shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the Substantively Consolidated Debtors. Holders of Allowed Claims in each Class shall be entitled to their share of assets available for distribution to such Class without regard to which Debtor was originally liable for such Claim. Such substantive consolidation shall not affect (a) the legal and corporate structure of the Reorganized Debtors or (b) other pre- and post-Petition Date guarantees that are required to be maintained (i) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been, or pursuant to the Plan will be, assumed, (ii) pursuant to the express terms of the Plan, or (iii) in connection with the Exit Facilities. The substantive consolidation proposed in the Plan shall not affect each Debtor's obligation to file the necessary operating reports and pay any required fees pursuant to 28 U.S.C. ss. 1930(a)(6). Such obligations shall continue until an order is entered closing, dismissing or converting each such Debtor's Chapter 11 Case.

     The Debtors believe that substantive consolidation is warranted in these cases because, among other reasons, the Debtors historically operated on a consolidated basis. Indeed, given the nominal amount of assets held by the Debtors other than Foamex International and Foamex L.P., the relatively few creditors of each of the Debtors other than Foamex L.P., and the expense of generating separate plans of reorganization for each of the Debtors, the Debtors believe that the overall effect of substantive consolidation will be more beneficial than harmful to creditors and will allow for greater efficiencies and simplification in processing Claims and making Distributions to holders of Allowed Claims. Accordingly, the Debtors believe that substantive consolidation of the Debtors' estates will not adversely impact the treatment of any of the Debtors' creditors, but rather will reduce administrative expenses by automatically eliminating duplicative claims asserted against more than one of the Debtors and streamlining the process of making Distributions.

     Sections 105(a) and 1123(a)(5) of the Bankruptcy Code empower a bankruptcy court to authorize substantive consolidation pursuant to a chapter 11 plan. See In re Stone & Webster, Inc., 286 B.R. 532 (Bankr. D. Del. 2002). Several courts within the Third Circuit have acknowledged the existence and application of substantive consolidation of separate bankruptcy estates in appropriate circumstances. See In re NII Holdings, Inc., 288 B.R. 356 (Bankr. D. Del. 2002) (substantively consolidating debtors); In re Molnar Bros., 200 B.R. 555 (Bankr. D.N.J. 1996) (recognizing the application of substantive consolidation of two or more bankruptcy estates); Bracaglia v. Manzo (In re United Stairs Corp.), 176 B.R. 359, 368 (Bankr. D.N.J. 1995) (stating that it is "well established that in the appropriate circumstances the court may substantively consolidate corporate entities"); In re Buckhead American Corp., 1992 Bankr. LEXIS 2506 (Bankr. D. Del. August 13, 1992) (substantively consolidating debtors).

     In a relatively recent decision, the Third Circuit Court of Appeals, while specifically recognizing the doctrine of substantive consolidation, nonetheless significantly restricted the circumstances under which a court may order substantive consolidation over the objections of creditors. In re Owens Corning, 419 F.3d 195 (3d Cir. 2005) amended by 2005 U.S. App. Lexis 18043 (Aug. 23,
2005). In reversing the district court's consolidation of a parent company and a number of its subsidiary guarantors, the Third Circuit did not endorse any specific set of "factors" a court should consider in ordering consolidation. Instead, the Third Circuit Court of Appeals articulated a number of "principles" to guide the court in its analysis. Owens Corning, at 211. These principles include: (i) absent compelling circumstances courts must respect entity separateness; (ii) recognition that substantive consolidation nearly always addresses harms caused by debtors disregarding separateness; (iii) mere benefit of administration is "hardly a harm calling substantive consolidation into play;" (iv) substantive consolidation should be used rarely and as a last resort after alternative remedies have been considered and rejected; and (v) substantive consolidation may not be used as a "sword." Id.

     Using these principles, the Third Circuit Court of Appeals set forth the standard by which courts in this jurisdiction must weigh requests for substantive consolidation where creditor consent is lacking. Specifically, in ordering substantive consolidation (absent consent of the parties) courts must either find, with respect to the entities in question, that (a) prepetition, they disregarded their separateness "so significantly their creditors relied on the breakdown of entity borders and treated them as one legal entity," or (b) postpetition, "their assets and liabilities are so scrambled that separating them is prohibitive and hurts all creditors." Id. (emphasis added).

     For the reasons articulated earlier in this section VII.N, the Debtors believe that substantive consolidation is justified in these Chapter 11 Cases. Absent a timely objection to the Debtors' proposed substantive consolidation, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Court. If an objection is timely filed and served, a hearing with respect to the substantive consolidation of the Debtors' estates may be requested by the Debtors, at which time the Debtors will seek to establish the requisites for substantive consolidation.

     O. Provisions Regarding Means of Implementation, Voting, Distributions and Treatment of Disputed, Contingent and Unliquidated Claims

          1.   Exit Facilities

     The Exit Facilities as proposed shall consist of the following three separate facilities: (i) a $175 million secured asset-based revolving credit facility, (ii) a $425 million first lien term loan facility and (iii) a $190 million second lien term loan facility. As discussed below, the Exit Lenders' commitment to provide the Exit Facilities to the Debtors is conditioned upon the Court's approval of the various fees and expenses provided for under the Exit Financing Commitment Letter.

     Foamex L.P. will be the named borrower under the Exit Facilities, with each of the other surviving Debtors and Foamex Canada Inc., as guarantors. All of the proceeds of the two term facilities and a portion of the revolving credit facility shall be used by the Debtors to satisfy their obligations under or in connection with the Plan. The Exit Facilities will be secured by all or substantially all of the borrower's and guarantors' property, but with differing priorities depending upon the nature of the collateral,(29)and shall have maturities ranging from five to seven years.

     Pursuant to the Exit Financing Commitment Letter, the Debtors have agreed to pay, subject to the Court's approval, the following fees and expenses: (i) the out of pocket costs and expenses of the Exit Lenders, including the reasonable fees and expenses of legal advisors to the Exit Lenders, which amounts shall be due and payable irrespective of whether the Exit Facilities close, (ii) underwriting fees payable to the Exit Lenders in an amount equal to an agreed upon percentage for each tranche multiplied by the commitment amount of such tranche (the "Underwriting Fees") to be due payable only upon the closing of the Exit Facilities and (iii) other customary fees, including an annual administrative agency fee, letter of credit fees and the like, all of which are subject to the closing of said facilities. Additionally, the Debtors have agreed in the Exit Financing Commitment Letter to pay the Exit Lenders a fee in the amount of the Underwriting Fees in the event the Debtors consummate an alternative financing transaction (the "Alternate Transaction Fee"). In connection with the foregoing, the Debtors are also finalizing the terms of an agreement with Standard & Poor's ("S&P"), pursuant to which S&P and Moody's for their customary fees (the "Rating Agency Fees") will maintain a corporate credit rating for the borrower and will rate each of the first lien and second lien term loan facilities.

     Concurrently with the Effective Date, the Debtors shall have closed on the Exit Facilities, the proceeds of which shall be in an amount necessary to repay the DIP Credit Facilities in full (or as otherwise agreed) in accordance with the Plan, to assist the Reorganized Debtors in making all Cash payments required under the Plan(30) and to provide on-going liquidity.

     On or prior to the Effective Date, the Debtors shall have closed on the Exit Facilities. The amounts borrowed under the Exit Facilities shall be used to make the required Distributions under the Plan (and, if Class 3 votes to reject the Plan, to fund the Senior Secured Note Claims Reserve or post the Senior Secured Notes Letter of Credit), to satisfy certain plan-related expenses and to fund the Reorganized Debtors' working capital needs.

--------------------------------
(29) For example, the revolving credit facility will have a first lien on accounts receivable, but a junior (third) lien on equipment, inventory and most other assets.

(30) Such payments will include all "cure amounts" payable by the Debtors on the Effective Date.

          2.   Rights Offering

     As authorized by the Rights Offering Order, prior to Confirmation, Foamex International shall conduct a Rights Offering to generate gross proceeds of $150 million, subject to the terms and conditions set forth in the Equity Commitment Agreement. Pursuant to the Rights Offering, (i) each holder of Existing Common Stock on the Rights Offering Record Date will be offered the Right to purchase up to 2.56 shares of Additional Common Stock (or such other number based on the shares of Existing Common Stock outstanding on and as of the Rights Offering Commencement Date) for each share of Existing Common Stock held by such holder of Existing Common Stock on the Rights Offering Record Date, in exchange for a Cash payment equal to the Additional Common Stock Purchase Price for each share of Additional Common Stock and (ii) each holder of Existing Preferred Stock on the Rights Offering Record Date will be offered the Right to purchase up to
255.78 shares of Additional Common Stock (or such other number based on the shares of Existing Common Stock outstanding on and as of the Rights Offering Commencement Date) for each share of Existing Preferred Stock held by such holder of Existing Preferred Stock on the Rights Offering Record Date, in exchange for a Cash payment equal to the Additional Common Stock Purchase Price for each share of Additional Common Stock. All Additional Common Stock issued in connection with the exercise of Rights pursuant to the Rights Offering shall be issued on the Effective Date.

          3.   Put Option

     To ensure that the Debtors raise sufficient funds to effectuate the Plan in the event that not all of the shares of Additional Common Stock offered through the Rights Offering are subscribed and paid for in full, Foamex International has, subject to Court approval, entered into the Equity Commitment Agreement and, subject to Court approval, the Put Option Agreement with the Significant Equityholders pursuant to which, among other things, the Significant Equityholders have committed to purchase New Preferred Stock under the Put Option, if exercised, for an aggregate purchase price equal to the Rights Offering Amount less the aggregate amount of proceeds to be received by Foamex International as a result of the exercise of Rights. If the Significant Equityholders exercise the Call Option, however, the Put Option will expire unexercised and the Significant Equityholders will not be obligated to purchase the New Preferred Stock. If it does not expire sooner, the Put Option will expire on the earliest of (i) the Effective Date, and (ii) February 28, 2007. Any New Preferred Stock issued in connection with the Put Option shall be issued on the Effective Date.

          4.   Call Option

     Pursuant to the Plan, and as more specifically set forth in the Call Option Agreement to be included in the Plan Supplement, Foamex shall sell, and each of the Significant Equityholders shall purchase, on or prior to the Effective Date, the Call Option for an aggregate purchase price equal to the Call Option Premium, requiring Foamex International to sell, upon the exercise of the Call Option by the Significant Equityholders, shares of Additional Common Stock at a per share price equal to the

Additional Common Stock Purchase Price for each Right that is not subscribed and paid for in full by the Equityholders as of the Expiration Time, up to a maximum aggregate purchase price equal to the Rights Offering Amount less the aggregate amount of proceeds to be received by Foamex International as a result of the exercise of Rights. If the Significant Equityholders exercise and fulfill their obligations under the Call Option, the Put Option shall automatically terminate and the Significant Equityholders will not be obligated to purchase the New Preferred Stock. Any Additional Common Stock to be issued under the Plan pursuant to the Call Option shall be issued on the Effective Date.

          5.   Use of Rights Offering Proceeds

                  Reorganized Foamex International shall utilize the proceeds from the sale of Additional Common Stock and the New Preferred Stock, if any,
(a) first, to pay the expenses of the Rights Offering and to pay the balance of the Put Option Premium that becomes due and payable on the Effective Date and
(b) second, the net proceeds remaining will be contributed by Reorganized Foamex International to Foamex L.P., its primary operating subsidiary, to fund required payments under the Plan and to fund Foamex L.P.'s working capital requirements on and after the Effective Date.

     P.   Effect of Confirmation of the Plan

          1.   Continued Corporate Existence

     Except as otherwise expressly provided for in Article VII.M of the Plan, the Debtors, as Reorganized Debtors, shall continue to exist after the Effective Date with all of the powers of a corporation, partnership or limited liability company, as the case may be, under the laws of the State of Delaware and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law, except as such rights may be limited and conditioned by the Plan and the documents and instruments executed and delivered in connection therewith. In addition, the Reorganized Debtors may operate their business free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Rules or by the Court, subject only to the terms and conditions of the Plan as well as the documents and instruments executed and delivered in connection therewith, including without limitation, the documents and instruments included in the Plan Supplement.

          2.   Dissolution of Creditors' Committee

     The Creditors' Committee shall continue in existence until the Effective Date and shall continue to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of all of their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, financial advisors, and other agents shall terminate except that the Creditors' Committee shall continue to have standing and a right to be heard with respect to (i) all Fee Claims, (ii) any appeals of the Confirmation Order, (iii) any adversary proceedings pending as of the Effective Date to which it may be a party and (iv) post-Effective Date modifications to the Plan.

          3.   Vesting of Property

     Except as otherwise expressly provided in the Plan, on the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall be vested with all of the property of the Estates free and clear of all Claims, Liens, encumbrances, charges and other interests of creditors and equity security holders.

          4.   Termination of Subordination Rights

     All Claims of the holders of Senior Secured Notes and Senior Subordinated Notes against the Debtors and all rights and Claims between or among the holders of Senior Secured Notes and Senior Subordinated Notes relating in any manner whatsoever to claimed subordination rights, rights to postpetition and default interest, prepayment fees or premiums, or similar rights, whether legal, contractual or equitable, if any (collectively, "Subordination Related Rights"), shall be deemed satisfied by the Distributions under, described in, contemplated by, and/or implemented by, the Plan to holders of such Claims, and such rights shall be deemed waived, released, discharged, and terminated as of the Effective Date, and all actions related to the enforcement of such Subordination Related Rights shall be permanently enjoined. Distributions under, described in, contemplated by, and/or implemented by, the Plan shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, the holders of Senior Secured Note Claims, by reason of any claimed Subordination Related Rights or otherwise, so that each holder of a Claim shall have and receive the complete benefit of the Distributions in the manner set forth and described in the Plan.

          5.   Discharge of the Debtors

     Except as otherwise provided in the Plan, and conditioned on the making of the Distributions to be made under the Plan, the rights afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims or Interests of any kind or nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors in Possession, the Reorganized Debtors or any of their respective assets or properties, arising prior to the Effective Date. Except as otherwise expressly specified in the Plan, the Confirmation Order shall act as of the Effective Date as a discharge of all debts of, Claims against, Liens on, and Equity Interests in the Debtors, their respective assets and properties, arising at any time before the Effective Date, regardless of whether a proof of Claim or Equity Interest with respect thereto was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a Distribution thereunder. Except as otherwise expressly specified in the Plan, after the Effective Date, any holder of such discharged Claim or Equity Interest shall be precluded from asserting any other or further Claim against, or Interest in, the Debtors, the Reorganized Debtors, or any of their respective assets or properties, based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Effective Date.

          6.   Injunction

     Except as otherwise expressly provided in the Plan, the Confirmation Order, the Plan Supplement Documents, or a separate order of the Court, all Persons who have held, hold, or may hold Claims against, or Equity Interests in, the Debtors that arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors or the Reorganized Debtors with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors or the Reorganized Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or the Reorganized Debtors or against the property or interests in property of the Debtors or the Reorganized Debtors on account of any such Claim or Equity Interest and (d) asserting any right of setoff or subrogation of any kind against any obligation due from the Debtors or the Reorganized Debtors or against the property or interests in property of the Debtors or the Reorganized Debtors on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

          7.   Settlement of Claims and Controversies.

     Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distributions and other benefits provided under the Plan to the holders of Class 3 Senior Secured Note Claims, the provisions of the Plan, including, among other things, if Class 3 votes to accept the Plan, the payment by the Debtors of the Senior Secured Note Premium Settlement Amount, shall constitute a good faith compromise and settlement of all Class 3 Senior Secured Note Claims pursuant to the Plan, including, without limitation, the Senior Secured Note Premium Claim and the Senior Secured Note Premium Litigation. The entry of the Confirmation Order shall constitute the Court's approval, as of the Effective Date, of each of the compromises or settlements of all such Class 3 Senior Secured Note Claims and the Court's finding that such compromises or settlements are in the best interests of the Debtors and the Reorganized Debtors and their respective Estates and holders of such Class 3 Senior Secured Note Claims, and is fair, equitable and reasonable.

          8.   Preservation of Causes of Action

     The Reorganized Debtors shall retain all rights and all Causes of Action accruing to them and their estates, including but not limited to, those arising under sections 505, 544, 547, 548, 549, 550, 551, 553 and 1123(b)(3)(B) of the
Bankruptcy  Code,  including  all tax  setoff and refund  rights  arising  under section 505, other than as expressly provided below. Except as expressly provided in the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any such rights or Causes of Action. Nothing contained in the Plan or the Confirmation Order shall be deemed a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense that the Debtors have that is not specifically waived or relinquished by the Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such Claims, Causes of Action, rights of setoff and other legal or equitable defenses that the Debtors have as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors' legal and equitable rights respecting any Claim that are not specifically waived or relinquished by the Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. The Debtors do not anticipate pursuing any Causes of Action arising under section 547 of the Bankruptcy Code.

          9.   Votes Solicited in Good Faith

     The Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors and the Significant Equityholders (and each of their respective affiliates, agents, directors, officers, members, employees, advisors and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the Distributions contemplated thereunder and therefore have not been, and on account thereof will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the Distributions contemplated thereunder.

          10.  Administrative Claims Incurred After the Confirmation Date

     Administrative Claims incurred by the Reorganized Debtors after the Confirmation Date, including (without limitation) Claims for Professionals' fees and expenses incurred after such date, may be paid by the Reorganized Debtors in the ordinary course of business and without the need for Court approval.

          11.  Mutual Releases

     On the Effective Date, (a) the Debtors and the Reorganized Debtors, on behalf of themselves and their estates, (b) all of the Debtors' and the Reorganized Debtors' respective officers, directors, employees, partners, advisors, attorneys, financial advisors, accountants and other professionals,
(c) the members of, and counsel and financial advisors to, the Creditors' Committee, (d) the Significant

Equityholders and their collective counsel and financial advisors, (e) if Class 3 votes to accept the Plan, the Senior Secured Notes Indenture Trustee and its counsel, (f) if Class 3 votes to accept the Plan, the members of, and counsel and financial advisors to, the Ad Hoc Committee of Senior Secured Noteholders, and (g) the DIP Lenders and DIP Agents and their respective attorneys and advisors, in each case, in their respective capacities as such, (collectively clauses (a) through (g) being the "Released Parties," and each a "Released Party," and collectively, clauses (b) through (g) being the "Non-Debtor Released Parties" and each a "Non-Debtor Released Party") shall be deemed to and shall unconditionally and irrevocably release each other from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken in their respective capacities described above or any omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan, except that (i) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct, (ii) the Reorganized Debtors shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such Persons asserted against the Debtors or the Reorganized Debtors,
(iii) the foregoing release shall not apply to any express contractual or financial obligations owed to the Debtors or Reorganized Debtors or any right or obligation arising under or that is part of the Plan or an agreement entered into pursuant to, in connection with or contemplated by, the Plan, (iv) the obligations under the indemnity and other provisions of the DIP Credit Facilities that by their terms shall survive the termination of the DIP Credit Facilities shall continue to exist in accordance with their terms and (v) the obligations of Foamex International and Reorganized Foamex International under the indemnity and other provisions of the Equity Commitment Agreement shall continue to exist in accordance with their terms.

          12.  Releases by non-Debtors of Non-Debtor Released Parties

     On and as of the Effective Date, all Persons who (i) are not entitled to vote to accept or reject the Plan and do not opt-out of the releases provided for in this paragraph in accordance with the procedures set forth in the Disclosure Statement Order, (ii) are entitled to vote to accept or reject the Plan as set forth on the relevant Ballot and vote to accept the Plan as set forth on the relevant Ballot, and (iii) are entitled to vote to accept or reject the Plan as set forth on the relevant Ballot but do not submit a Ballot with respect to the Plan and do not opt out of the releases provided for in this paragraph in accordance with the procedures set forth in the Disclosure Statement Order, shall be deemed, by virtue of their treatment contemplated under the Plan, to have forever released and covenanted not to (y) sue or otherwise seek recovery from any Non-Debtor Released Party on account of any Claim or Interest, including but not limited to any claim based upon tort, breach of contract, violations of federal or state securities laws or otherwise, based upon any act, occurrence, or failure to act from the beginning of time through the Effective Date in any way relating to the Debtors or their business and affairs or (z) assert against any Non-Debtor Released Party any claim, obligation, right, Cause of Action or liability that any holder of a Claim or Interest may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, or occurrence from the beginning of time through the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan; provided, however, that (i) none of the Non-Debtor Released Parties shall be released from any claim based on any act or omission that constitutes gross negligence or willful misconduct, (ii) the foregoing release shall not apply to rights or obligations arising under or that are a part of the Plan or an agreement entered into pursuant to, in connection with, or contemplated by, the Plan and (iii) the foregoing release shall not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan or an agreement entered into pursuant to, in connection with, or contemplated by, the Plan. Notwithstanding anything to the contrary in the Plan, the releases of the Non-Debtor Released Parties shall extend only to claims arising against such Non-Debtor Released Parties in their capacities as parties in interest in the Chapter 11 Cases.

          13.  Exculpation

     (a) Exculpation and Limitation of Liability. The Plan provides that the Debtors, the Reorganized Debtors and the Non-Debtor Released Parties, the Exit Facilities Agent and the other arrangers and lender parties for each of the Exit Facilities (i) shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or
omission in connection with, or arising out of, the Plan, the Disclosure Statement, the negotiation of the Plan, the negotiation of the Plan Supplement Documents, the Equity Commitment Agreement, the Put Option Agreement, the Exit Facility Commitment Agreement, the Rights Offering, the Rights Offering Documents, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof except for any act or omission that constitutes gross negligence or willful misconduct as determined by a Final Order, and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting any of the Released Parties, or the Exit Facilities Agent and the other arrangers and lender parties for each of the Exit Facilities from liability.

     (b) Limitation of Governmental Releases Notwithstanding Articles VIII.K, VIII.L and VIII.M.1 of the Plan, the Plan shall not release, discharge, or exculpate any non-Debtor party from any debt owed to the United States Government and/or its agencies, including the PBGC (the "Government"), or from any liability arising under the Internal Revenue Code, ERISA, as amended, or the environmental laws, securities laws or criminal laws of the United States. In addition, notwithstanding Articles VIII.K, VIII.L and VIII.M.1 of the Plan, the Plan shall not enjoin or prevent the Government from collecting any such liability from any such non-Debtor party.

          14.  Term of Bankruptcy Injunction or Stays

     The Plan provides that all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

          15.  Reinstatement and Continuation of Insurance Policies

     Unless otherwise assumed during the pendency of the Chapter 11 Cases, from and after the Effective Date, each of the Debtors' insurance policies in existence on and as of the Confirmation Date shall be reinstated and continued in accordance with its terms and, to the extent applicable, shall be deemed assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code.

     The Debtors' discharge and release from all Claims and Equity Interests, as provided in the Plan, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors, the Reorganized Debtors (including, without limitation, their officers and directors) or any other person or entity. Notwithstanding any other provision of the Plan or the Confirmation Order, nothing in the Plan shall (i) impair (w) the right of any insurer to defend against any claim asserted against such insurer, (x) an insurer's status as a secured creditor to the extent applicable under the terms of the Plan, including the right to recover from any Collateral (in accordance with the applicable insurance policy), (y) an insurer's right to draw on third-party letters of credit (in accordance with the terms of the applicable insurance policy and letter of credit) or (z) any insurer's right of setoff pursuant to section 553 of the Bankruptcy Code to the extent applicable and/or
(ii) affect an insurer's right to seek arbitration of disputes between the Debtors and such insurer to the extent provided for under the terms of the applicable insurance agreement.

          16.  Officers' and Directors' Indemnification Rights and Insurance

     Notwithstanding any other provisions of the Plan, the obligations of the Debtors to indemnify their present directors, officers, and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation, by-laws, partnership agreements or limited liability company operating agreements of the Debtors, as the case may be, applicable state law, specific agreement, or any combination of the foregoing, shall survive the Effective Date.

     Q.   Retention of Jurisdiction

     The Plan provides that the Court shall have exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code and for, among other things, certain specified purposes as set forth in Article IX of the Plan to which reference should be made for a detailed description of the Court's retention of jurisdiction pursuant to the Plan. The Court shall not retain any jurisdiction over the Exit Facilities or over matters relating to the interpretation or enforcement of the Exit Facilities or any disputes arising therefrom from and after the Effective Date.

     R.   Miscellaneous Provisions

          1.   Payment of Statutory Fees

     All fees payable on or before the Effective Date pursuant to section 1930 of title 28 of the United States Code shall be paid by the Debtors on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the applicable Reorganized Debtor as and when such fees become due.

          2.   Modification of the Plan

     Subject to certain limitations specified therein and to section 1127 of the Bankruptcy Code, Article X.B of the Plan permits the Debtors to modify the Plan pre-and post-confirmation. Reference should be made to Article X.B of the Plan for a complete description of the circumstances under which such modifications are permitted.

          3.   Governing Law

     Unless a rule of law or procedure is supplied by Federal law (including the Bankruptcy Code and Bankruptcy Rules) or Delaware law, the laws of the State of New York (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specified.

          4.   Filing or Execution of Additional Documents

     On or before the Effective Date, the Debtors shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

          5.   Withholding and Reporting Requirements

     In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all Distributions thereunder shall be subject to any such withholding and reporting requirements.

          6.   Exemption From Transfer Taxes

     Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer and exchange under the Plan of the Call Option, the Put Option, the Additional Common Stock, the New Preferred Stock and the security interests in favor of the lenders under the Exit Facilities, (b) the making or assignment of any lease or sublease, or (c) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan, shall not be subject to any stamp tax or other similar tax.

          7.   Securities Issues

     To the extent the Put Option is exercised, the New Preferred Stock issuable to the Significant Equityholders thereunder will be issued in a private placement transaction exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act and may not be sold or otherwise disposed of except pursuant to an effective registration statement or pursuant to an available exemption from such registration requirements. The New Preferred Stock, if issued to the Significant Equityholders, will include a legend on the certificates indicating their restricted status.

     Additional Common Stock issued as part of the Rights Offering and, to the extent the Significant Equityholders exercise the Call Option, the Additional Common Stock Issuable to the Significant Equityholders thereunder, will be issued pursuant to the Registration Statement, provided that such Registration Statement is declared "effective" by the SEC, but may be subject to resale restrictions if held by an affiliate of the Reorganized Debtors.

          8. Waiver of Bankruptcy Rule 3020(e) and Federal Rule of Civil Procedure 62(a)

     The Debtors may request that the Confirmation Order include (a) a finding that Bankruptcy Rule 3020(e) and Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order and (b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

          9.   Exhibits/Schedules

     All exhibits and schedules to the Disclosure Statement and the Plan are incorporated into and constitute a part of the Disclosure Statement and the Plan as if fully set forth therein.

          10.  Plan Supplement

     Forms of the documents relating to the Exit Facilities, the Registration Rights Agreement, the Call Option Agreement, the Rights Offering Documents, the Amended and Restated Certificate of Incorporation, the Amended and Restated By-Laws, the Other Amended and Restated Governing Documents, the FMXI Conversion Documents, a notice setting forth the identities, terms and nature of the compensation of the Reorganized Debtors' senior officers and directors and the employment contracts to be entered into with the Reorganized Debtors' senior officers, and such other documents and information as the Debtors determine to be necessary or appropriate to the implementation and/or confirmation of the Plan shall be contained in the Plan Supplement, which will be filed with the Clerk of the Court no later than ten (10) days prior to the Confirmation Hearing; provided, however, that the Debtors may amend any of the Plan Supplement Documents through and including the Effective Date in a manner consistent with the Plan and with the prior written consent of each of the Significant Equityholders and the Exit Facilities Agent (which consent shall not be unreasonably withheld) and consent of any other non-Debtor third parties to the relevant document. The Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours and shall be available online at Bankruptcy Services, LLC's website at Foamex's dedicated web page on www.bsillc.com. Holders of Claims or Equity Interests may also obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with
Article X.K of the Plan.

          11.  Conflict

     The terms of the Plan shall govern in the event of any inconsistency with the summary of the Plan set forth in this Disclosure Statement. The terms of the Confirmation Order shall govern in the event of any inconsistency with the Plan or the summary of the Plan set forth in this Disclosure Statement.

          12.  Setoff by the United States

     The valid setoff rights, if any, of the United States of America will be unaffected by the Plan or confirmation thereof.

     S.   Executory Contracts and Unexpired Leases

     The Bankruptcy Code grants the Debtors the power, subject to the approval of the Court, to assume or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the other party to the agreement may file a claim for damages, if any, incurred by reason of the rejection. In the case of the Debtors' rejection of leases of real property and employment agreements, such damage claims are subject to certain caps imposed by the Bankruptcy Code.

          1.   Assumption  and  Rejection of Executory  Contracts  and Unexpired
Leases

     Except as provided for in Article XI of the Plan, and other than executory contracts or unexpired leases that have expired or terminated pursuant to their own terms during the pendency of the Chapter 11 Cases, or benefit plans, which are specifically dealt with in Article XII of the Plan, all of the executory contracts and unexpired leases that exist between the Debtors and any Person and that were not previously assumed or rejected by the Debtors or were not subject to a motion to assume or reject that is pending on or prior to the Confirmation Date shall be assumed as of and subject to the occurrence of the Effective Date pursuant to the Plan. To the extent any such executory contracts or unexpired leases have been amended prior to the Confirmation Date, such contracts or leases shall be assumed as so amended.

     The following executory contracts and unexpired leases are rejected:

          (i) executory contacts or unexpired leases that have been rejected by the Debtors before the Confirmation Date;

          (ii) executory contracts or unexpired leases that are the subject of a motion to reject pending on the Confirmation Date; and

          (iii) employment agreements that were terminated or rejected prior to the Confirmation Date or in connection with the Plan.

          2.   Cure

     Except as otherwise agreed to by the parties, on the Initial Distribution Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease that is assumed pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. Unless the parties to the contract or lease agree otherwise, all disputed defaults that are required to be cured shall be cured by the later to occur of (i) ten (10) days after the entry of a Final Order determining the amount, if any, of the Debtors or the Reorganized Debtors' liability with respect thereto and (ii) the Initial Distribution Date. All cure payments will be funded by draws on the Exit Facilities or from the Debtors' working capital.

          3.   Rejection Damage Claims

     All Claims for damages arising from the rejection of executory contracts or unexpired leases must be filed with the Court in accordance with the terms of the order authorizing such rejection. Any Claims not filed within such time shall be forever barred from assertion against the Debtors, their respective estates and the Reorganized Debtors. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Class 5 General Unsecured Claims and/or Class 1 Priority Claims to the extent applicable.

     T.   Benefit Plans

     As, and subject to the occurrence, of the Effective Date, all employee compensation and benefit plans, policies and programs of the Debtors applicable generally to their employees, including agreements and programs subject to section 1114 of the Bankruptcy Code, as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, dismemberment insurance plans and workers' compensation programs, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan, and the Debtors' obligations under such agreements and programs shall survive the Effective Date of the Plan, without prejudice to the Reorganized Debtors' rights under applicable non-bankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate section 1114 of the Bankruptcy Code) and (ii) such executory contracts or plans that have previously been terminated or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such plans, contracts or programs.

     The Debtors and the Reorganized Debtors, as the case may be, will continue to be the contributing sponsors of all pension plans which are defined as benefit pension plans by the Pension Benefit Guaranty Corporation (the "PBGC") under Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. ss.ss. 1301-1461. The Confirmation Order shall provide that (i) such pension plans are subject to minimum funding requirements of ERISA and section 412 of the Internal Revenue Code, (ii) no provision of the Plan, the Confirmation Order, or section 1141 of the Bankruptcy Code, shall, or shall be construed to, discharge, release or relieve the Debtors or any other party, in any capacity, from any liability with respect to such pension plans under ERISA or under Internal Revenue Code section 412, and (iii) that neither the PBGC nor such pension plans shall be enjoined from enforcing such liability as a result of the Plan's provisions for satisfaction, release and discharge of Claims.

     U.   Confirmation and Effectiveness of the Plan

          1.   Conditions Precedent to Confirmation

     Pursuant to Article XIII.A of the Plan, the Plan shall not be confirmed by the Court unless and until the following conditions have been satisfied in full or waived pursuant to Article XIII.C of the Plan:

     (a) The Court shall have entered an order finding that the Disclosure Statement, in form and substance reasonably acceptable to the Significant Equityholders, the Exit Facilities Agent and the Debtors, contains adequate information pursuant to section 1125 of the Bankruptcy Code;

     (b) The Plan shall be in form and substance materially  consistent with the
Equity  Commitment   Agreement  and  shall  be  reasonably   acceptable  to  the
Significant Equityholders, the Exit Facilities Agent and the Debtors;

     (c) The Court shall have entered the Confirmation Order in form and substance reasonably acceptable to the Significant Equityholders, the DIP Agents, the Exit Facilities Agent and the Debtors;

     (d) All documents to be executed, delivered or filed pursuant to the Plan, including all Plan Supplement Documents, shall be in form and substance reasonably acceptable to the Significant Equityholders, the Exit Facilities Agent and the Debtors;

     (e) The Debtors' existing commitments for the Exit Facilities shall not have expired and shall be in full force and effect; and

     (f) The Equity Commitment Agreement shall not have terminated or expired pursuant to its terms.

          2.   Conditions Precedent to Effectiveness

     Pursuant to Article XIII.B of the Plan, the Plan will not become effective unless and until it has been confirmed and the following conditions have been satisfied in full or waived pursuant to Article XIII.C of the Plan:

     (a) The Confirmation Order, in form and substance reasonably acceptable to the Significant Equityholders, the DIP Agents, the Exit Facilities Agent and the Debtors, shall have been entered, and no stay or injunction shall be in effect precluding the consummation of the transactions contemplated by the Plan and such Confirmation Order shall have not been modified or vacated on appeal;

     (b) All statutory fees then due and payable to the United States Trustee shall have been paid in full;

     (c) All documents to be executed, delivered or filed pursuant to the Plan, including all Plan Supplement Documents, shall be in form and substance reasonably acceptable to the Significant Equityholders, the Exit Facilities Agent and the Debtors and such documents shall be executed, delivered or filed, as the case may be;

     (d) All actions, authorizations, filings, consents and regulatory approvals required (if any) shall have been obtained, effected or executed in a manner acceptable to the Significant Equityholders, the Exit Facilities Agent and the Debtors and shall remain in full force and effect;

     (e) All amounts due under the DIP Revolving Credit Facility shall have been indefeasibly paid in full in Cash and the liens and security interests granted thereunder terminated;

     (f) All amounts due under the DIP Term Loan Credit Facility shall have been indefeasibly paid in full in Cash and the liens and security interests granted thereunder terminated;

     (g) The Exit Facilities shall have been entered into by the Debtors and the other parties thereto and all conditions to the initial borrowings under the Exit Facilities shall have been satisfied or waived in accordance with the terms thereof (but for the occurrence of the Effective Date);

     (h) The Equity Commitment Agreement shall have been executed by the parties thereto, approved by the Court and shall not have expired or terminated by its terms;

     (i) The Rights Offering shall have been consummated in a manner that is reasonably acceptable to the Significant Equityholders, the Exit Facilities Agent and the Debtors;

     (j) The Put Option or the Call Option, as applicable, shall have been exercised, if necessary, as provided in the Plan and the Put Option Agreement; and

     (k) The Put Option Conditions shall have been satisfied or waived in accordance with the terms of the Equity Commitment Agreement.

          3.   Waiver of Conditions

     The Debtors may waive any or all of the conditions set forth in Article XIII.A and B of the Plan (except for the condition set forth in sub-section B.1 of Article XIII of the Plan) at any time, with the prior written consent of the Significant Equityholders and the Exit Facilities Agent without leave or order of the Court and without any formal action. Nothing herein shall preclude the Significant Equityholders and the Exit Facilities Agent from waiving any condition under the Equity Commitment Agreement or the Exit Facilities, respectively, which waiver rights are expressly preserved and unaffected by the Plan.

          4.   Effect of Failure of Conditions

     In the event that the Effective Date does not occur on or prior to February 28, 2007, or such later date as may be agreed to by the Debtors, Significant Equityholders and the Exit Facilities Agent, upon notification submitted by the Debtors to the Court: (a) the Confirmation Order shall be vacated, (b) no Distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

          5.   Vacatur of Confirmation Order

     If a Final Order denying confirmation of the Plan is entered, or if the Confirmation Order is vacated, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors; (c) prejudice in any manner any right, remedy or claim of the Debtors; or (d) be deemed an admission against interest by the Debtors.

          6.   Revocation, Withdrawal, or Non-Consummation

     (a) Right to Revoke or Withdraw. Pursuant to the Plan, the Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date.

     (b) Effect of Withdrawal, Revocation, or Non-Consummation. If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), the assumption or rejection of executory contracts, unexpired leases, or benefit plans effected by the Plan, any release, exculpation or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

     In the event that the Plan is withdrawn, revoked or is not consummated, to the extent the Debtors have received any Deposits or Subscription Amounts, or portions thereof, the Debtors shall return such amounts to any Person making such payment and no interest shall be paid thereon.

                                      IX.

                              FINANCIAL PROJECTIONS

     The Debtors' with the assistance of their advisors, developed a set of financial projections (as summarized below and in Exhibit C, the "Financial Projections") to generally assess the value of the Reorganized Debtors and the feasibility of the Plan. The Financial Projections set forth below and in Exhibit C are based on a number of significant assumptions, including, among other things, the successful reorganization of the Debtors.

     THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS. ACTUAL OPERATING RESULTS AND VALUES MAY VARY.

     As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, Foamex's management has, through the development of the Financial Projections, analyzed
Foamex's ability to meet its obligations under the Plan and to maintain sufficient liquidity and capital resources to conduct its business subsequent to its emergence from chapter 11. The Financial Projections were also prepared to assist Equityholders entitled to vote on the Plan in determining whether to accept or reject the Plan.

                  The Financial Projections should be read in conjunction with the assumptions and qualifications set forth herein and in Exhibit C, and certain relevant information set forth in Foamex's Annual Report on Form 10-K for the fiscal year ended January 1, 2006 (as amended) and Foamex's Quarterly Reports on Form 10-Q for the first three quarters of fiscal year 2006, all of which are available online at www.foamex.com or Foamex's dedicated web page on Bankruptcy Services, LLC's website at www.bsillc.com. The Financial Projections were prepared in good faith based upon assumptions believed to be reasonable. The Financial Projections, which were last updated in November 2006, were based, in part, on economic, competitive, and general business conditions prevailing at the time. While as of the date of this Disclosure Statement such conditions have not materially changed, any future changes in these conditions may materially impact Foamex's ability to achieve the Financial Projections.

     THE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. FOAMEX'S INDEPENDENT PUBLIC ACCOUNTANT, KPMG LLP, HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

     FOAMEX  DOES  NOT,  AS A  MATTER  OF  COURSE,  PUBLISH  PROJECTIONS  OF ITS
ANTICIPATED   FINANCIAL   POSITION,   RESULTS  OF   OPERATIONS  OR  CASH  FLOWS.
ACCORDINGLY, FOAMEX DOES NOT INTEND TO, AND DISCLAIMS ANY OBLIGATION TO (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF ITS COMMON STOCK OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

     THE FINANCIAL PROJECTIONS PROVIDED IN THE DISCLOSURE STATEMENT HAVE BEEN PREPARED EXCLUSIVELY BY FOAMEX'S MANAGEMENT WITH THE ASSISTANCE OF MILLER BUCKFIRE. THESE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY FOAMEX'S MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND FOAMEX'S CONTROL. FOAMEX CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO FOAMEX'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED AND, THUS, THE OCCURRENCE OF SUCH EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE FINANCIAL PROJECTIONS,

THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

     FINALLY, THE FINANCIAL PROJECTIONS INCLUDE ASSUMPTIONS AS TO THE ENTERPRISE VALUE OF THE REORGANIZED DEBTORS, THE FAIR VALUE OF THEIR ASSETS AND THEIR ACTUAL LIABILITIES AS OF THE EFFECTIVE DATE. THE REORGANIZED DEBTORS WILL BE REQUIRED TO MAKE SUCH ESTIMATIONS AS OF THE EFFECTIVE DATE. SUCH DETERMINATION WILL BE BASED UPON THE FAIR VALUES AS OF THAT DATE, WHICH COULD BE MATERIALLY GREATER OR LOWER THAN THE VALUES ASSUMED IN THE FOREGOING ESTIMATES.

          1.   Scope of Financial Projections

     As part of this analysis, the Debtors have prepared projections of their financial performance for the three year period ending January 3, 2010 (the "Projection Period"). These projections and the assumptions upon which they are based are included in the Financial Projections that are annexed hereto as Exhibit C.

     The financial information and projections appended to the Disclosure Statement include for the Projection Period:

          o Pro forma projected balance sheets for the 2007, 2008 and 2009 fiscal years(31).

          o Pro forma projected income statements for the 2007, 2008 and 2009 fiscal years.

          o Pro forma projected statements of cash flow for the 2007, 2008 and 2009 fiscal years.

     The financial information and projections are based on the assumptions that the Plan will be confirmed by the Court and, for projection purposes, that the Effective Date under the Plan will occur on February 25, 2007. Although the projections and information are based upon a February 25, 2007 Effective Date, the Debtors believe that an actual Effective Date any time in the first quarter of fiscal year 2007 would not have any material effect on the projections.

          2.   Summary of Significant Assumptions

     The Debtors have prepared these Financial Projections based upon certain assumptions that they believe to be reasonable under the circumstances. Those assumptions considered to be significant are set forth in Exhibit C. The Financial Projections have not been examined or compiled by independent accountants. The

---------------------------------
(31) The Debtors include two sets of Financial Projections. One set accounts for the issuance of the New Preferred Stock if the Company exercises the Put Option. The other set accounts for the issuance of Additional Common Stock if the Significant Equityholders exercise the Call Option.

Debtors make no representation as to the accuracy of the projections or their ability to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. All holders of Claims and Interests that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Financial Projections are based in evaluating the Plan.

                                       X.

                      CERTAIN RISK FACTORS TO BE CONSIDERED

     HOLDERS OF CLAIMS AND INTERESTS IN THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED HEREIN BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

     The factors specified below assume that the Plan is approved by the Court and that the Effective Date occurs on or about February 25, 2007. Although such risk factors are based upon a February 25, 2007 Effective Date, the Debtors believe that an actual Effective Date any time in the first quarter of fiscal year 2007 would not have any material effect on the risk factors.

     A.   Projected Financial Information

     The Financial Projections included in this Disclosure Statement are dependent upon the successful implementation of the Debtors' business plan and the validity of the assumptions contained therein. These projections reflect numerous assumptions, including, without limitation, confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, the future performance of the bedding, furniture, carpet and automotive markets, certain assumptions with respect to the Reorganized Debtors' competitors, general business and economic conditions and other matters, many of which are beyond the control of the Reorganized Debtors. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the Financial Projections may affect the Reorganized Debtors' actual financial results. Although the Debtors believe that the Financial Projections are reasonably attainable, variations between the actual financial results and those projected may occur and be material.

     B.   Risks Related to the Debtors' Business and Operations

          1.   Risks Related to Unliquidated Claims

     Various Unliquidated Claims have been filed against one or more of the Debtors. A schedule identifying each of the Unliquidated Claims is attached as Schedule A to the Plan. As set forth in the Plan, Unliquidated Claims are Disputed Claims that shall be liquidated, determined and satisfied in the ordinary course of business by the Reorganized Debtors, including, where applicable, through access to available insurance. The Debtors believe the Reorganized Debtors will be able to satisfy (through available insurance or otherwise) all valid Unliquidated Claims in the ordinary course after the Effective Date. However, there can be no such assurance that the Reorganized Debtors will have the necessary insurance or that any insurance the Reorganized Debtors do have will be sufficient.

     Included in these Unliquidated Claims is the Rhode Island Litigation, which is discussed in detail in Article VI.L above.

          2. Foamex International's ability to utilize its NOLs may be limited.

     As of January 1, 2006, based on the fiscal 2005 tax returns as filed, Foamex had approximately $305.1 million of NOL carryforwards with which to offset future taxable income. Section 382 of the Tax Code, however, limits the corporation's utilization of an NOL following a "50-percent ownership change" (a "Section 382 Ownership Change"). While Foamex International believes that it has not undergone any Section 382 Ownership Change since June 7, 2001, and will not undergo a Section 382 Ownership Change prior to implementation of the Plan, such determination is not free from doubt. Foamex International has requested a ruling from the IRS confirming that (i) certain purchases of Existing Common Stock by Morgan Stanley that would likely have caused a Section 382 Ownership Change, are to be disregarded because they were determined to be void ab initio by the MS Stipulation and (ii) certain purchases of Existing Common Stock reported on SEC filings on Schedule 13-G by Par IV Capital in its capacity as an investment advisor to, and a manager of, two funds, each of which separately owned approximately 3.4% of Existing Common Stock, did not cause Par IV Capital or the two funds it advised to be treated as a single 5% shareholder for purposes of Section 382 of the Tax Code. If Foamex International were to be treated as having undergone a Section 382 Ownership Change because of the purchases by Morgan Stanley, Par IV Capital or the funds it advised, or for any other reason, the ability to utilize NOLs generated before such ownership change would be severely impaired. Furthermore, because the rules under section 382 of the Tax Code are highly complex, no assurance can be given that another transaction has not triggered, or will not trigger, a Section 382 Ownership Change prior to the implementation of the Plan. Although the issuance of Additional Common Stock may result in a Section 382 Ownership Change, because such ownership change will be pursuant to the Plan, certain more favorable rules will be applicable and the ability to use NOLs will not be significantly affected.

          3. Increase in Raw Material Costs May Have an Adverse Effect on the Reorganized Debtors

     Because the cost of chemicals is the largest single component of Foamex's cost of goods sold, the price and availability of the chemicals Foamex purchases significantly affect Foamex's business. The three principal chemicals used in the manufacture of flexible polyurethane foam are TDI, polyol and MDI. The prices of TDI, polyol and MDI are influenced by demand, manufacturing capacity and oil and natural gas prices. Specifically, since the primary urethane chemicals used to create TDI, polyol and MDI are all oil-based derivatives, fluctuating oil and energy costs, like those experienced in the past few years, could adversely affect the Reorganized Debtors' manufacturing costs. The Reorganized Debtors may not be able to fully offset raw materials price increases through selling price increases and manufacturing process efficiencies. To the extent the Reorganized Debtors are unable to so offset any further raw material price increases, their business may be adversely affected.

          4. Foamex Depends on a Limited Number of Suppliers of TDI, polyol and MDI

     A disruption in the Reorganized Debtors' ability to obtain TDI, polyol and/or MDI that continues for a significant period of time could cause the Reorganized Debtors to suspend all or a portion of their manufacturing operations, which could have a material adverse effect on their business results and operations. Two examples of such disruptions were Hurricanes Rita and Katrina.

          5. Major Customers' Financial Condition and Supply Decisions May Have a Material Effect on the Reorganized Debtors

     The Reorganized Debtors' financial performance is directly tied to the financial condition of their customers and their customers' decisions concerning suppliers. This is especially so because a small number of customers account for significant percentage of Foamex's net sales. Sales to Foamex's five largest customers together accounted for approximately 27.1% of Foamex's net sales in 2005. Sales to Johnson Controls, Foamex's largest customer, accounted for approximately 10.7% of Foamex's net sales in 2005. Thus, the loss of, or a substantial decrease in the amount purchased by, these major customers could have a material adverse effect on the Reorganized Debtors' financial position and results of operations.

          6.   Inability to Renew Leases for Certain Manufacturing Facilities

     Foamex leases certain of its foam pouring facilities. In the event that the Reorganized Debtors are unable to renew leases at these facilities, they could incur significant costs in relocating their manufacturing operations.

          7. Foamex is Subject to Extensive Federal, State, Local and Foreign Environmental Laws and Regulations

     Foamex's past and present business operations and the past and present ownership and operation of its real properties are subject to extensive and changing federal, state, local and foreign environmental laws and regulations, including those relating to the use, handling, storage, discharge and disposal of hazardous substances, the discharge or emission of materials into the environment and the remediation of environmental contamination. Foamex is currently remediating soil and groundwater contamination at seven of its current and former locations. It is also designated as a Potentially Responsible Party by the United States Environmental Protection Agency, or by state environmental agencies at eleven sites. If there are additional sites or the Reorganized Debtors' estimates of their potential environmental liabilities are incorrect, there could be a material adverse effect on their financial condition and results of operations.

          8. The Polyurethane Foam Business has Excess Capacity and is Somewhat Cyclical

     Foamex is subject to excess capacity in the polyurethane foam industry and to the cyclical nature of the automotive, housing, technology, and furniture and bedding industries. A protracted downturn in any of these industries could have a material adverse effect on the Reorganized Debtors' results of operations. In particular, the problems facing the North American automotive industry, which is Foamex's second-largest revenue source, have negatively impacted Foamex's automotive business, and are expected to negatively impact the Reorganized Debtors' financial condition in the future.

          9.   Foamex Must Effectively Manage Other Operating Expenses

     In addition to Foamex's ability to effectively increase selling prices in response to raw material cost increases, Foamex must manage and control other operating expenses. If Foamex is unable to achieve reductions in other operating expenses and in selling, general and administrative expenses, there could be a material adverse effect on Foamex's business, financial condition and results of operations.

          10. Foamex's historical financial information will not be indicative of its future financial performance.

                  Foamex's financial condition and results of operations following any emergence from chapter 11, if such emergence occurs, will not be comparable to the financial condition or results of operations reflected in its historical financial statements.

     C. Ability to Refinance Certain Indebtedness and Restrictions Imposed by Indebtedness

     As discussed in Article VI.B above, following the Effective Date of the Plan, the Reorganized Debtors' working capital needs and letter of credit requirements are anticipated to be funded by the Exit Facilities. The Exit Facilities will restrict, among other things, the Reorganized Debtors' ability to incur additional indebtedness, consummate certain asset sales, create liens on assets, make investments, loans or advances, consolidate or merge with or into any other person or convey, transfer or lease all or substantially all of their assets or change the business to be conducted by the Reorganized Debtors. In addition, the Exit Facilities will contain financial maintenance covenants and certain other and more restrictive covenants. A breach of any of these covenants could result in a default under the Exit Facilities. It is also anticipated that substantially all of the assets of the Reorganized Debtors will be pledged as security under the Exit Facilities.

     In addition, the three facilities that comprise the Exit Facilities will have staggered maturity dates: five years after the Effective Date for the Asset-Based Revolving Credit Facility, six years after the Effective Date for the First Lien Term Loan Facility and seven years after the Effective Date for the Second Lien Term Loan Facility. The First Lien Term Loan will be subject to quarterly amortization of principal equal to .25% of the original aggregate principal amount for the first 5 3/4 years with the balance payable at final maturity. The Debtors cannot provide any assurances that they will be able to generate sufficient cash flow from operations to enable them to repay their indebtedness under the Exit Facilities and they may not be able to extend the maturities of, or refinance such indebtedness on commercially reasonable terms, or at all.

     D.   Certain Bankruptcy Law Considerations

          1.   Risk of Non-Confirmation of the Plan

     Although Foamex believes that the Plan satisfies all of the requirements for confirmation by the Court, there can be no assurance that the Court will reach the same conclusion or that interested parties will not object to the Plan, thereby delaying or preventing confirmation. Moreover, there can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes to accept the Plan, as modified.

          2.   Risk of Non-Occurrence of the Effective Date

     Operating in bankruptcy imposes significant risks on Foamex's operations. Although Foamex believes that the Effective Date will occur on or around February 25, 2007, there can be no assurance as to such timing or that the conditions to the Effective Date contained in the Plan will ever occur.

     E.   Certain Risks Relating to the Post-Effective Date Common Stock

          1.   Foamex   International  does  not  expect  to  pay  dividends  on
Post-Effective Date Common Stock in the foreseeable future.

     Foamex International did not pay any cash dividends on Existing Common Stock during the past two fiscal years and Foamex International will not pay any dividends on our Existing Common Stock during our Chapter 11 Cases. The payment of any future dividends thereafter will be determined by the Board of Directors of Reorganized Foamex International in light of conditions then existing, including Reorganized Foamex International's earnings, financial condition, cash requirements, restrictions in financing agreements, business conditions and other factors. Foamex International is a holding company whose assets consist primarily of ownership of Foamex L.P. Consequently, Reorganized Foamex International's ability to pay dividends will be dependent upon the earnings of Foamex L.P. and any future subsidiaries after the Effective Date and the distribution of the earnings of those subsidiaries to Reorganized Foamex International and loans or advances by Foamex L.P. and any such future subsidiaries after the Effective Date. The ability of Foamex L.P. to make distributions will be restricted by the Exit Facilities. Due to these restrictions, Reorganized Foamex International expects to have only limited access to the cash flow generated by Foamex L.P. or any new subsidiaries after the Effective Date and does not expect to pay dividends on Post-Effective Date Common Stock in the foreseeable future.

          2. The stock price may be volatile and may result in the loss of all or part of an Equityholder's investment.

     The market price of Post-Effective Date Common Stock could fluctuate significantly, in which case an Equityholder may not be able to resell its shares at or above the offering price. The market price of Post-Effective Date Common Stock may fluctuate based on a number of factors, including, but not limited to the following:

     o Foamex's obligations that remain outstanding after emergence from these Chapter 11 Cases;

     o Foamex's operating performance and the performance of competitors and other similar companies;

     o the public's reaction to Foamex's press releases, other public announcements and filings with the SEC;

     o changes in earnings estimates or recommendations by research analysts who track the Post-Effective Date Common Stock or the stocks of other companies in the foam industry;

     o the extent to which, if at all, broker-dealers choose to make a market on the Post-Effective Date Common Stock;

     o    changes in general economic conditions;

     o Foamex's ability to use NOL carryforwards to offset taxable income in view of the change in capital structure contemplated by the Plan;

     o    the number of shares to be publicly traded after the Rights Offering;

     o    Foamex's involvement in legal proceedings;

     o    actions of current Equityholders;

     o    the arrival or departure of key personnel;

     o acquisitions, strategic alliances or joint ventures involving us or competitors; and

     o    other developments affecting us, industry or competitors.

     In addition, in recent years the stock market has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of Post-Effective Date Common Stock. The price of the Post-Effective Date Common Stock could fluctuate based upon factors that have little or nothing to do with Foamex or its performance, and these fluctuations could materially reduce the price of Post-Effective Date Common Stock.

          3. Substantial future sales of shares of Post-Effective Date Common Stock in the public market could cause the stock price to fall.

     Based on the number of shares outstanding as of the Record Date, upon consummation of the Rights Offering and assuming that all Rights are exercised by every Equityholder (and the Existing Preferred Stock is converted to Additional Common Stock, as is contemplated by the Plan), Reorganized Foamex International expects to have outstanding approximately 93 million shares of Post-Effective Date Common Stock, which would result in a greater than two-fold increase in the public float. The Post-Effective Date Common Stock will be freely tradable without restrictions in the public market unless held by an affiliate of Foamex International.

     Reorganized Foamex International will grant registration rights to the Significant Equityholders pursuant to the Registration Rights Agreement. In the event that the Significant Equityholders fully exercise the Call Option to be created under the Plan, the Significant Equityholders have the right subject to some conditions to require Foamex to file registration statements covering approximately 66.7 million shares of Post-Effective Date Common Stock, or to include those shares in registration statements that Reorganized Foamex International may file for itself or other stockholders. These registration rights do not cover any shares of New Preferred Stock. Following their registration and sale under the applicable registration statement, those shares of Post-Effective Date Common Stock will become freely tradable, unless held by an affiliate of Reorganized Foamex International. By exercising their registration rights and selling a large number of shares, the Significant
Equityholders could cause the price of Post-Effective Date Common Stock to decline. In addition, options to purchase approximately 1.7 million shares of Existing Common Stock were outstanding as of November 22, 2006 for which registration statements under the Securities Act are currently effective. Moreover, Foamex International may grant options to purchase approximately an additional 3.4 million shares of Existing Common Stock under Foamex International's 2002 stock award plan.

          4. A small number of Equityholders could be able to significantly influence Foamex's business and affairs.

     As of the date hereof, assuming conversion of all Existing Preferred Stock, the Significant Equityholders beneficially owned in the aggregate approximately 53% of the Existing Common Stock. If all of the Rights offered through the Rights Offering are exercised, the Significant Equityholders' beneficial ownership percentage will remain the same. If the Significant Equityholders are the only Equityholders to exercise their Rights in the Rights Offering and the Significant Equityholders elect to exercise the Call Option created under the Plan, the Significant Equityholders' ownership percentage of Post-Effective Date Common Stock would increase to approximately 87%. Accordingly, following the consummation of the Rights Offering and the Effective Date, the Significant Equityholders may continue to exercise significant influence over all matters requiring a shareholders' vote, including the composition of the Board of Directors, the adoption of amendments to Reorganized Foamex International's second amended and restated certificate of incorporation and the approval of mergers or sales of substantially all of Reorganized Foamex International's assets. This concentration of ownership also may delay, defer or even prevent a change in control of Reorganized Foamex International and may make some transactions more difficult or impossible without the support of the Significant Equityholders. The interests of the Significant Equityholders may conflict with the interests of other shareholders.

          5. Foamex International may cease filing reports with the SEC following the Effective Date of the Plan.

     Following the Effective Date of the Plan, if Reorganized Foamex International meets the requirements of the Exchange Act, whereby Reorganized Foamex International has fewer than 300 shareholders of record on such date, Reorganized Foamex International may file a Form 15 with the SEC, which would suspend Reorganized Foamex International's obligation to file public reports with the SEC, such as the annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements. In such circumstances, although Foamex International would likely continue to publish press releases and other information on Foamex International's website, Foamex International's suspension of SEC reports would significantly reduce the information about Foamex International that is publicly available, including financial statements, and, as a result, a shareholder's ability to keep informed would likely be impaired.

          6. An active or liquid trading market for the Post-Effective Date Common Stock may not develop after the Rights Offering.

     Foamex International believes that eight institutions and various insiders hold approximately 80% of the Existing Common Stock and this percentage is expected to increase after consummation of the Rights Offering to the extent the current public float Equityholders do not subscribe to the Rights Offering and allow their Equity Interests to be diluted. Foamex International believes that the public float balance of the current remaining 20% is held by approximately 120 holders of record as of the Record

Date. The Existing Common Stock is traded over-the-counter. Over-the-counter trading is dependent on a broker-dealer being willing to make a market in the stock, which Foamex International cannot predict will happen. The small amount of public float and the nature of over-the-counter trading may limit the ability of holders of Post-Effective Date Common Stock to resell their shares if an active trading market does not emerge.

     F.   Risks Relating to the Rights Offering

          1. Holders of Existing Common Stock may suffer significant dilution of percentage of ownership of Post-Effective Date Common Stock.

     If all Rights are exercised, or the Significant Equityholders fully exercise the Call Option created under the Plan, the Rights Offering will result in greater than a two-fold increase in Reorganized Foamex International's outstanding common stock. If holders of Existing Common Stock do not exercise their Rights, their proportionate voting and ownership interest will be reduced and the percentage that the original shares represent of Reorganized Foamex International's expanded equity after exercise of the Rights will be diluted. The magnitude of the reduction of a Equityholders' ownership percentage will depend upon the extent to which such Equityholder subscribes under the Rights Offering.

          2. The commitment of the Significant Equityholders is conditioned upon certain factors.

     The Significant Equityholders' obligations under the Put Option are subject to the satisfaction of specified conditions, including the approval of the Plan in form and substance reasonably acceptable to the Significant Equityholders, by the Court, the concurrent closing of the Exit Facilities and the absence of any termination events under the Equity Commitment Agreement or any material adverse change in Foamex's business, financial condition or results of operations. Some of these conditions are not within Foamex's control. If Foamex is not able to meet these conditions, the Significant Equityholders may not be willing to waive the conditions and would no longer be obligated to purchase the New Preferred Stock under the Put Option. In such event, the Debtors may not be able to raise the proceeds necessary to fund the Debtors' cash obligations under the Plan, the Plan will not become effective, and the Debtors may need to propose an alternate plan under which the value of the Existing Common Stock could be reduced to as low as zero.

          3. If the Significant Equityholders do not fulfill their commitments under the Put Option, the Debtors may not be able to raise proceeds necessary to fund Distributions under the Plan.

     The funds supporting the Put Option have not been placed into any escrow account and the Put Option is not secured by any collateral. If the Significant Equityholders do not fulfill their commitments under the Put Option, the Debtors may not be able to raise the proceeds necessary to fund the Debtors' cash obligations under the Plan, the Plan will not become effective and the Debtors may need to propose an alternate plan under which the value of the Existing Common Stock could be reduced to as low as zero.

          4. The Rights are not transferable and there is no market for the Rights.

     The Rights may not be sold, given away or otherwise transferred. Because the Rights are non-transferable, there is no market or other means to directly realize any value associated with the Rights other than by a shareholder exercising his rights and putting additional capital at risk.

          5. The exercise price was determined after consideration of a number of factors and does not reflect a determination of the value of the Existing Common Stock.

     Each Right  entitles a holder of  Existing  Common  Stock to purchase up to
2.56 shares of Additional Common Stock at an exercise price of $2.25. The exercise price was determined after consideration of a number of factors and does not necessarily bear any relationship to the book value of assets, past operations, cash flows, losses, financial condition or any other established criteria for value. As a result, the exercise price should not be considered an indication of the actual value of Foamex International or of the Existing Common Stock.

          6. The price of Existing Common Stock may decline before or after the expiration of the Rights Offering.

     The public trading market price of the Existing Common Stock may decline below the exercise price after Equityholders exercise Rights. If that occurs and the exercise of the Right is not withdrawn prior to the deadline for withdrawal, such exercise will be a commitment to buy shares at a price above the prevailing market price, and an immediate unrealized loss on those shares will result. The exercise price will not be adjusted based on market fluctuations. Moreover, Foamex International cannot assure Equityholders that following an Equityholder's exercise of Rights, such Equityholder will be able to sell
Post-Effective Date Common Stock at a price equal to or greater than the exercise price.

          7. The Rights Offering may be terminated at any time prior to the expiration of the offer period, and neither Foamex International nor the Rights Agent will have any obligation except to return exercise payments.

     Foamex International may, in its sole discretion, decide not to continue with the Rights Offering or terminate the Rights Offering prior to the expiration of the offer period. If the Rights Offering is terminated, the rights agent will return, as soon as practicable, all exercise payments, without interest, and Equityholders will not be able to purchase Additional Common Stock at the exercise price.

          8. Following the deadline for withdrawal, an exercise of Rights may not be revoked.

     Once Rights have been exercised, an exercise may be withdrawn at any time prior to the deadline for withdrawal, but not thereafter, subject to applicable law. The deadline for withdrawal is 5:00 p.m., New York City time, on the business day prior to the expiration of the Rights Offering. Following the deadline for withdrawal, an exercise may not be revoked in whole or in part for any reason, including a decline in the price of Existing Common Stock, even if shares have not already been issued.

          9.   An  Equityholder  must  act  promptly  and  follow   instructions
carefully if it intends to exercise its rights.

     Eligible participants and, if applicable, brokers, banks or other nominees acting on their behalf, who desire to purchase Additional Common Stock in the Rights Offering must act promptly to ensure that all required certificates and payments are actually received by the rights agent, Mellon Investor Services LLC, on behalf of Mellon Bank N.A., the rights agent, prior to the expiration of the Rights Offering. The time period to exercise Rights is limited. If an Equityholder or its broker, bank or other nominee fails to complete and sign the required rights certificate, sends an incorrect payment amount or otherwise fails to follow the procedures that apply to the exercise of Rights, Foamex International may, depending on the circumstances, reject the exercise of Rights or accept it only to the extent of the payment received. Neither Foamex International nor the rights agent undertakes to contact a shareholder concerning, or attempt to correct, an incomplete or incorrect rights certificate or payment or contact an Equityholder concerning whether a broker, bank or other nominee holds rights on an Equityholder's behalf. Foamex has the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of an Equityholders' rights.

          10. An exercise of Rights may be subject to the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     If as a result of an exercise of Rights, or as a result of the Significant Equityholders' exercise of the Call Option, an Equityholder would hold shares of Post-Effective Date Common Stock worth in excess of $56.7 million, such proposed acquisition may trigger notification obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and all waiting periods under the HSR Act will need to have expired or otherwise been terminated before Foamex can satisfy such exercise of Rights. There can be no guarantee that the Federal Trade Commission and U.S. Department of Justice will allow the waiting periods to expire or terminate. An Equityholder may consider seeking advice of legal counsel to determine the applicability of the HSR Act to its rights.

                                      XI.

                             CONFIRMATION PROCEDURE

     Under the Bankruptcy Code, the following steps must be taken to confirm the
Plan:

     A.   Solicitation of Votes

     In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in Class 3 and the Interests in Classes 9 and 10 of the Plan are Impaired and are entitled to vote to accept or reject the Plan. The Claims and Interests in Classes 1, 2, 4 through 8 and 11 are unimpaired. The holders of Allowed Claims and Interests in each of Classes 1, 2, 4 through 8 and 11 are conclusively presumed to have accepted the Plan and the solicitation of acceptances with respect to such Classes therefore is not required under section 1126(f) of the Bankruptcy Code.

     As to the Class of Claims entitled to vote on the Plan, the Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan.

     As to Classes of Interests entitled to vote on the Plan, the Bankruptcy Code defines acceptance of a plan by a class of interests as acceptance by holders of at least two-thirds in amount of the allowed interests of that class that have timely voted to accept or reject a plan.

     A vote may be disregarded if the Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

     B.   The Confirmation Hearing

     The Bankruptcy Code requires the Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for January 18, 2007 at 1:00 p.m. prevailing Eastern Time, before the Honorable Kevin Gross at the United States Bankruptcy Court for the District of Delaware, 844 North King Street, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim(s) or other Interest(s) held by the objector. Any such objection must be filed with the Court and served so that it is received by the Court and the following parties and the other parties requesting notice in these cases on or before January 4, 2007 at 4:00 pm.:

     The Debtors: Foamex International Inc., 1000 Columbia Avenue, Linwood, Pennsylvania 19061, attention: Gregory J. Christian, with a copy to (i) Paul,

Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, attention: Alan W. Kornberg, Esq. and Brian S. Hermann, Esq., Tel.: (212) 373-3000, Fax: (212) 757-3990, and (ii) Young Conaway Stargatt
& Taylor, LLP, 1000 West Street, 17th Floor, P.O. Box 391, Wilmington, Delaware 19801, attention: Pauline K. Morgan, Esq. and Joseph M. Barry, Esq., Tel: (302) 571-6600, Fax: (302) 571-1253.

     The Ad Hoc Committee of Senior Secured Noteholders: (i) Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York, 10022, attention: Adam Harris, Esq., Tel.: (212) 756-2000, Fax: (212) 593-5955, and (ii) Richards, Layton &
Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, Delaware, 19801, attention: John H. Knight, Esq., Tel.: (302) 651-7700, Fax: (302)
651-7701.

     The Creditors' Committee: (i) Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey, 07068-1791, attention: Kenneth A. Rosen, Esq., Tel.: (973) 597-2500, Fax: (973) 597-2400, and (ii) Greenberg Traurig, LLP, The Nemours Building, 1007 North Orange Street, Suite 1200, Wilmington, Delaware, 19899, attention: Donald J. Detweiler, Esq., Tel.: (302) 661-7000, Fax: (302) 661-7360.

     The Significant Equityholders: (i) Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 1000, attention: James L. Bromley, Esq.,
Tel: (212) 225-2000,  Fax: (212)  225-3999,  and (ii) Morris,  Nichols,  Arsht &
Tunnell LLP, 1201 North Market Street, P.O. Box 1347, Wilmington, Delaware 19899-1347, attention: William H. Sudell, Jr., Esq., Tel: (302) 658-9200, Fax:
(302) 658-3989.

     The Agents for the DIP Lenders: (i) Kaye Scholer LLP, 425 Park Avenue, New York, NY 10022-3598, attention: Marc D. Rosenberg, Esq. and Albert M. Fenster, Esq., Tel.: (212) 836-8000, Fax: (212) 836-8689, (ii) Schulte Roth & Zabel LLP,
919 Third Avenue, New York, New York 10022, attention: Fredric L. Ragucci, Esq.,
Tel.:  (212)  756-2000,  Fax: (212) 593-5955,  (iii) Buchanan  Ingersoll PC, The
Nemours Building, 1007 North Orange Street, Suite 1110, Wilmington, Delaware 19801-1236, attention: Jami B. Nimeroff, Esq., Tel.: (302) 552-4200, Fax: (302)
552-4295,  and (iv)  Landis  Rath & Cobb,  LLP,  919 Market  Street,  Suite 600,
Wilmington, Delaware 19899, attention: Adam C. Landis, Esq., Tel: (302) 467-4400, Fax: (302) 467-4450.

     The Agents for the Exit Lenders: (i) Kaye Scholer LLP, 425 Park Avenue, New York, NY 10022-3598, attention: Marc D. Rosenberg, Esq. and Albert M. Fenster, Esq., Tel.: (212) 836-8000, Fax: (212) 836-8689 and (ii) Cahill Gordon &
Reindel, LLP, 80 Pine Street, New York, NY 10005, attention: Susanna M. Suh, Esq., Tel.: (212) 701-3686, Fax.: (212) 378-2611.

     The Office of the United States Trustee: 844 King Street, Suite 2207, Wilmington, Delaware 19801, attention: David L. Buchbinder, Esq., Tel.: (302) 573-6491, Fax: (302) 573-6497.

     Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014 and orders of the Court.

     C.   Confirmation

     At the Confirmation Hearing, the Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible and (iii) in the "best interests" of creditors and equity interest holders that are impaired under the Plan.

          1.   Acceptance

     All Classes of the Plan are unimpaired except for Classes 3, 9 and 10. Thus, all Classes except for Classes 3, 9 and 10 are conclusively presumed to have voted to accept the Plan.

     Because the holders of Claims in Class 3 are impaired, holders of at least two-thirds in dollar amount and more than one-half in number of the Claims in Class 3 must vote to accept the Plan.

     Because the holders of Interests in Classes 9 and 10 are impaired, holders of at least two-thirds in amount must vote to accept the Plan.

     Only those holders of claims who actually vote to accept or reject the Plan count in the tabulation.

          2.   Unfair Discrimination and Fair and Equitable Tests

     To obtain nonconsensual confirmation of the Plan, also referred to as a "cram down," it must be demonstrated to the Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each Impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code provides that a plan is "fair and equitable" with respect to a particular class as follows:

     (a) Secured Creditors. Either (i) each Impaired creditor retains its liens securing its Secured Claim and receives on account of its Secured Claim deferred cash payments having a present value equal to the amount of its Allowed Secured Claim, (ii) each Impaired Secured Creditor realizes the "indubitable equivalent" of its Allowed Secured Claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or
(ii) of this subparagraph.

     (b) Equity Interests. Either (i) each holder of an Equity Interest will receive or retain under the Plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of its interest or (ii) the holder of an Interest that is junior to the nonaccepting class will not receive or retain any property under the Plan.

          3.   Feasibility

     The Bankruptcy Code permits a plan to be confirmed if it is not likely to be followed by a liquidation or the need for further financial reorganization of the debtor. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. Based upon the Financial Projections attached as Exhibit C and the assumptions set forth therein, the Debtors believe that they will be able to make all Distributions required pursuant to the Plan and to fund their operations and meet their obligations going forward and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

          4.   Best Interests Test

     With respect to each Impaired Class of Claims and Equity Interests, Confirmation of the Plan requires that each holder of a Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

     To determine what holders of Claims and Equity Interests in each Impaired Class would receive if the Debtors were liquidated under chapter 7, the Court must determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a chapter 7 liquidation case. The Cash amount that would be available for satisfaction of Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets and properties of the Debtors, augmented by the unencumbered Cash held by the Debtors at the time of the commencement of the liquidation case. Such Cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that might result from the termination of the Debtors' business and the use of chapter 7 for the purposes of liquidation.

     The Debtors' costs of liquidation under chapter 7 would include the fees payable to a chapter 7 trustee, as well as those fees that might be payable to attorneys and other professionals that such a trustee might engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtors during the pendency of the Chapter 11 Cases. The foregoing types of claims and other claims that might arise in a liquidation case or result from the pending Chapter 11 Cases, including any unpaid expenses incurred by the Debtors and the Creditors' Committee during the Chapter 11 Cases such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available for distribution, first, to creditors and then, to the holders of Equity Interests.

     To determine if the Plan is in the best interests of each Impaired Class of Claims and Equity Interests, the present value of the distributions from the proceeds of a liquidation of the Debtors' unencumbered assets and properties, after subtracting the amounts attributable to the foregoing claims, are then compared with the value of the property offered to such Classes of Claims and Equity Interests under the Plan.

     After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to Equityholders in the Chapter 11 Cases, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the likely erosion in value of assets in a chapter 7 case in the context of an expeditious liquidation and the "forced sale" atmosphere that would prevail under chapter 7 and (iii) the substantial increases in Claims which would first have to be satisfied, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to a liquidation of the Debtors under chapter 7.

                                      XII.

                        ALTERNATIVES TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

     If the Plan is not confirmed and consummated, the alternatives to the Plan include (i) liquidation of the Debtors under chapter 7 of the Bankruptcy Code and (ii) an alternative plan of reorganization or a plan of liquidation.

     A.   Liquidation Under Chapter 7

     If no plan is confirmed, the Chapter 11 Cases may be converted to a case under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected to liquidate the Debtors' assets for distribution in accordance with the priorities established by chapter 7 of the Bankruptcy Code. For the reasons articulated in Article XI above, the Debtors believe that a liquidation under chapter 7 would not result in greater Distributions to the Debtors' Creditors, all of whom are to be paid in full in cash on the Effective Date or otherwise have their Allowed Claims reinstated under the Plan, and would result in smaller, if any, Distributions being made to Creditors and Equityholders than those provided for under the Plan.

     B.   Alternative Plan of Reorganization or Plan of Liquidation

     If the Plan is not confirmed, the Court could confirm a different plan. The Plan is, in essence, a reorganization of the Debtors' business; a different plan might involve either a reorganization and continuation of the Debtors' business or an orderly liquidation of the Debtors' assets. The Debtors believe that the Plan, as described herein, enables Creditors and Equityholders to realize the highest and best value. The Debtors believe that any liquidation of the Debtors' assets or alternative form of chapter 11 plan is a much less attractive alternative to Creditors and Equityholders than the Plan because of the far greater returns and certainty provided by the Plan. Other alternatives could involve diminished recoveries, significant delay, uncertainty, and substantial additional administrative costs. The Debtors believe that their Plan provides the best recovery to their Creditors and Equityholders by providing creditors with payment in full in cash on the Effective Date or the reinstatement of their Allowed Claims and allowing Equityholders to retain their Common Stock and to participate in the Rights Offering.

                                     XIII.

                             SECURITIES LAW MATTERS

     A.   General

     Foamex International's Common Stock trades over-the-counter under the trading symbol "FMXIQ." Except for shares of Existing Common Stock held by "affiliates" (as defined in Rule 144 promulgated under the Securities Act) of Foamex International, and except as otherwise restricted by the Trading Order, shares of Existing Common Stock are freely tradable. Foamex International has filed a registration statement on Form S-1 with the SEC in connection with the Rights Offering, covering the sale of Additional Common Stock offered in the Rights Offering and underlying the Call Option to be issued under the Plan. (32) Foamex International has granted the Significant Equityholders certain registration rights with regard to the Significant Equityholders' future resale of shares of Common Stock.

     Upon its issuance, the Additional Common Stock, with the exception of Additional Common Stock held by the Significant Equityholders or any of Reorganized Foamex International "affiliates," will be freely tradable.

     B.   Rule 144

     Rule 144 provides a method for resales of the Common Stock purchased from Reorganized Foamex International and its affiliates in a nonpublic transaction and securities held by affiliates of Reorganized Foamex International, however acquired. In general, under Rule 144, a person who has beneficially owned shares of the Common Stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of the following:

          o    One percent of the number of shares of the Common Stock; and

------------------------------
(32) A copy of the S-1 can be viewed on the SEC's website at www.sec.gov.

          o The average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     Sales under Rule 144 are also subject to various manner of sale provisions and notice requirements and to the availability of current public information about Reorganized Foamex International.

     Under Rule 144(k), a person who is not deemed to have been an "affiliate" of Reorganized Foamex International at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years, which two-year period includes the holding period of any prior owner other than an "affiliate," is entitled to sell its shares without complying with the manner of sale, public, volume limitation or notice provisions of Rule 144.

     Rule 144 defines "affiliate" as a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with another party.

     Neither the Debtors' filing of these Chapter 11 Cases nor the approval of the Plan has affected or will affect the holding period, for purposes of Rule 144, of Common Stock purchased prior to the approval of the Plan. However, persons needing to rely on the notice, manner of sale and volume restrictions of Rule 144 to effect a sale may not do so if, as it is contemplating doing, Reorganized Foamex International files a Form 15 suspending its requirement to file Exchange Act reports and therefore must sell pursuant to Rule 144(k), another available exemption from registration or an effective registration statement.

     C.   Subsequent Transfers of Securities -- State Laws

     State securities laws generally provide registration exemptions for subsequent transfers by a bona-fide owner for its own account and subsequent transfers to institutional or accredited investors. Such exemptions are generally expected to be available for subsequent transfers of Additional Common Stock.

     D.   Registration Rights

     Reorganized Foamex International and the Significant Equityholders shall enter into the Registration Rights Agreement whereby each of the Significant Equityholders will receive demand and piggyback registration rights with respect to the resale of shares of Additional Common Stock issued to the Significant Equityholders under the exercise of rights by the Significant Equityholders in the Rights Offering and the purchase of Additional Common Stock under the Call Option, if exercised. The Registration Rights Agreement would entitle the Significant Equityholders to make two demands for registration of all or part of the holders' common stock that is subject to the Registration Rights Agreement, subject to certain conditions and exceptions. In addition, the piggyback registration rights will provide that, subject to certain conditions and exceptions, if Reorganized Foamex International proposes to file a registration statement under the Securities Act with respect to an offering of equity securities on a form that would permit registration of shares of the common stock that is subject to the Registration Rights Agreement, then Reorganized Foamex International will offer the Significant Equityholders the opportunity to register all or part of such shares on the terms and conditions set forth in the Registration Rights Agreement. The Significant Equityholders will also have unlimited rights to register the common stock that is subject to the Registration Rights Agreement on Form S-3, if and when Reorganized Foamex
International qualifies to use such Form. Under the Registration Rights Agreement, Reorganized Foamex International will pay all fees and expenses for any demand registration, including the reasonable fees and expenses of counsel for the Significant Equityholders and the Significant Equityholders will pay for their respective internal costs and expenses related to any piggyback registration in which they participate.

     FOAMEX INTERNATIONAL DOES NOT PRESENTLY INTEND TO SUBMIT ANY NO-ACTION OR INTERPRETATIVE REQUESTS TO THE SEC WITH RESPECT TO ANY SECURITIES LAWS MATTERS DISCUSSED HEREIN.

     Following the Effective Date, the Common Stock will not be traded on any stock exchange or other national quotation system and the Debtors may take steps to deregister their securities under the Exchange Act. If such deregistration takes place, the Debtors will no longer be obligated to file annual, quarterly or current reports under the Exchange Act.

                                      XIV.

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

--------------------------------------------------------------------------------
IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, you are hereby notified that: (a) any discussion of U.S. federal tax issues in this document is not intended or written by us to be relied upon, and cannot be relied upon by holders of Claims or Equity Interests ("Holders"), for the purpose of avoiding penalties that may be imposed on such Holders under the Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) each Holder should seek advice based on its particular circumstances from an independent tax advisor.
--------------------------------------------------------------------------------

     The following is a summary of the anticipated material federal income tax consequences of the implementation of the Plan to the Debtors, Creditors and Equityholders.

     A.   Scope of This Summary

     This summary is based on the Tax Code, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements or practices, and judicial decisions, all as of the date hereof. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in federal income tax consequences significantly different from those discussed herein. This summary is not binding on the IRS or the U.S. courts, and no assurance can be given that the conclusions reached in this summary will not be challenged by the IRS or will be sustained by a U.S. court if so challenged. In addition, the Debtors have not requested, and do not intend to request, a ruling from the IRS regarding any of the federal income tax consequences of the implementation of the Plan to the Debtors, Creditors or Equityholders. The
Debtors have, however, requested rulings from the IRS regarding certain purchases of stock of Foamex International by Morgan Stanley and Par IV Capital because the federal income tax treatment of these purchases will affect the availability of NOLs to the Reorganized Debtors as deductions after the Effective Date.

     This summary does not address the federal income tax consequences to certain Creditors, including holders of (a) Administrative Expense Claims, (b) Professional Fees Claims, (c) Priority Tax Claims, and (d) Unliquidated Claims. In addition, this summary does not address the federal income tax consequences to certain categories of Creditors and Equityholders subject to special rules, including Creditors and Equityholders that are (a) banks, financial institutions, or insurance companies, (b) real estate investment trusts, cooperatives, regulated investment companies, mutual funds, or small business investment companies, (c) brokers or dealers in securities, (d) tax-exempt organizations, (e) investors in pass-through entities and such entities themselves, and (f) foreign taxpayers. Furthermore, this summary is limited to U.S. federal income tax consequences and does not discuss state, local or foreign tax consequences.

     This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential federal income tax consequences that may apply to the Debtors, Creditors, and Equityholders as a result of the implementation of the Plan. In addition, this summary does not take into account the individual facts and circumstances of any particular Creditor or Equityholders that may affect the federal income tax consequences to such Creditor or Equityholder of the implementation of the Plan. Accordingly, this summary is not intended to be, and should not be construed as, legal or federal income tax advice with respect to any Creditor or Equityholder. Each Creditor or Equityholder should consult its own tax advisor regarding the federal, state, local, and foreign tax consequences of the Plan.

     B.   Consequences to the Debtors

     It is not expected that the implementation of the Plan will create a federal tax liability or a tax refund for the Debtors. However, as discussed below, uncertainty exists as to the extent to which the NOL carryforward generated by the Debtors prior to the Effective Date will be available to the Reorganized Debtors as deductions after the Effective Date.

          1.   Distributions of Cash in Satisfaction of Claims.

     The payment in full of Allowed Claims in cash pursuant to the Plan should not create tax consequences that differ materially from those that would have been obtained had those claims been repaid, absent the Plan, in the ordinary course of the Debtors' business. If, however, a holder of an Allowed Claim were to accept less than full payment in satisfaction of a debt, the Debtors would, for federal income tax purposes, realize COD Income. A debtor in a bankruptcy case generally does not include COD Income in its gross income, but rather must reduce certain tax attributes, such as NOLs, to the extent it has such attributes to reduce, by the amount of COD Income that otherwise would have been recognized. It is not anticipated, however, that the Debtors will realize COD Income from the implementation of the Plan.

          2.   Issuance of Rights and Additional Common Stock.

     In general, for federal income tax purposes, a corporation does not recognize gain or loss on the receipt of cash or other property in exchange for its own stock. Therefore, the issuance of Rights and shares of Additional Common Stock in a public or private offering, pursuant to the Plan, should not be a taxable event for Foamex International. Similarly, the receipt of borrowed funds by a debt issuer is not income for federal income tax purposes, so that the Reorganized Debtors' receipt of funds under the Exit Facilities pursuant to the Plan should not be a taxable event for the Reorganized Debtors.

          3.   NOL Carryforward.

     The Debtors have reported substantial losses for federal income tax purposes, and in the case of the affiliated group of which Foamex International is the common parent, there are substantial NOLs that are available to be carried forward to future taxable years. Section 382 of the Tax Code, however, limits a corporation's utilization of an NOL following a Section 382 Ownership Change. While the Debtors believe that Foamex International has not undergone any Section 382 Ownership Change since June 7, 2001 and will not undergo a
Section 382 Ownership Change prior to the implementation of the Plan, such determination is not free from doubt. The Debtors have requested rulings from the IRS confirming that (1) certain purchases of the stock of Foamex International by Morgan Stanley on or about May 3, 2006, that would likely have caused a Section 382 Ownership Change, are to be disregarded because they were determined to be void ab initio by the MS Stipulation approved and ordered by the Bankruptcy Court and (2) certain purchases of the stock of Foamex International reported in SEC filings on Schedule 13G by Par IV Capital, in its capacity as an investment advisor to, and a manager of, two funds, each of which separately owned approximately 3.4 percent of Foamex common stock, did not cause Par IV Capital or the two funds it advised to be treated as a single 5-percent shareholder for purposes of section 382. If Foamex International were to be treated as having undergone a Section 382 Ownership Change because of the purchases by Morgan Stanley or Par IV Capital, however, the Debtors' ability to utilize their NOLs generated before such ownership change would be severely impaired. Furthermore, because the rules under section 382 are highly complex, the Debtors cannot give assurance that another transaction will not trigger a
Section 382 Ownership Change prior to the implementation of the Plan. While the Debtors expect that consummation of the Rights Offering will result in a Section 382 Ownership Change, because such ownership change will be pursuant to the Plan, certain more favorable rules will be applicable and the Debtors' ability to use their NOLs will not be significantly affected.

     Section 382 Limitation on NOLs. In general, if a taxpayer's deductions in a given year exceed taxable income for the year, the taxpayer may carry the excess (an NOL) back to the two previous taxable years and forward to the next 20 taxable years. If the taxpayer paid income taxes in a carryback year, it may be entitled to a refund of those taxes. An NOL carryforward, on the other hand, will generally reduce or eliminate the taxes payable in one or more carryforward years. Section 382 of the Tax Code, however, limits a corporate taxpayer's utilization of an NOL following a Section 382 Ownership Change. A Section 382 Ownership Change occurs when the percentage of stock (determined on the basis of value) owned by one or more holders of at least 5 percent of such stock
increases  by  more  than  50  percentage   points  (in   relationship   to  the
corporation's total stock considered to be outstanding for this purpose) from the lowest percentage of stock that was owned by such 5-percent shareholders at any time during the applicable "testing period." The testing period is ordinarily the shorter of (i) the three-year period preceding the date of testing or (ii) the period of time since the most recent ownership change of the corporation. In general, for purposes of determining stock ownership under section 382 of the Tax Code, stock owned by an entity is deemed owned proportionately by its owners and, with certain exceptions, all persons holding less than 5 percent of the value of the corporation's stock are treated as a single 5-percent shareholder. When the limitation under section 382 (the
"Section 382 Limitation") applies, the corporate taxpayer can only offset taxable income in taxable years following the Section 382 Ownership Change with pre-change NOLs by an amount generally equal to the product of (i) the applicable federal long-term exempt rate in effect on the date of the ownership change and (ii) the value of the taxpayer's equity immediately prior to the change (the "annual limitation"). Any unused annual limitation may be carried forward to increase the amount of income that may be offset by the NOL in subsequent years.

     Effects of the Implementation of the Plan on the Debtors' NOLs. As discussed above, the Debtors are not expected to realize COD Income from the implementation of the Plan, and therefore, substantially all of the NOLs should remain intact after the implementation of the Plan. Section 382(l)(5) of the Tax Code provides that the Section 382 Limitation does not apply to a corporation if
(a) the corporation is under court's jurisdiction in bankruptcy immediately before the ownership change and (2) shareholders and certain creditors, who will receive stock of the corporation in full or partial satisfaction of certain qualified indebtedness, as a result of being shareholders or creditors immediately before the ownership change, will own at least 50 percent of the stock of the corporation after the ownership change. The Debtors, however, do not expect to qualify for the bankruptcy exception under section 382(l)(5) of the Tax Code and, consequently, expect to undergo a Section 382 Ownership Change as a result of the implementation of the Plan. The NOL carryforward of the Debtors will therefore be subject to the Section 382 Limitation. Section 382(l)(6) of the Tax Code and the Treasury Regulations promulgated thereunder, however, provide that, in the case of a Section 382 Ownership Change occurring pursuant to a chapter 11 plan of reorganization to which section 382(l)(5) does not apply, the value of the debtor's stock for the purpose of computing the
Section 382 Limitation is generally equal to the lesser of (i) the aggregate value of the debtor's stock immediately after the ownership change and (ii) the value of the debtor's assets immediately before the ownership change (determined without regard to the debtor's liabilities). Accordingly, a debtor's Section 382 Limitation under section 382(l)(6) of the Tax Code generally will reflect the increase in the value of the debtor's stock resulting from the infusion of new equity capital or the exchange of debt for equity pursuant to the chapter 11 plan of reorganization. In the case of Foamex International, the application of section 382(l)(6) will permit the equity amount that will be invested in Foamex International stock pursuant to the Rights Offering and the Put and/or Call Options to be taken into account in calculating the Section 382 Limitation. Foamex International therefore expects that the Section 382 Limitation resulting from the Section 382 Ownership Change occurring pursuant to the Plan will not have a significant impact on its ability to utilize its NOLs.

     The Morgan Stanley Purchases and the Debtors' NOLs. Although the implementation of the Plan is not expected to reduce, or significantly limit the utilization of, the NOLs, the NOL carryforward available to the Reorganized Debtors may be severely limited under section 382 of the Tax Code if certain purchases of the stock of Foamex International by Morgan Stanley on or about May 3, 2006 were to be treated as having triggered a Section 382 Ownership Change in spite of the MS Stipulation (discussed above in Article VI.F), providing that such purchases are void ab initio under the automatic stay provision of section 362(a)(3) of the Bankruptcy Code. A Section 382 Ownership Change on that date would not qualify for the benefits of section 382(l)(6) described above and would thus result in a significantly lower annual limitation on Foamex International's use of its NOLs.

     As described in Article VI.G, the Debtors' financial performance significantly improved in late 2005 and early 2006, and the Debtors determined in or around April 2006 that the amount of COD Income might not exhaust their NOL carryforward and thus their NOLs were valuable assets of their bankruptcy estate that should be protected. Accordingly, on April 20, 2006, the Debtors filed the Trading Motion, requesting an order that would establish notification and hearing procedures for trading in the equity securities of Foamex International, and on May 3, 2006, the Bankruptcy Court entered the Trading Order.

     On May 4, 2006, the day after the Trading Order was entered, Morgan Stanley notified the Debtors that, as a result of its acquisition of Foamex International common shares in open-market purchases between April 20, 2006 and May 3, 2006, it allegedly had become an owner of more than 5 percent of Foamex International's outstanding common shares. Because other owner shifts that amounted to more than 45 percent had occurred by May 3, 2006, taking into account this 5-percent owner shift along with the previous owner shifts during the applicable Section 382 three-year testing period, the Debtors determined that Foamex International would likely have experienced a Section 382 Ownership Change if Morgan Stanley was treated as a 5-percent shareholder.

     Following receipt of Morgan Stanley's notification, the Debtors immediately took action to void Morgan Stanley's acquisition of the Foamex International stock that caused Morgan Stanley to become a 5 percent owner. As a result, on May 11, 2006, the Debtors and Morgan Stanley entered into the MS Stipulation, which was approved and ordered by the Bankruptcy Court the next day. The MS

Stipulation provided that each purchase of the Excess Shares by Morgan Stanley that increased its Common Stock holdings above approximately 4.9 percent of the Foamex International Common Stock outstanding, was void ab initio. On May 15, 2006, as required by the MS Stipulation, Morgan Stanley sold the Excess Shares for an amount in excess of Morgan Stanley's cost to originally acquire the shares, and Morgan Stanley contributed the excess proceeds associated with the sale to a qualified charitable organization selected by Foamex International.

     If the MS Stipulation is deemed effective for federal income tax purposes, Morgan Stanley would not be treated as having ever been a 5-percent shareholder during the applicable "testing period", and the Debtors believe that no Section 382 Ownership Change will have occurred before the Effective Date. The Debtors intend to take the position that the MS Stipulation was effective, the purchase of the Excess Shares by Morgan Stanley was void ab initio, and no Section 382 Ownership took place on or about May 3, 2006 as a result of the purchases by Morgan Stanley. Foamex International has requested a ruling from the National Office of the IRS confirming that this position is correct.

     Other  Risks of a Section  382  Ownership  Change.  As  described  above in
Article VI.G, Par IV Capital filed a Schedule 13-G for the period ending on May 1, 2006, on which it reported beneficially owning, for SEC reporting purposes, greater than 5 percent of the Foamex International common stock. Par IV Capital reported its purchase of Foamex International common stock in its capacity as an investment advisor to, and a manager of, two funds, Par IV Fund and Sunrise, each of which, in a separate account, owns the approximately 3.4 percent of the common stock of Foamex International outstanding at the time the Trading Order was entered. Because none of Par IV Entities is an economic owner of Foamex International common stock and Foamex International believes that Par IV Fund and Sunrise should not be treated together as a single entity for federal income tax purposes, Foamex believes that the purchases of Foamex International common stock by Par IV Capital did not result in a Section 382 Ownership Change. Foamex International has also requested a ruling from the National Office of the IRS confirming that this position is correct.

     However, because the rules under section 382 are highly complex, Foamex cannot give assurance that another transaction will not trigger a Section 382 Ownership Change prior to the implementation of the Plan.

          4.   Alternative Minimum Tax

     In general, a federal alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income ("AMTI") at a 20-percent rate to the extent that AMT exceeds the corporation's regular federal income tax for the taxable year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, a corporation generally is entitled to offset no more than 90 percent of its AMTI with NOL carrybacks and carryforwards (as recomputed for AMT purposes). Accordingly, the Debtors' use of their NOLs in both carryback and carryforward years may be subject to limitations for AMT purposes in addition to any other limitations that may apply. Any AMT that the Debtors pay generally will be allowed as a nonrefundable credit against their regular federal income tax liability in future taxable years when they are no longer subject to AMT.

     C.   Consequences to Equityholders

          1.   Holders of the Preferred Equity Interests.

     The Preferred Equity Interests in Foamex International to the extent outstanding will be deemed converted into Existing Common Stock and holders of the Preferred Equity Interests will be treated as holders of Existing Common Stock under the Plan. The conversion of Preferred Equity Interests into Existing Common Stock will not be a taxable transaction.

          2.   Holders of the Existing Common Stock.

               (a)  Receipt of Subscription Rights

     A holder of Existing Common Stock will generally not recognize income on the receipt of subscription rights in the Rights Offering. Assuming that the receipt of subscription rights in the Rights Offering is not taxable, the holder's tax basis in the rights will depend on the relative fair market value of the rights and the Existing Common Stock at the time the rights are distributed. If the rights have a fair market value equal to at least 15 percent of the fair market value of the Existing Common Stock, each holder must allocate its tax basis in its Existing Common Stock between the Existing Common Stock and the rights in proportion to their fair market values. If the subscription rights have a fair market value that is less than 15 percent of the fair market value of the Existing Common Stock, each holder's tax basis in the rights will be zero unless the holder elects to allocate its tax basis in its Existing Common Stock in the manner described in the previous sentence. A holder makes this election by attaching a statement in its tax return for the year in which the subscription rights are received. The election, once made, is irrevocable. A holder making this election must retain a copy of the election and the tax return with which it was filed to substantiate the gain or loss recognized on any later sale of Additional Common Stock received on exercise of a subscription rights. The holding period for the subscription rights received in the Rights Offering will include the holder's holding period for the Existing Common Stock with respect to which the subscription rights are received.

               (b)  Exercise of Subscription Rights

     A holder of Existing Common Stock will not recognize gain or loss on exercise of a subscription right received in the Rights Offering. The holder's tax basis in the Additional Common Stock acquired through exercise of a right will equal the sum of the exercise price for the Right, and the holder's tax basis, if any, in the right determined as described under "Receipt of Subscription Rights" above. The holding period for the Additional Common Stock acquired through exercise of a right will begin on the exercise date.

               (c)  Expiration of Subscription Rights

     A holder that allows a subscription right to expire will not recognize gain or loss, and any tax basis allocated to the subscription right will be re-allocated to the holder's Existing Common Stock.

     D.   Consequences to Creditors

     Pursuant to the Plan, holders of Allowed Claims will receive Cash in full satisfaction and discharge of their Allowed Claims or otherwise have their Allowed Claims Distributed. Any creditor whose claim is reinstated will be subject to the same tax treatment in the year in which payment is received.

          1.   Distributions of Cash in Satisfaction of Claims.

     In general, each Creditor will recognize gain or loss in an amount equal to the difference between (a) the amount of any cash received by such Creditor in satisfaction of such Claim (other than any Claim for accrued but unpaid interest, inclusive of Post-Petition Interest) and (b) the Creditor's adjusted tax basis in such Claim (other than any Claim for accrued but unpaid interest). Where gain or loss is recognized by a Creditor, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Creditor, whether the Claim constitutes a capital asset in the hands of the Creditor and how long it has been held, whether the Claim was acquired at a market discount and whether and to what extent the Creditor had previously claimed a bad debt deduction.

     To the extent that any amount received by a Creditor is received in satisfaction of accrued interest or accrued original issue discount ("OID") during its holding period (including Post-Petition Interest), such amount will be taxable to the Creditor as interest income (to the extent not previously included in the Creditor's gross income) regardless of whether the creditor otherwise recognizes a loss as a result of the overall transaction.

          2.   Market Discount

     A holder that purchased its Claim from a prior holder with market discount will be subject to the market discount rules of the Tax Code. Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the satisfaction of its Claim (subject to de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of payment.

     E.   Information Reporting; Backup Withholding Tax

     Distributions made pursuant to the Plan will generally be subject to applicable federal income tax information reporting and withholding. The Tax Code imposes backup withholding tax, currently at the rate of 28 percent, on certain payments, including payments of interest, if a taxpayer (a) fails to furnish its correct taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect taxpayer identification number, (c) is notified by the IRS that it has previously failed to report properly items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such taxpayer has furnished its correct taxpayer identification number and that the IRS has not notified such taxpayer that it is subject to backup withholding tax. However, taxpayers that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional federal income tax. Any amounts withheld under the backup withholding tax rules will be allowed as a credit against a taxpayer's federal income tax liability, if any, or will be refunded to the extent it exceeds such liability, if such taxpayer furnishes required information to the IRS. A taxpayer that does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS. Each taxpayer should consult its own tax advisor regarding the information reporting and backup withholding tax rules.

     The foregoing discussion is intended only as a summary of certain U.S. federal income tax consequences of the Plan, and is not a substitute for careful tax planning with a tax advisor. The above discussion is for information purposes only and is not tax advice. The tax consequences are in many cases uncertain and may vary depending on individual circumstances of a particular Creditor or Equityholder. Accordingly, each Creditor or Equityholder is urged to consult with its own tax advisor about federal, state, local and foreign tax consequences of the Plan.

                                      XV.

                                   CONCLUSION

     The Debtors believe the Plan is in the best interests of all Creditors and Equityholders and urge those entitled to vote to accept the Plan.

Dated:    November 27, 2006


                                 FOAMEX INTERNATIONAL INC.

                                 By:       /s/ Gregory J. Christian
                                          --------------------------------------
                                 Name:    Gregory J. Christian
                                 Title:   Executive Vice President, Chief
                                          Administrative Officer, Chief
                                          Restructuring Officer and General
                                          Counsel


                                 FMXI, INC.

                                 By:      /s/ Gregory J. Christian
                                          --------------------------------------
                                 Name:    Gregory J. Christian
                                 Title:   Vice President, Chief Restructuring
                                          Officer and Secretary




                                 FOAMEX L.P.

                                 By: FMXI, INC.
                                 Foamex L.P.'s Managing General Partner
                                 By:      /s/ Gregory J. Christian
                                          --------------------------------------
                                 Name:    Gregory J. Christian
                                 Title:   Vice President, Chief Restructuring
                                          Officer and Secretary

                                FOAMEX CAPITAL CORPORATION

                                By:       /s/ Gregory J. Christian
                                          --------------------------------------
                                Name:     Gregory J. Christian
                                Title     Vice President, Chief Restructuring
                                          Officer and Secretary



                                FOAMEX CARPET CUSHION LLC

                                By:       /s/ Gregory J. Christian
                                          --------------------------------------
                                Name:     Gregory J. Christian
                                Title:    Vice President, Chief Restructuring
                                          Officer and Secretary




                                FOAMEX ASIA, INC.

                                By:       /s/ Gregory J. Christian
                                          --------------------------------------
                                Name:     Gregory J. Christian
                                Title:    Vice President, Chief Restructuring
                                          Officer and Secretary




                                FOAMEX LATIN AMERICA, INC.

                                By:       /s/ Gregory J. Christian
                                          --------------------------------------
                                Name:     Gregory J. Christian
                                Title:    Vice President, Chief Restructuring
                                          Officer and Secretary




                                FOAMEX MEXICO, INC.

                                By:       /s/ Gregory J. Christian
                                          --------------------------------------
                                Name:     Gregory J. Christian
                                Title:    Vice President, Chief Restructuring
                                          Officer and Secretary

                                FOAMEX MEXICO II, INC.

                                By:       /s/ Gregory J. Christian
                                          --------------------------------------
                                Name:     Gregory J. Christian
                                Title:    Vice President, Chief Restructuring
                                          Officer and Secretary



<

                                    EXHIBITS












     o    Exhibit A - The Plan

     o    Exhibit B - The Disclosure Statement Order

     o    Exhibit C - Foamex's Projected Financial Information

     o    Exhibit D - Exit Facility Commitment Letter and related term sheets

     o    Exhibit E - A joint letter  supporting  confirmation  of the Plan from the Ad Hoc Committee of Senior Secured Noteholders and the Senior Secured Notes Indenture Trustee

                                   Exhibit A


Exhibit A, the First Amended Joint Plan of Reorganization, is Exhibit 2.4 to this Report on Form 8-K.

                                   Exhibit B


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


                                                )     Chapter 11
                                                )
In re:                                          )     Case No. 05-12685 (KG)
                                                )
FOAMEX INTERNATIONAL INC., et al.,              )     (Jointly Administered)
                                                )
                                                )     Ref. Docket No. 1875
                          Debtors.



        ORDER (i) APPROVING DEBTORS' SECOND AMENDED DISCLOSURE STATEMENT;
        (ii) APPROVING FORM AND CONTENTS OF SOLICITATION PACKAGES; (iii)
             APPROVING FORM AND MANNER OF NOTICE OF THE CONFIRMATION
         HEARING; (iv) ESTABLISHING RECORD DATE AND APPROVING PROCEDURES
        FOR DISTRIBUTION OF SOLICITATION PACKAGES; (v) APPROVING FORMS OF
      BALLOTS; (vi) ESTABLISHING A VOTING DEADLINE FOR RECEIPT OF BALLOTS;
      (vii) APPROVING PROCEDURES FOR VOTE TABULATIONS; (viii) ESTABLISHING
        DEADLINE AND PROCEDURES FOR FILING OBJECTIONS TO CONFIRMATION OF
              THE SECOND AMENDED PLAN AND ASSERTED CURE AMOUNTS FOR
         EXECUTORY CONTRACTS AND UNEXPIRED LEASES THAT MAY BE ASSUMED AS
        PART OF THE SECOND AMENDED PLAN; AND (ix) GRANTING RELATED RELIEF
        ------------------------------------------------------------------


          This matter having come before the Court on the motion (the  "Motion")

of Foamex International Inc. ("Foamex International"), Foamex L.P., Foamex Latin

America,  Inc., Foamex Asia, Inc., FMXI, Inc., Foamex Carpet Cushion LLC, Foamex

Capital  Corporation,  Foamex  Mexico,  Inc.  and Foamex  Mexico II,  Inc.,  the

above-captioned  debtors  and  debtors  in  possession  (each a  "Debtor,  " and collectively,  the  "Debtors"),  seeking  entry of an order  (i)  approving  the

Debtor's Second Amended  Disclosure  Statement for Debtors' Second Amended Joint

Plan of Reorganization Under Chapter 11 of the Bankruptcy Code filed on November

27,  2006  (including  all  exhibits   thereto  and  as  amended,   modified  or

supplemented from time to time, the "Second Amended Disclosure Statement"); (ii)

approving  the  form and  contents  of  Solicitation  Packages  relating  to the

Debtor's  Second  Amended Joint Plan of  Reorganization  Under Chapter 11 of the

Bankruptcy Code filed on November 27, 2006 (including all exhibits thereto and as amended, modified or supplemented from time to time, the "Second

Amended Plan") and the accompanying Second Amended Disclosure  Statement;  (iii)

approving  the form and  manner  of  notice of the  Confirmation  Hearing;  (iv)

establishing   a  record  date  and  approving   procedures   for   distributing

Solicitation  Packages;  (v) approving the forms of ballots; (vi) establishing a voting  deadline  for the receipt of ballots;  (vii)  approving  procedures  for tabulating  acceptances  and  rejections  of the  Second  Amended  Plan;  (viii)

establishing  the deadline and procedures for filing  objections to confirmation of the Second Amended Plan and asserted cure amounts for executory contracts and unexpired  leases that may be assumed as part of the Second  Amended  Plan;  and

(ix) granting related relief;  and the Court having reviewed the Motion; and the

Court finding that (a) the Court has  jurisdiction  over this matter pursuant to

28 U.S.C.  ss.ss.  157 and 1334,  (b) this is a core  proceeding  pursuant to 28

U.S.C. ss. 157(b)(2)(A),  and (c) notice of this Motion was sufficient under the circumstances;  and the Court having determined that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein;


          THE COURT FURTHER FINDS THAT:

          A.  The  Second  Amended   Disclosure   Statement   contains  adequate

information within the meaning of section 1125 of the Bankruptcy Code.

          B. The forms of the ballots substantially in the forms attached hereto as Exhibits D-1 through D-7 (each a "Ballot," and  collectively,  the "Ballots")

are sufficiently consistent with Official Form No. 14 and adequately address the particular needs of these chapter 11 cases and are appropriate for each class of

Claims and Equity Interests(1) entitled under the Second Amended Plan to vote to accept or reject the Second Amended Plan.

---------------------------------
(1) Capitalized terms used and not defined herein shall have the meanings described to them in the Motion.

          C.  Ballots  need not be  provided  to  holders  of  Claims  or Equity

Interests  in the  following  classes  because  they are not entitled to vote to accept or reject the Second  Amended Plan under  section 1126 of the  Bankruptcy

Code:  holders of  Administrative  Claims,  Priority Tax Claims,  DIP  Financing

Claims,  Other Priority  Claims  (designated as Class 1 under the Second Amended

Plan),  Other Secured  Claims  (designated  as Class 2 under the Second  Amended

Plan),  Senior  Subordinated Note Claims (designated as Class 4 under the Second

Amended Plan),  General Unsecured Claims (designated as Class 5 under the Second

Amended  Plan),  Unliquidated  Claims  (designated  as Class 6 under the  Second

Amended  Plan),  Intercompany  Claims  (designated  as Class 7 under the  Second

Amended Plan), Equity Interests in Surviving Debtors Subsidiaries (designated as

Class 8 under the Second  Amended  Plan),  and Other Common Equity  Interests in

Foamex  International  (designated  as Class 11 under the Second  Amended  Plan)

since such  claimants  and  equity  interest  holders  are  unimpaired  and are,

therefore, conclusively presumed to accept the Second Amended Plan.

          D. The time  period set forth  below,  during  which the  Debtors  may solicit  acceptances to the Second Amended Plan, is a reasonable  period of time for creditors and  shareholders  entitled to vote on the Second  Amended Plan to make an informed decision to accept or reject the Second Amended Plan.

          E. The  procedures  for the  solicitation  and  tabulation of votes to accept or reject the Second Amended Plan (as more fully set forth in the Motion,

as modified herein, and approved hereby) provide for a fair and equitable voting process and are consistent with section 1126 of the Bankruptcy Code.

          F. The procedures set forth below regarding notice of the Confirmation

Hearing and the  contents of the  Solicitation  Package  comply with  Bankruptcy

Rules 2002 and 3017 and constitute  sufficient notice to all interested parties.

Therefore,

          IT IS HEREBY ORDERED THAT:

          1. The Motion is GRANTED.  Any objections to the Motion not previously withdrawn are hereby overruled.

          2. The Second Amended Disclosure Statement is APPROVED.

          3. Except as  otherwise  provided  below,  the Debtors are directed to mail or to cause to be mailed to claim or equity  security  holders  entitled to vote on the  Second  Amended  Plan on or  before  ten (10) days from the date of entry of this Order,  Solicitation Packages containing:  (a) written notice (the

"Solicitation  Package  Notice"),  substantially  in the form annexed  hereto as

Exhibit A; (b) the Second Amended Plan in .pdf format on cd-rom;  (c) the Second

Amended  Disclosure  Statement in .pdf format on cd-rom; (d) this Order (without exhibits)  in .pdf format on cd-rom;  (e) a Ballot and a  self-addressed  return envelope to be used to return a completed Ballot; (f) the Opt Out Election form;

(g) the letter from the Ad Hoc Committee of Senior Secured  Noteholders  and the

Senior  Secured Notes  Indenture  Trustee (each as defined in the Second Amended

Plan) in support of the Second Amended Plan;  and (h) such other  information as the Court may direct or approve  (items (a) through (h) being referred to herein collectively  as the  "Solicitation  Package").  Creditors  and equity  security holders  that hold Claims or  multiple  Interests  in any given class  should be required  to receive  only one (1)  Solicitation  Package and one (1) Ballot for voting their Claims or Interests with respect to that class. Creditors or equity security holders holding Claims and/or Interests in more than one class, however, shall receive separate Ballots that must be used for each separate  class of  Claims  and/or  Interests.  The  Debtors  submit  that  such materials and manner of service  satisfy the  requirements  of  Bankruptcy  Rule

3017(d).

          4. Prior to  transmission of  Solicitation  Packages,  the Debtors may fill in any  missing  dates and other  information,  correct  any  typographical errors,  reformat and make such other non-material,  non-substantive  changes to the Second Amended Disclosure  Statement,  the Second Amended Plan and any other materials in the Solicitation Package as they deem appropriate.

          5.  According to the Second  Amended Plan,  holders of  Administrative

Claims,  Priority  Tax Claims,  DIP  Financing  Claims,  Other  Priority  Claims

(designated  as Class 1 under the Second  Amended  Plan),  Other Secured  Claims

(designated as Class 2 under the Second Amended Plan),  Senior Subordinated Note

Claims (designated as Class 4 under the Second Amended Plan),  General Unsecured

Claims  (designated  as Class 5 under the  Second  Amended  Plan),  Unliquidated

Claims  (designated  as Class 6 under the  Second  Amended  Plan),  Intercompany

Claims  (designated as Class 7 under the Second Amended Plan),  Equity Interests in  Surviving  Debtors  Subsidiaries  (designated  as Class 8 under  the  Second

Amended  Plan),  and Other  Common  Equity  Interests  in  Foamex  International

(designated  as Class 11 under  the  Second  Amended  Plan)  (collectively,  the

"Unimpaired  Parties") are unimpaired and, thus, are deemed to have accepted the

Second  Amended  Plan.  Accordingly,  the  Debtors  are  directed,  pursuant  to

Bankruptcy  Rule  3017(d),  to mail or  cause to be  mailed  to such  Claim  and

Interest holders at the respective addresses to which notices are required to be sent,  pursuant to Bankruptcy  Rule  2002(g),  a notice (the  "Unimpaired  Party

Notice"), substantially in the form attached hereto as Exhibit B.

          6. Each (i)  Solicitation  Package Notice,  and (ii) Unimpaired  Party

Notice, provides adequate notice to all creditors and equity security holders of the time set for filing  objections to  confirmation  of the Second Amended Plan and  the  hearing  to  consider  confirmation  of the  Second  Amended  Plan  in accordance with Bankruptcy Rules 2002(b) and 2002(d).

          7.  November  15,  2006  shall  be the  Record  Date for  purposes  of determining which creditors or equity security holders are entitled to receive a

Solicitation  Package  and to vote on the Second  Amended  Plan  (subject to the disallowance of such creditor's Claim or equity security  holders  Interests for voting  purposes as set forth  herein),  and for purposes of  determining  which creditors  and equity  security  holders are entitled to receive the  Unimpaired

Party Notice.

          8.  Bankruptcy  Services  LLC,  the Debtors'  court-appointed  notice,

balloting  and claims  agent in these  cases,  shall be  permitted  to  inspect,

monitor and supervise the solicitation process, to serve as the tabulator of the

Ballots and to certify to the Court the results of the balloting.

          9. The Debtors shall,  except as otherwise  provided  herein,  mail by first class mail a Solicitation Package to each entity that is entitled to vote,

as of the Record Date.

          10. Creditors and equity security holders that have filed duplicate or multiple  Claims or  Interests  in any given class or classes and are  otherwise entitled to receive the  Unimpaired  Party  Notice  shall be mailed only one (1)

Unimpaired Party Notice.

          11. With respect to addresses from which notices of the Second Amended

Disclosure Statement Hearing were returned as undeliverable by the United States

Postal Service, the Debtors are excused from mailing  Solicitation  Packages and

Unimpaired  Party

Notices  to those  entities  listed at such  addresses  unless the  Debtors  are provided  with  accurate  addresses  for such  entities  before the Record Date.

Failure to mail  Solicitation  Packages  to such  entities  will not  constitute inadequate  notice  of the  Confirmation  Hearing  or  the  Voting  Deadline  or

violation of Bankruptcy Rule 3017(d). The Debtors may, but shall not be required to,  attempt to locate the  correct  address,  and prior to the Voting  Deadline resend  Solicitation  Packages and Unimpaired Party Notices that are returned as undeliverable,  provided,  however, that in no event, unless expressly agreed to in writing by the Debtors,  will such parties be afforded any additional time to vote.

          12. The Debtors shall transmit the Unimpaired  Party Notice to holders of the Senior Subordinated Notes and the Solicitation Packages to the holders of the Existing Common Stock and Senior Secured Notes,  as applicable,  as follows:

the  Unimpaired  Party Notice or  Solicitation  Packages will be mailed no later than ten (10) days after the date that this Order is entered, (i) to each holder of record of the Notes or Existing Common Stock, as applicable, as of the Record

Date and (ii) to each bank or brokerage firm (or the agent therefor)  identified by U.S. Bank National  Association (as Indenture  Trustee for the Senior Secured

Notes), The Bank of New York (as Indenture Trustee for the Subordinated  Notes),

Mellon  Investor  Services LLC (as transfer agent for the Existing Common Stock)

or Bankruptcy Services LLC as an entity through which beneficial owners hold the

Notes and Existing  Common Stock.  In addition to the Ballots for the beneficial owners of the Existing Common Stock and Senior Secured Notes,  the  Solicitation

Packages  mailed to the banks and  brokerage  firms  will also  include a Master

Ballot.

          13. To  facilitate  the mailing  described  above,  U.S. Bank National

Association  (as Indenture  Trustee for the Senior Notes),  The Bank of New York

(as Indenture  Trustee for the Subordinated  Notes) and Mellon Investor Services

LLC (as transfer agent for the Existing

Common Stock) shall provide  Bankruptcy  Services LLC with a list containing the names,  addresses  and  holdings of the  respective  holders of record as of the

Record Date on or before the date that is five (5) calendar  days after the date that this Order is entered.

          14. The banks and  brokerage  firms (or their  agents)  through  which beneficial owners hold the Senior Subordinated Notes shall distribute Unimpaired

Party  Notices to such  beneficial  owners  within  three (3)  business  days of receipt.

          15. The banks and  brokerage  firms (or their  agents)  through  which beneficial  owners hold the Existing  Common Stock or Senior Secured Notes shall distribute  Solicitation  Packages  within three (3) business days of receipt to such beneficial  owners for voting and include return envelopes  provided by and addressed to the bank,  brokerage firm or agent,  as  appropriate,  so that such beneficial  owners may return the  completed  beneficial  owner  Ballots to that entity (these  beneficial  owner Ballots are for beneficial  owners that are not also  record  holders  and shall be  referred  to herein  as  "Beneficial  Owner

Ballots"). The bank, brokerage firm or agent shall then summarize the individual votes of its respective beneficial owners from their individual Beneficial Owner

Ballots on a master  Ballot  (the  "Master  Ballot")  and then return the Master

Ballot to Bankruptcy Services LLC by the Voting Deadline.

          16. The Debtors  shall serve a copy of this Order on (i) the Indenture

Trustee for the Senior Secured Notes,  (ii) the Indenture Trustee for the Senior

Subordinated  Notes,  (iii) Mellon Investor Services LLC, the transfer agent for the  Existing  Common  Stock,  and (iv)  each bank or  brokerage  firm (or their agents)  identified  by  Bankruptcy  Services  LLC as an  entity  through  which beneficial  owners hold the Notes and  Existing  Common  Stock.  The Debtors are

authorized to reimburse such entities for their reasonable, actual and necessary out-of-pocket  expenses  incurred in performing the tasks  described  above upon written request by such entities
without  further  order of the Court.  This Court shall retain  jurisdiction  to resolve any disputes over any request for such reimbursement.

          17.  The  Confirmation  Hearing  will be held at 1:00 p.m.  prevailing

Eastern Time on January 18, 2007. The Confirmation Hearing may be continued from time to  time by the  Court  without  further  notice  except  for  adjournments announced in open court.

          18.  The  Debtors  shall  publish  notice,  substantially  in the form annexed  hereto as Exhibit C in the  national  edition of either The Wall Street

Journal, The New York Times or USA Today not less than twenty-five (25) calendar days before the  Confirmation  Hearing.  The  Publication  Notice shall  provide sufficient  notice of the  Confirmation  Hearing to persons who do not otherwise receive notice by mail.

          19. Any objections to  confirmation of the Second Amended Plan must be made in writing and specify in detail the name and address of the objector,  all grounds for the objection and the amount of the Claim(s) or Interest(s)  held by the objector.  The Court shall only consider timely filed written objections and all objections not timely filed and served in accordance  with the provisions of the Motion shall be deemed waived.  Any objections  must be filed with the Court and  served so that they are  actually  received  by the  Court,  the  following parties (the "Notice Parties") and the other parties  requesting notice in these cases on or before January 4, 2007 at 4:00 p.m. prevailing Eastern Time:

Foamex International Inc.                         Paul, Weiss, Rifkind, Wharton & Garrison
1000 Columbia Avenue                              LLP
Linwood, PA  19061                                Co-Counsel to the Debtors and Debtors in
Attn: Gregory J. Christian, Esq.                    Possession
                                                  1285 Avenue of the Americas
                                                  New York, NY 10019-6064
                                                  Attn: Alan W. Kornberg, Esq.
                                                        Brian S. Hermann, Esq.


                                       9


Young Conaway Stargatt & Taylor, LLP              Greenberg Traurig, LLP
Co-Counsel to the Debtors and Debtors in          Co-Counsel to the Official Creditors'
  Possession                                        Committee
1000 West Street, 17th Floor                      The Nemours Building
P.O. Box 391                                      1007 N. Orange Street, Suite 1200
Wilmington, DE 19801                              Wilmington, DE  19801
Attn: Pauline K. Morgan, Esq.                     Attn:    Donald J. Detweiler, Esq.
      Joseph M. Barry, Esq.


Lowenstein Sandler PC                             Schulte Roth & Zabel LLP
Co-Counsel to the Official Creditors'             Co-Counsel to the Ad Hoc Committee of
  Committee                                         Senior Secured Noteholders
65 Livingston Avenue                              919 Third Avenue
Roseland, NJ 07068-1791                           New York, NY 10022
Attn: Kenneth A. Rosen, Esq.                      Attn:    Adam Harris, Esq.
      Paul Kizel, Esq.

Richards, Layton & Finger, P.A.                   Kaye Scholer LLP
Co-Counsel to the Ad Hoc Committee of             Co-Counsel to the agents for the Debtors'
  Senior Secured Noteholders                        postpetition lenders
One Rodney Square                                 425 Park Avenue
920 North King Street                             New York, NY 10022-3598
Wilmington, DE 19801                              Attn:    Marc D. Rosenberg, Esq.
Attn: John H. Knight, Esq.                                 Albert M. Fenster, Esq.

Schulte Roth & Zabel LLP                          Buchanan Ingersoll & Rooney
Co-Counsel to the agents for the Debtors'         Co-Counsel to the agents for the Debtors'
  postpetition lenders                              postpetition lenders
919 Third Avenue                                  The Brandywine Building
New York, NY 10022                                1000 West Street, Suite 1410
Attn: Frederic L. Ragucci, Esq.                   Wilmington, DE 19801
                                                  Attn:    Jami B. Nimeroff, Esq.

Landis Rath & Cobb, LLP                           Cleary Gottlieb Steen & Hamilton LLP
Co-Counsel to the agents for the Debtors'         Co-Counsel to the Significant Equityholders
  postpetition lenders                            One Liberty Plaza
919 Market Street, Suite 600                      New York, NY 10006
Wilmington, DE 19899                              Attn:      James L. Bromley, Esq.
Attn: Adam C. Landis, Esq.


                                       10


Morris Nichols Arsht & Tunnell LLP                Office of the United States Trustee
Co-Counsel to the Significant Equityholders       844 King Street, Suite 2207
1201 N. Market Street                             Wilmington, DE 19801
P.O. Box 1347                                     Attn:    David L. Buchbinder, Esq.
Wilmington, DE 19899
Attn: William H. Sudell, Esq.

Cahill Gordon & Reindel LLP
Counsel to the Proposed Exit Lenders
Eighty Pine Street
New York, NY 10005
Attn: Susanna M. Suh, Esq.

          20. The  Debtors,  or any other party  supporting  the Second  Amended

Plan,  may file a reply to any objection to  confirmation  of the Second Amended

Plan no later than 11:00 a.m. prevailing Eastern Time on January 16, 2007.

          21. The appropriate Ballots are to be distributed to holders of Claims in Class 3 (Senior  Secured  Note  Claims) and  Interests in Classes 9 (Existing

Preferred  Stock) and 10 (Existing  Common Stock) under the Second Amended Plan,

which are the classes  entitled  to vote to accept or reject the Second  Amended

Plan.

          22. The Debtors shall commence the solicitation period within ten (10)

days after the Court  enters this Order.  Based on this  schedule,  all Ballots,

including Master Ballots, must be properly executed,  completed and delivered to

Bankruptcy Services LLC (a) by first-class mail, in the return envelope provided with each Ballot, (b) by overnight courier, or (c) by personal delivery, so that they are actually  received by Bankruptcy  Services LLC no later than 4:00 p.m.,

prevailing Eastern Time, on January 4, 2007 (the "Voting  Deadline");  provided,

however,  that  beneficial  owners of Senior  Secured Notes or Common Stock that receive a Beneficial  Owner Ballot from a bank or brokerage  firm (or its agent)

shall return the Ballot to such bank or brokerage  firm (or its agent) not later than December 28, 2006, which deadline is sufficient time to allow such firm to complete and deliver a Master Ballot to

Bankruptcy Services LLC by the Voting Deadline.

          23.  The  Unimpaired  Party  Notice  adequately  affords  all  of  the

Unimpaired  Parties under the Second Amended Plan with an opportunity to opt out of the  Non-Debtor  Release.  Any  Unimpaired  Party  electing to opt out of the

Non-Debtor  Release must make such election by  completing  the form attached to the  Unimpaired  Party Notice (the "Opt Out  Election") in  accordance  with the procedures  set  forth in the  Unimpaired  Party  Notice  and mail  such Opt Out

Election so that it is actually  received by  Bankruptcy  Services  LLC no later than 4:00 p.m.  prevailing  Eastern Time on the Voting Deadline.  Any Unimpaired

Party  that  fails  to  complete  and mail the Opt Out  Election  by the  Voting

Deadline shall be deemed to consent to the Non-Debtor Release.

          24. The Ballots  adequately  afford all creditors and equity  security holders  entitled to vote on the Second  Amended Plan with an opportunity to opt out of the Non-Debtor  Release.  Any creditor or equity security holder entitled to vote on the Second Amended Plan wishing to elect to opt out of the Non-Debtor

Release must make such election by  completing  the Opt Out Election and mailing the Opt Out Election directly to Bankruptcy Services, LLC in accordance with the procedures set forth in the respective Ballot so that it is actually received by

Bankruptcy Services,  LLC by the Voting Deadline,  provided,  however,  that any creditor  or equity  security  holder who (i) is  entitled  to vote to accept or reject the Plan as set forth on the relevant Ballot and votes to accept the Plan as set forth on the  relevant  Ballot,  or (ii) is entitled to vote to accept or reject the Plan as set forth on the relevant Ballot but does not submit a Ballot with respect to the Plan and does not opt out of the Non-Debtor Release shall be deemed,  by
virtue of their treatment  contemplated under the Plan, to have consented to the

Non-Debtor Release.

          25.  Solely  for the  purpose of voting to accept or reject the Second

Amended  Plan and not for the  purposes of the  allowance,  or  distribution  on account,  of Claims or  Interests  and  without  prejudice  to the rights of the

Debtors in any other context with respect to all  creditors and equity  security holders,  the following voting procedures and standard assumptions shall be used in tabulating the Ballots:

     a. Creditors and equity security holders must vote all of their Claims or Interests within a particular class either to accept or reject the Second Amended Plan and may not split their vote. Accordingly, a Ballot (or multiple Ballots with respect to multiple Claims or Equity Interests held by a single creditor or equity security holder within a single class) that partially rejects and partially accepts the Second Amended Plan will not be counted.

     b. Ballots that fail to indicate an acceptance or rejection of the Second Amended Plan or that indicate both acceptance and rejection of the Second Amended Plan, but which are otherwise properly executed and received prior to the Voting Deadline, will not be counted.

     c. Only Ballots that are timely received with original signatures will be counted. Unsigned Ballots will not be counted. Facsimile or e-mail Ballots will not be counted unless the creditor or equity security holder receives the written consent of the Debtors.

     d. If a creditor or equity security holder casts more than one Ballot voting the same Claim or Equity Interest prior to the Voting Deadline, the last Ballot received by Bankruptcy Services LLC prior to the Voting Deadline shall be deemed to reflect the voter's intent and shall supersede all prior Ballots.

     e. No Ballot shall be counted if it is (i) actually received after the Voting Deadline, unless the Debtors have granted, in writing, an extension of the Voting Deadline with respect to the creditor or equity security holder submitting such Ballot, (ii) illegible or contains insufficient information to permit identification of the creditor or equity security holder, the amount of the Claim or Equity Interest or the nature of the vote cast, or (iii) cast by a person or entity that does not hold a Claim or Equity Interest in a class that is entitled to vote on the Second Amended Plan.

          f. The Debtors  may, but shall not be required  to,  accept  corrected

Ballots to cure any defect after the Voting Deadline.

          26. The following voting procedures and standard  assumptions shall be used in  tabulating  Ballots  cast by holders of Senior  Secured Note Claims and equity  security  holders  that hold  Existing  Common  Stock  through a bank or brokerage firm (important: these procedures do not apply to beneficial owners of

Senior Secured Notes or Existing Common Stock that hold such securities in their own name as record holder):

     a. All banks or brokerage firms (and their agents) through which beneficial owners hold Senior Secured Notes or Existing Common Stock are required to receive and summarize on a Master Ballot all Beneficial Owner Ballots cast by the beneficial owners and timely received, and then deliver the Master Ballot to Bankruptcy Services LLC no later than the Voting Deadline. Any such Beneficial Owner Ballots delivered directly to Bankruptcy Services, LLC shall not be counted.

     b. All banks and brokerage firms (and their agents) are required to retain for inspection by the Court the Beneficial Owner Ballots for one (1) year following the Effective Date.

     c. To avoid double counting, (i) votes cast and transmitted by means of a Master Ballot shall be applied against the positions held by such banks or brokerage firms in the Senior Secured Notes or Existing Common Stock, as evidenced by the record list of holders of the Senior Secured Notes, the Existing Common Stock or the records of the Depository Trust Company, and (ii) votes submitted by a bank or brokerage firm (or its agents) on a Master Ballot shall not be counted in excess of the position maintained by the respective bank or brokerage firm on the Record Date in the Senior Secured Notes or Existing Common Stock.

     d. To the extent that conflicting votes or overvotes are submitted on a Master Ballot, Bankruptcy Services LLC shall attempt to resolve the conflict or overvote prior to submitting a certified report to the Court in order to ensure that as many votes as possible are accurately tabulated.

     e. To the extent that overvotes on a Master Ballot are not reconcilable prior to the submission of a certified report, Bankruptcy Services LLC shall count votes in respect of such Master Ballot in the same proportion as the votes to accept and reject the Second Amended Plan submitted on the Master Ballot that contained the overvote, but only to the extent of the applicable bank or brokerage firm's position on the Record Date in the Senior Secured Notes or Existing Common Stock.

     f. Banks and brokerage firms (and agents thereof) are authorized to complete multiple Master Ballots, and the votes reflected by such multiple Master Ballots should be counted, except to the extent that they are duplicative of other Master Ballots. If two (2) or more Master Ballots submitted are inconsistent in whole or in part, the latest Master Ballot received prior to the Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot, subject to the Debtors' right to object to the validity of the second Master Ballot on any basis permitted by law, including under Fed. R. Bank. P. 3018(a), and, if such objection is sustained, the first Master Ballot will then be counted.

     g. Each record holder will be deemed to have voted the full amount of its Claim or Equity Interest relating to the Senior Secured Notes or Existing Common Stock, notwithstanding anything to the contrary on any Ballot.

          27. The Debtors  will cause the Notice of (I) Possible  Assumption  of

Contracts and Leases, (II) Fixing of Cure Amounts,  and (III) Deadline to Object

Thereto  (the  "Cure  Notice"),  in a form  substantially  similar  to the  form attached  hereto as  Exhibit  E, to be served on the  non-debtor  parties to all executory  contracts and unexpired leases (the "Subject  Contracts")  within ten

(10) business  days of the date of the entry of this Order.  Among other things,

the Cure Notice  shall set forth the amount  which the Debtors  believe  must be paid in order to cure all monetary defaults under each of the Subject Contracts.

          28. The Cure Notice provides adequate notice to all non-Debtor parties to all executory contracts and unexpired leases of (i) the possibility that such non-Debtor parties' Subject Contracts may be assumed,  (ii) the Debtors asserted

Cure Amounts with respect to such Subject  Contracts and (iii) the procedure for filing Cure  Objections  with respect to such Cure  Amounts  and/or the proposed assumption  and/or assignment of such Subject Contracts under the Second Amended

Plan.  Receipt of a Cure Notice  shall not  constitute  a  determination  by the

Debtors to assume any  executory  contract or unexpired  lease;  the Debtors may still decide not to assume any executory contract or unexpired lease through the

Second Amended Plan or otherwise.

          29.  The  non-Debtor  parties  to the  Subject  Contracts  shall  have twenty-one  (21)  calendar  days  after  service of the Cure  Notice  (the "Cure

Objection  Deadline"),  which deadline may be extended in the sole discretion of the Debtors,  to object (a "Cure  Objection")  to the (a) cure amounts listed by the Debtors ("Cure Amounts") and to propose alternative cure amounts, and/or (b)

proposed  assumption and/or assignment of the Subject Contracts under the Second

Amended Plan; provided,  however,  that if the Debtors amend the Contract Notice or any related  pleading  that lists the Subject  Contracts to add a contract or lease or to reduce the cure amount thereof, except where such reduction was upon mutual  agreement of the parties,  the  non-Debtor  party  thereto shall have an additional  ten (10)  calendar  days after  service of such  amendment to object thereto or to propose an alternative cure amount(s).

          30. Any party  objecting  to the Cure  Amount(s),  whether or not such party  previously  has filed a proof of claim with  respect to amounts due under the  Subject  Contract(s),  or  objecting  to the  potential  assumption  and/or assignment  of such Subject  Contract(s),  shall be required to file and serve a

Cure  Objection,  in  writing,  setting  forth  with  specificity  any  and  all obligations  that the  objecting  party  asserts  must be cured or  satisfied in respect  of the  Subject  Contract(s)  and/or  any  and  all  objections  to the potential  assumption  and/or assignment of such Subject  Contract(s),  together with all documentation supporting such cure claim or objection, upon each of the

Notice  Parties so that the Cure  Objection  is actually  received no later than

4:00 p.m.  prevailing  Eastern Time on the Cure  Objection  Deadline.  If a Cure

Objection  is  timely  filed and the  parties  are  unable  to settle  such Cure

Objection,  the Bankruptcy Court shall determine the amount of any disputed Cure

Amount(s) or objection to assumption at a hearing to be held on January 18, 2007 at 9:30 a.m.  prevailing  Eastern  Time or such other  hearing date to which the parties may mutually agree.

          31.  The  Debtors  may,  in their  sole  discretion,  extend  the Cure

Objection Deadline without further notice, but are not obligated to do so.

          32. In the event that no Cure  Objection  is timely filed with respect to a Subject Contract, the counterparty to such Subject Contract shall be deemed to have consented to the assumption of the Subject  Contract and the Cure Amount proposed by the Debtors and shall be barred from asserting any additional amount on account of the Debtors' cure obligations  under section 365 of the Bankruptcy

Code or otherwise  from the Debtors,  their estates or the  Reorganized  Debtors prior to the  Effective  Date of the Second  Amended  Plan.  In addition,  if no timely Cure  Objection  is filed with  respect to a Subject  Contract,  upon the

Effective  Date of the Second  Amended Plan,  the  counterparty  to such Subject

Contract  shall be forever  enjoined and barred from  asserting  any  additional amount on account of the  Debtors'  cure  obligations  under  section 365 of the

Bankruptcy Code or otherwise from the Debtors,  their estates or the Reorganized

Debtors  and the  Reorganized  Debtors and the  non-debtor  party to the Subject

Contract shall enjoy all of the rights and benefits  under the Subject  Contract without the necessity of obtaining any party's  written  consent to the Debtors'

assumption of the Subject  Contract,  and such  counterparty  shall be deemed to have waived any right to object,  consent,  condition or otherwise  restrict the

Debtors' assumption of the Subject Contract.

          33. The inclusion of a Subject  Contract in the Cure Notice is without prejudice to the Debtors'  right to modify their election to assume or to reject such Subject Contract prior to the entry of a final, non-appealable order (which order may be the order  confirming  the Second  Amended  Plan)  deeming any such

Subject Contract assumed or rejected, and inclusion of a Subject Contract in the

Cure Notice is not a final  determination  that any Subject  Contract  will,  in fact, be assumed.

          34. The Debtors  agree  that,  subject to  confirmation  of the Second

Amended Plan and the Effective  Date,  the secured  claim of Commercial  Roofing

System, Inc., to the extent allowed, will be paid in cash in accordance with the terms of Article IV.B.1(ii) of the Second Amended Plan.


          35. The Claim of Nordstrom, Inc. (Claim No. 931) shall be treated as a

Disputed  Claim in Class 5 under the Second  Amended  Plan until such time as it becomes  an  Allowed  Claim  under  the  Second  Amended  Plan and the  Claim of

Nordstrom,  Inc shall be removed from the list of Unliquidated Claims on Exhibit

A to the Second Amended Plan.


          36. The  Debtors  are  authorized  to take or refrain  from taking any action necessary or appropriate to implement the terms of and the relief granted in this Order without seeking further Order of the Court.

Dated:   Wilmington, Delaware
         November     , 2006
                  ----


                                            -----------------------------------
                                            Kevin Gross
                                            United States Bankruptcy Judge

                                   Exhibit C

                              FINANCIAL PROJECTIONS

     Reorganized Foamex International's Financial Projections for the fiscal years ending December 30, 2007, December 28, 2008, and January 3, 2010 as set forth below, are unaudited and should be read in conjunction with the assumptions, qualifications and footnotes set forth herein, the Disclosure
Statement, the historical financial information (including the notes and schedules thereto) and other information set forth in Foamex International's Annual Report on Form 10-K for the fiscal year ended January 1, 2006, as amended, and in the Quarterly Reports on Form 10-Q for the quarterly periods ended April 2, 2006, July 2, 2006 and October 1, 2006, respectively, each as previously filed with the SEC, and each of which is available for inspection on-line at www.foamex.com or at the Debtors' dedicated web page on Bankruptcy Services, LLC's website at www.bsillc.com.

     The Debtors expect that the Effective Date is likely to occur in the first quarter of 2007. For purposes of these Financial Projections, the Effective Date is assumed to be February 25, 2007. These Financial Projections were prepared to illustrate Reorganized Foamex International's estimated consolidated financial positions, results of operations, and cash flows following the Effective Date.

     Pursuant to the Equity Commitment Agreement and the Plan, to the extent that the Rights Offering generates proceeds of less than the Rights Offering Amount, the Significant Equityholders may exercise their Call Option created under the Plan to purchase all shares of Additional Common Stock not otherwise subscribed and paid for in full by holders of Existing Common Stock as part of the Rights Offering. Alternatively, if the Significant Equityholders do not exercise their Call Option, Foamex International may exercise its Put Option to sell the New Preferred Stock to the Significant Equityholders in an amount equal to the Rights Offering Amount less the amount to be received by Foamex International as a result of the Equityholders' exercise of rights under the Rights Offering.

     Because of the uncertainty as to which of the Call Option or Put Option will ultimately be exercised, included herein are two sets of Financial Projections. The first set assumes that either all of the holders of Existing Common Stock exercise their Rights or that the Significant Equityholders exercise the Call Option under the Plan to make up any shortfall in the amount of proceeds received from the Rights Offering. The second set assumes that none of the holders of Existing Common Stock exercise their Rights and that Foamex International exercises the Put Option and sells the New Preferred Stock to the Significant Equityholders.

     The Financial Projections herein include:

     o A pro forma projected consolidated balance sheet of Reorganized Foamex International as of February 25, 2007, adjusted to reflect (i) the effects of projected pre-confirmation activities up to the Effective Date (assumed to be February 25, 2007), (ii) the estimated effect of the discharge of prepetition obligations pursuant to the Plan, (iii) the estimated effect of obtaining exit financing and the payment of certain costs and obligations pursuant to or due with respect to the Plan on the Effective Date;

     o Pro forma projected consolidated balance sheets of Foamex International as of December 30, 2007, December 28, 2008 and January 3, 2010 reflecting (i) the estimated effect of the Plan on the capitalization of Foamex International after emerging from chapter 11;

     o Pro forma projected consolidated statements of operations of Reorganized Foamex International for the 52 weeks ended December 30, 2007 and December 28, 2008 and the 53 weeks ended January 3, 2010; and

     o Pro forma projected consolidated statements of cash flows of Reorganized Foamex International for each projected period for which a consolidated statement of operations is presented herein reflecting the cash flow effects of the aforementioned items.

                SIGNIFICANT ASSUMPTIONS FOR FINANCIAL PROJECTIONS

THE DEBTORS HAVE PREPARED THESE FINANCIAL PROJECTIONS BASED UPON THE FOLLOWING ASSUMPTIONS THAT THEY BELIEVE TO BE REASONABLE UNDER THE CIRCUMSTANCES. MANY OF THE ASSUMPTIONS ON WHICH THE FINANCIAL PROJECTIONS ARE BASED ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES. INEVITABLY, SOME ASSUMPTIONS WILL NOT MATERIALIZE AND UNANTICIPATED EVENTS AND CIRCUMSTANCES MAY AFFECT THE ACTUAL FINANCIAL RESULTS. THEREFORE, THE ACTUAL RESULTS ACHIEVED THROUGHOUT THE PROJECTION PERIOD MAY VARY FROM THE PROJECTED RESULTS AND THE VARIATIONS MAY BE MATERIAL. ALL HOLDERS OF CLAIMS AND INTERESTS THAT ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN ARE URGED TO EXAMINE CAREFULLY ALL OF THE ASSUMPTIONS ON WHICH THE FINANCIAL PROJECTIONS ARE BASED IN EVALUATING THE PLAN.

     o Fiscal Years. Foamex International has a 52 or 53 week fiscal year. The 2006 fiscal year ends on December 31, 2006, the 2007 fiscal year ends on December 30, 2007, the 2008 fiscal year ends on December 28, 2008 and the 2009 fiscal year ends on January 3, 2010.

     o Effective Date. The Financial Projections assume an Effective Date of February 25, 2007.

     o Chemical Pricing. Prices of polyol, TDI, MDI and the other major chemicals are assumed to remain constant at the levels in effect at the end of the third quarter of 2006. Chemical prices are influenced by various supply and demand factors as well as the underlying price of oil, natural gas and other raw materials. If chemical prices are higher or lower than forecast, offsetting customer pricing actions are assumed for no net impact on the Financial Projections.

     o Scrap Foam Prices. The Projection Period assumes an average scrap foam price at the level experienced at the end of the third quarter of 2006. The price of scrap foam is a cost to the Carpet Cushion business, and is revenue for the Foam Products business for the portion of scrap foam that is internally generated.

     o Revenues. Total revenues are projected to increase 8.2% in 2007, 2.4% in 2008 and 3.5% in 2009. The Financial Projections are based on maintaining key relationships with all major customers.

     o Cost of Goods Sold. Cost of goods consists primarily of raw material costs, principally chemicals and automotive fabric. Labor, overhead and freight represent a smaller percentage of cost of goods.

     o Gross Margins. Gross margins are expected to remain relatively constant at 13.8% in 2007, 14.0% in 2008 and 14.5% in 2009.

     o Selling, General and Administrative Costs. SG&A expense as a percentage of total revenue is expected to decline from 5.4% in 2007, to 5.1% in 2008, and to 4.7% in 2009. The SG&A spending assumptions include operating as a reporting company in 2007 and cost savings from operating as a non-reporting company for the remainder of the Projection Period, completion of the J.D. Edwards enterprise software system project in late 2008, and other identified cost reduction opportunities.

     o EBITDA. For purposes of the Financial Projections, EBITDA is a pro forma measure defined as operating profit plus depreciation and amortization and excludes financial/legal advisory costs associated with the chapter 11 cases and other one-time restructuring and non-recurring costs.

     o Interest Expense. Based on the transactions contemplated by the Plan, interest expense is assumed to be between $66 million and $50 million in years 2007 through 2009. The interest rate on the Revolving Credit Facility, the First Lien Term Loan Facility and the Second Lien Term Loan Facility is assumed to be LIBOR + 1.50%, LIBOR + 2.75% and LIBOR + 5.75%, respectively.

     o Income Taxes. Estimated NOLs of approximately $267 million are assumed to be available at the Effective Date, the benefits of which will be used to offset the taxable income generated during the Projection Period. The Financial Projections assume the use of NOLs in 2007 through 2009 subject to the limitations imposed by ss.382 of the Internal Revenue Code and the application of IRS Notice 2003-65 Rollout. Taxes also include adjustments from estimated book and temporary tax differences. Based on these assumptions, Reorganized Foamex International's estimated pre-tax earnings for years 2007, 2008 and 2009 will result in estimated cash taxes of $1.6 million in 2007, $12.8 million in 2008 and $21.8 million in 2009. Additional tax assumptions are described in Footnote 3.

     o Capital Expenditures. The Debtors have assumed a return to a more normal historical level of capital spending, with $23.4 million in 2007, and $28.2 million (influenced by one major project) in 2008 and $12.6 million in 2009. The majority of the capital spending has been earmarked for specific profit-generating initiatives in the SBU business plans, with some capital spending planned for normal maintenance and environmental, health and safety needs.

     o Working Capital. Accounts Receivable levels fluctuate with overall revenues, with the assumption that Reorganized Foamex International will approximately maintain its current average day's sales outstanding. The increase in Accounts Receivable in 2007 is anticipated due to new business beginning at the start of the year. Inventory values are generally flat based on the assumption of maintaining optimal operation levels for production. Accounts Payable assumes current credit terms with major suppliers consistent with normal terms prior to the filing date.

     o Pension. The Financial Projections assume a continuation of Foamex International's current defined benefit pension plan. As of year-end 2005, the plan had an under-funded liability of approximately $50 million. The latest actuarial estimates indicate that Reorganized Foamex International will have to make approximately $29 million of required cash contributions to the plan over the Projection Period versus book expense of about $16 million over the same period. Pension plan projections reflect changes to the pension law enacted in August 2006.

     o Senior Secured Note Premium Claim. The Debtors have assumed that Class 3 votes to accept the Plan and the Senior Secured Note Premium Claim is paid on the Initial Distribution Date in an amount equal to the Senior Secured Note Premium Settlement Amount (i.e. $7,500,000). If Class 3 votes to reject the Plan, then the Financial Projections could vary materially depending upon the amount and form of funding of the Senior Secured Note Claim Reserve and the Allowed amount of the Senior Secured Note Premium Claim.

                 Additional Common Stock - Call Option Exercise
                         (100% Additional Common Stock)


                      FINANCIAL PROJECTIONS ($ in millions)


INCOME STATEMENT                                                       10 Months   --------- ---------  ---------
                                                      Footnotes         12/30/07    FY 2007   FY 2008    FY 2009
                                                      ---------        ----------  --------- ---------  ---------

Revenue                                                                  $1,269.6   $1,495.1  $1,531.0   $1,584.0
% Growth                                                                                 8.2%      2.4%       3.5%

Cost of Goods Sold                                                        1,093.5    1,288.6   1,316.5    1,354.1
% of Revenue                                                                            86.2%     86.0%      85.5%

SG&A                                                                         68.4       80.9      78.4       73.8
                                                                        ----------  --------- ---------  ---------
Operating Profit                                                            107.7      125.6     136.0      156.1

Interest Expense                                          1                  52.2       65.8      55.2       49.8
Other Income/(Expense)                                    2                  (0.3)      (0.5)     (0.4)      (0.4)
Restructuring Expenses                                                          -        3.0       0.2        0.1

Earnings Before Taxes                                                        55.2       56.3      80.2      105.8

Taxes                                                     3                   1.6        1.6      12.8       21.8
                                                                        ----------  --------- ---------  ---------
Net Income                                                                   53.6       54.7      67.5       83.9
                                                                        ==========  ========= =========  =========

Preferred Stock Dividends and Accretion                                         -          -         -          -
                                                                        ----------  --------- ---------  ---------
Net Income Applicable to Common Shareholders                                 53.6       54.7      67.5       83.9

Operating Profit                                                            107.7      125.6     136.0      156.1
Depreciation & Amortization                                                  16.3       19.3      19.0       19.9
                                                                        ----------  --------- ---------  ---------
EBITDA                                                    4                $124.0     $145.0    $155.0     $176.0
                                                                        ==========  ========= =========  =========

                 Additional Common Stock - Call Option Exercise
                         (100% Additional Common Stock)

                      FINANCIAL PROJECTIONS ($ in millions)


BALANCE SHEET                                              Pre-Exit   Reorganization  Post-Exit  ---------  ---------  --------
                                                Footnotes  2/25/2007    Adjustments   2/26/2007   FY 2007    FY 2008    FY 2009
                                                ---------  ---------  --------------  ---------  ---------  ---------  --------

ASSETS
   Cash                                             5          $6.0            -         $6.0       $6.0       $6.0       $6.0
   Accounts Receivable                                        201.3            -        201.3      223.2      228.5      236.4
   Inventories                                                105.4            -        105.4      105.9      108.2      111.2
   Other Receivables                                            6.7            -          6.7        6.7        6.7        6.7
   Other Current Assets                                        18.0            -         18.0       19.0       19.4       20.1
                                                           ---------    ---------    ---------  ---------  ---------  ---------
   Total Current Assets                                       337.5            -        337.5      360.7      368.8      380.5

   Property, Plant and Equipment, Net                         107.0            -        107.0      107.2      118.8      104.9
   Cost in Excess of Assets, Net                               88.9            -         88.9       88.9       88.9       88.9
   Other Long-Term Assets                           6          59.3         16.9         76.2       72.8       68.5       63.1
                                                           ---------    ---------    ---------  ---------  ---------  ---------
TOTAL ASSETS                                                 $592.7        $16.9       $609.6     $629.6     $645.0     $637.4
                                                           =========    =========    =========  =========  =========  =========

LIABILITIES, PREFERRED STOCK &
STOCKHOLDERS DEFICIT
   Liabilities Not Subject to Compromise:
   Accounts Payable                                           111.5            -        111.5      112.0      114.4      117.7
   Accrued Employee Compensation                               24.0         (1.7)        22.2       21.1       21.3       21.5
   Accrued Interest                                 7          93.3        (93.3)         0.0        4.7        4.3        3.9
   Accrued Promotional and Advertising Costs                    9.2                       9.2       10.7       11.0       11.4
   Other Current Liabilities                                   26.7            -         26.7       26.7       27.3       28.3
                                                           ---------    ---------    ---------  ---------  ---------  ---------
   Total Current Liabilities                                  264.6        (95.0)       169.6      175.2      178.3      182.7

   Long-Term Debt                                   8         131.4        516.1        647.6      611.7      562.1      468.1
   Accrued Employee Compensation                    9          14.2         56.0         70.3       66.3       61.2       59.8
   Other Liabilities                                            6.4         (1.0)         5.3        6.0        5.5        5.0

   Liabilities Subject to Compromise               10         579.8       (579.8)           -          -          -          -
                                                           ---------    ---------    ---------  ---------  ---------  ---------
   Total Liabilities                                          996.4       (103.6)       892.8      859.1      807.1      715.5

   New Preferred Stock plus Accrued
       and Unpaid Dividends                        11             -            -            -          -          -          -

   Common Equity                                   12        (356.1)       120.5       (235.5)    (181.9)    (114.4)     (30.5)
   Other Comprehensive Income                                 (38.4)           -        (38.4)     (38.4)     (38.4)     (38.4)
   Shareholder Loans Receivable                                (9.2)           -         (9.2)      (9.2)      (9.2)      (9.2)
                                                           ---------    ---------    ---------  ---------  ---------  ---------
   Total Equity                                              (403.7)       120.5       (283.2)    (229.6)    (162.1)     (78.2)

                                                           ---------    ---------    ---------  ---------  ---------  ---------
TOTAL LIABILITIES, PREFERRED STOCK &
STOCKHOLDERS DEFICIT                               13        $592.7        $16.9       $609.6     $629.6     $645.0     $637.4
                                                           =========    =========    =========  =========  =========  =========

                 Additional Common Stock - Call Option Exercise
                         (100% Additional Common Stock)


                             FINANCIAL PROJECTIONS ($ in millions)



CASH FLOW STATEMENT                                                           10 Months  ---------   ---------  ----------
                                                                Footnotes     12/30/07    FY 2007     FY 2008     FY 2009
                                                                ---------     ---------  ---------   ---------  ----------
Operating Cash Flow:
   Net Income                                                                   $53.6      $54.7       $67.5       $83.9

   Depreciation                                                                  14.4       17.0        16.6        17.5
   Amortization                                                                   1.9        2.3         2.4         2.4
   Amortization of Deferred Financing Fees                                        2.5        2.7         3.0         3.0
                                                                             ---------  ---------   ---------  ----------
   Funds From Operations                                                         72.5       76.7        89.5       106.8

   (Increase)/Decrease in Accounts Receivable                                   (21.8)     (40.7)       (5.4)       (7.9)
   (Increase)/Decrease in Inventory                                              (0.4)      (4.2)       (2.3)       (3.1)
   (Increase)/Decrease in Other Receivables                                         -          -           -           -
   (Increase)/Decrease in Other Current Assets                                   (0.9)      (0.0)       (0.5)       (0.7)
   Increase/(Decrease) in Accounts Payable                                        0.5       16.2         2.4         3.3
   Increase/(Decrease) in Accrued Employee Compensation                          (1.1)      (0.1)        0.2         0.2
   Increase/(Decrease) in Accrued Promotional and
        Advertising Costs                                                         1.5          -         0.3         0.4
                                                                             ---------  ---------   ---------  ----------
   Total Changes in Working Capital                                             (22.3)     (28.7)       (5.2)       (7.8)

   Pension Funding, Net                                                          (4.0)      (6.5)       (5.1)       (1.4)

   (Increase)/Decrease in Other Assets, Non-Current                                 -          -           -           -
   Increase/(Decrease) in Accrued Interest                                        4.7       10.5        (0.4)       (0.4)
   Increase/(Decrease) in Other Current Liabilities                                 -          -         0.6         0.9
   Increase/(Decrease) in Other Liabilities, Non-Current                          0.6        0.5        (0.5)       (0.5)
                                                                             ---------  ---------   ---------  ----------
   Total Changes in Other Assets/Liabilities, net                                 5.3       10.9        (0.2)        0.0

Cash Flow From Operations                                                        51.4       52.4        79.0        97.6

Investing Cash Flow:
   Asset Sale Proceeds                                              14            5.5        5.5           -         9.0
   Capital Expenditures                                                         (20.1)     (23.4)      (28.2)      (12.6)
   Other Investments                                                             (1.0)      (1.2)       (1.2)          -
                                                                             ---------  ---------   ---------  ----------
Cash Flow From Investing                                                        (15.6)     (19.1)      (29.4)       (3.6)

Financing Cash Flow:
   Mandatory Debt Repayments                                                     (4.2)      (4.2)       (4.2)       (4.2)
   Increase/(Decrease) in Revolver                                              (26.1)     (23.6)          -           -
   Voluntary Debt Repayments                                                     (5.5)      (5.5)      (45.4)      (89.8)
                                                                             ---------  ---------   ---------  ----------
Cash Flow From Financing                                                        (35.8)     (33.4)      (49.6)      (94.0)

Net Change In Cash                                                                  -          -           -           -

                    New Preferred Stock - Put Option Exercise
                           (100% New Preferred Stock)


INCOME STATEMENT                                                       10 Months   --------- ---------  ---------
                                                      Footnotes         12/30/07    FY 2007   FY 2008    FY 2009
                                                      ---------        ----------  --------- ---------  ---------

Revenue                                                                  $1,269.6   $1,495.1  $1,531.0   $1,584.0
% Growth                                                                                 8.2%      2.4%       3.5%

Cost of Goods Sold                                                        1,093.5    1,288.6   1,316.5    1,354.1
% of Revenue                                                                            86.2%     86.0%      85.5%

SG&A                                                                         68.4       80.9      78.4       73.8
                                                                        ----------  --------- ---------  ---------
Operating Profit                                                            107.7      125.6     136.0      156.1

Interest Expense                                          1                  52.2       65.8      55.2       49.8
Other Income/(Expense)                                    2                  (0.3)      (0.5)     (0.4)      (0.4)
Restructuring Expenses                                                          -        3.0       0.2        0.1

Earnings Before Taxes                                                        55.2       56.3      80.2      105.8

Taxes                                                     3                   1.6        1.6      12.8       21.8
                                                                        ----------  --------- ---------  ---------
Net Income                                                                   53.6       54.7      67.5       83.9
                                                                        ==========  ========= =========  =========

Preferred Stock Dividends and Accretion                                      17.2       17.2      23.3       26.5
                                                                        ----------  --------- ---------  ---------
Net Income Applicable to Common Shareholders                                 36.4       37.4      44.2       57.4

Operating Profit                                                            107.7      125.6     136.0      156.1
Depreciation & Amortization                                                  16.3       19.3      19.0       19.9
                                                                        ----------  --------- ---------  ---------
EBITDA                                                    4                $124.0     $145.0    $155.0     $176.0
                                                                        ==========  ========= =========  =========

                    New Preferred Stock - Put Option Exercise
                           (100% New Preferred Stock)


BALANCE SHEET                                              Pre-Exit   Reorganization  Post-Exit  ---------  ---------  --------
                                                Footnotes  2/25/2007    Adjustments   2/26/2007   FY 2007    FY 2008    FY 2009
                                                ---------  ---------  --------------  ---------  ---------  ---------  --------

ASSETS
   Cash                                             5          $6.0            -         $6.0       $6.0       $6.0       $6.0
   Accounts Receivable                                        201.3            -        201.3      223.2      228.5      236.4
   Inventories                                                105.4            -        105.4      105.9      108.2      111.2
   Other Receivables                                            6.7            -          6.7        6.7        6.7        6.7
   Other Current Assets                                        18.0            -         18.0       19.0       19.4       20.1
                                                           ---------    ---------    ---------  ---------  ---------  ---------
   Total Current Assets                                       337.5            -        337.5      360.7      368.8      380.5

   Property, Plant and Equipment, Net                         107.0            -        107.0      107.2      118.8      104.9
   Cost in Excess of Assets, Net                               88.9            -         88.9       88.9       88.9       88.9
   Other Long-Term Assets                           6          59.3         16.9         76.2       72.8       68.5       63.1
                                                           ---------    ---------    ---------  ---------  ---------  ---------
TOTAL ASSETS                                                 $592.7        $16.9       $609.6     $629.6     $645.0     $637.4
                                                           =========    =========    =========  =========  =========  =========

LIABILITIES, PREFERRED STOCK &
STOCKHOLDERS DEFICIT
   Liabilities Not Subject to Compromise:
   Accounts Payable                                           111.5            -        111.5      112.0      114.4      117.7
   Accrued Employee Compensation                               24.0         (1.7)        22.2       21.1       21.3       21.5
   Accrued Interest                                 7          93.3        (93.3)         0.0        4.7        4.3        3.9
   Accrued Promotional and Advertising Costs                    9.2                       9.2       10.7       11.0       11.4
   Other Current Liabilities                                   26.7            -         26.7       26.7       27.3       28.3
                                                           ---------    ---------    ---------  ---------  ---------  ---------
   Total Current Liabilities                                  264.6        (95.0)       169.6      175.2      178.3      182.7

   Long-Term Debt                                   8         131.4        516.1        647.6      611.7      562.1      468.1
   Accrued Employee Compensation                    9          14.2         56.0         70.3       66.3       61.2       59.8
   Other Liabilities                                            6.4         (1.0)         5.3        6.0        5.5        5.0

   Liabilities Subject to Compromise               10         579.8       (579.8)           -          -          -          -
                                                           ---------    ---------    ---------  ---------  ---------  ---------
   Total Liabilities                                          996.4       (103.6)       892.8      859.1      807.1      715.5

   New Preferred Stock plus Accrued
       and Unpaid Dividends                        11             -        150.0        150.0      167.2      190.5      217.0

   Common Equity                                   12        (356.1)       (29.5)      (385.5)    (349.1)    (305.0)    (247.6)
   Other Comprehensive Income                                 (38.4)           -        (38.4)     (38.4)     (38.4)     (38.4)
   Shareholder Loans Receivable                                (9.2)           -         (9.2)      (9.2)      (9.2)      (9.2)
                                                           ---------    ---------    ---------  ---------  ---------  ---------
   Total Equity                                              (403.7)       (29.5)      (433.2)    (396.8)    (352.6)    (295.2)

                                                           ---------    ---------    ---------  ---------  ---------  ---------
TOTAL LIABILITIES, PREFERRED STOCK &
STOCKHOLDERS DEFICIT                               13        $592.7        $16.9       $609.6     $629.6     $645.0     $637.4
                                                           =========    =========    =========  =========  =========  =========

                    New Preferred Stock - Put Option Exercise
                           (100% New Preferred Stock)


CASH FLOW STATEMENT                                                           10 Months  ---------   ---------  ----------
                                                                Footnotes     12/30/07    FY 2007     FY 2008     FY 2009
                                                                ---------     ---------  ---------   ---------  ----------
Operating Cash Flow:
   Net Income                                                                   $53.6      $54.7       $67.5       $83.9

   Depreciation                                                                  14.4       17.0        16.6        17.5
   Amortization                                                                   1.9        2.3         2.4         2.4
   Amortization of Deferred Financing Fees                                        2.5        2.7         3.0         3.0
                                                                             ---------  ---------   ---------  ----------
   Funds From Operations                                                         72.5       76.7        89.5       106.8

   (Increase)/Decrease in Accounts Receivable                                   (21.8)     (40.7)       (5.4)       (7.9)
   (Increase)/Decrease in Inventory                                              (0.4)      (4.2)       (2.3)       (3.1)
   (Increase)/Decrease in Other Receivables                                         -          -           -           -
   (Increase)/Decrease in Other Current Assets                                   (0.9)      (0.0)       (0.5)       (0.7)
   Increase/(Decrease) in Accounts Payable                                        0.5       16.2         2.4         3.3
   Increase/(Decrease) in Accrued Employee Compensation                          (1.1)      (0.1)        0.2         0.2
   Increase/(Decrease) in Accrued Promotional and
        Advertising Costs                                                         1.5          -         0.3         0.4
                                                                             ---------  ---------   ---------  ----------
   Total Changes in Working Capital                                             (22.3)     (28.7)       (5.2)       (7.8)

   Pension Funding, Net                                                          (4.0)      (6.5)       (5.1)       (1.4)

   (Increase)/Decrease in Other Assets, Non-Current                                 -          -           -           -
   Increase/(Decrease) in Accrued Interest                                        4.7       10.5        (0.4)       (0.4)
   Increase/(Decrease) in Other Current Liabilities                                 -          -         0.6         0.9
   Increase/(Decrease) in Other Liabilities, Non-Current                          0.6        0.5        (0.5)       (0.5)
                                                                             ---------  ---------   ---------  ----------
   Total Changes in Other Assets/Liabilities, net                                 5.3       10.9        (0.2)        0.0

Cash Flow From Operations                                                        51.4       52.4        79.0        97.6

Investing Cash Flow:
   Asset Sale Proceeds                                              14            5.5        5.5           -         9.0
   Capital Expenditures                                                         (20.1)     (23.4)      (28.2)      (12.6)
   Other Investments                                                             (1.0)      (1.2)       (1.2)          -
                                                                             ---------  ---------   ---------  ----------
Cash Flow From Investing                                                        (15.6)     (19.1)      (29.4)       (3.6)

Financing Cash Flow:
   Mandatory Debt Repayments                                                     (4.2)      (4.2)       (4.2)       (4.2)
   Increase/(Decrease) in Revolver                                              (26.1)     (23.6)          -           -
   Voluntary Debt Repayments                                                     (5.5)      (5.5)      (45.4)      (89.8)
                                                                             ---------  ---------   ---------  ----------
Cash Flow From Financing                                                        (35.8)     (33.4)      (49.6)      (94.0)

Net Change In Cash                                                                  -          -           -           -

                                   FOOTNOTES

     The unaudited pro forma consolidated balance sheet of Reorganized Foamex International as of February 25, 2007 has been adjusted to give effect to the reorganization as if it had occurred on such date (the "Pro Forma Consolidated Balance Sheet"). The Pro Forma Consolidated Balance Sheet reflects the financial position of the ongoing enterprise.

     The Pro Forma Consolidated Balance Sheet for February 25, 2007 is based on the latest currently available information, and on certain assumptions that the Debtors believe are reasonable under the circumstances. The Pro Forma Consolidated Balance Sheet does not purport to be indicative of the financial position and results that actually would have been obtained had the reorganization been completed as of the date and for the period presented or that may be obtained in the future.

     The Pro Forma Consolidated Balance Sheet was prepared to give effect to the Plan as if it became effective on February 25, 2007, and includes (a) the Exit Facilities, (b) the total contribution of new capital of $150 million from either the issuance of Additional Common Stock pursuant to the Rights Offering and the exercise of the Call Option (if exercised) or New Preferred Stock if the Put Option is exercised, (c) the satisfaction of those prepetition Claims required to be paid in Cash on the Intitial Distribution Date under the Plan (assumes payment of the Senior Secured Note Premium Settlement Amount), and (d) the payment of fees and other Administrative Claims as provided under the Plan.

     The amount of shareholders' equity in the Pro Forma Consolidated Balance Sheet is not an estimate of the trading values of the Post-Effective Date Common Stock after the Effective Date of the Plan, which values are subject to many uncertainties and cannot be reasonably estimated at this time. The Debtors do not make any representation as to the trading value of the Post-Effective Date Common Stock to be issued pursuant to the Plan.

     (1) Assumes an interest rate of LIBOR + 1.50% for the Revolving Credit Facility, LIBOR + 2.75% for the First Lien Term Loan Facility and LIBOR + 5.75 for the Second Lien Term Loan Facility for the duration of the Projection Period.

     (2) Includes unused line fees on the Revolving Credit Facility of approximately $0.4 million per annum.

     (3) Under the Additional Common Stock - Call Option Exercise scenario and the New Preferred Stock - Put Option Exercise scenario, NOL use of $30.6 million for 2007 and $36.7 million for each of 2008 and 2009 is assumed.

          The  effective  cash income tax rates are 2.9% in 2007,  15.9% in 2008 and 20.6% in 2009, which are lower than Reorganized Foamex International's estimated combined federal and state statutory income tax rate of 40% as utilization of NOLs is reflected.

          This presentation of financial statements under the New Preferred Stock - Put Option Exercise scenario assumes that a change of control occurs subsequent to the Effective Date of the Plan and that the use of NOLs in 2007 through 2009 is subject to the limitations imposed by ss.382 of the Internal Revenue Code and the application of IRS Notice 2003-65 Rollout. If a change of control were not to occur, NOL use may not be similarly limited and actual tax obligations could materially differ.

          For the purposes of this presentation, the taxes shown may vary from those presented under GAAP, and may result in a different value recorded for Net Income in fiscal years 2007, 2008 and 2009, but will have no impact on Cash Flow for these periods. Any differences that would ultimately be recorded for GAAP versus the effective tax rates are non-cash in nature

     (4)  EBITDA reflects operating profit plus depreciation and amortization.

     (5) Assumes a minimum cash balance of $6 million throughout the Projection Period.

     (6)  Includes debt issuance costs and other long-term assets.

     (7) Pre-transaction balance includes interest accrued on the Senior Secured Notes and the Senior Subordinated Notes.

     (8) The Revolving Credit Facility draw includes payment of any required commitment fees for the Exit Facilities, payments to financial advisors as success fees, payment of certain Claims under the Plan, payment of the Senior Secured Note Premium Settlement Amount, and payment of professional fees.

     (9)  Includes pension obligations.

     (10) Assumes prepetition liabilities are treated according to the Plan and that Class 3 votes to accept the Plan.

     (11) Reflects issuance of New Preferred Stock under the Put Option.

     (12) The Additional Common Stock - Call Option Exercise scenario reflects the issuance of Additional Common Stock of Reorganized Foamex International after payment of, among other things, (i) the Put Option Premium and receipt of the Call Option premium, (ii) the Senior Secured

          Note Premium Settlement Amount (i.e. $7,500,000), restructuring advisory fees, legal fees and other expenses related to the Rights Offering. The New Preferred Stock - Put Option Exercise scenario reflects adjustment to equity accounts for payment of, among other things, (i) the Put Option Premium and receipt of the Call Option premium, (ii) the Senior Secured Note Premium Settlement Amount, restructuring advisory fees, legal fees and other expenses related to the Rights Offering.

     (13) The Post-Exit balance sheet is based on the carrying value of Pre-Exit Foamex International and will not be re-measured at fair value using Fresh Start accounting as the ownership change will not exceed the 50% Fresh Start threshold.

     (14) Represents planned sales of closed and exited facilities.

THE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AICPA, THE FINANCIAL ACCOUNTING STANDARDS BOARD (THE "FASB") OR THE RULES AND REGULATIONS OF THE SEC. FURTHERMORE, THE FINANCIAL PROJECTIONS HAVE NOT BEEN AUDITED, REVIEWED OR SUBJECTED TO ANY PROCEDURES DESIGNED TO PROVIDE ANY LEVEL OF ASSURANCE BY THE DEBTORS'
INDEPENDENT PUBLIC ACCOUNTANTS, KPMG, LLP. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE FINANCIAL PROJECTIONS ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS, WHICH, ALTHOUGH DEVELOPED AND CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. THESE UNCERTAINTIES INCLUDE, AMONG OTHER THINGS, THE ULTIMATE OUTCOME AND CONTENTS OF A CONFIRMED PLAN OF REORGANIZATION AND THE TIMING OF THE CONFIRMATION OF SUCH PLAN. CONSEQUENTLY, THE FINANCIAL PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY OTHER PERSON, AS TO THE ACCURACY OF THE FINANCIAL PROJECTIONS OR THAT THE FINANCIAL PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THESE FINANCIAL PROJECTIONS.